                                                                    EXHIBIT 10.1

                          WESSEX WATER SERVICES LIMITED
                      INSTRUMENT OF APPOINTMENT AS A WATER
                             AND SEWERAGE UNDERTAKER


1.       Instrument of Appointment                            August 1989


Amendments

2.       Condition C: Infrastructure Charges                  1 April 1991



3.       Condition F: Accounts & Accounting                   4 March 1993
         Information


4.       Condition B: Charges - Interim                       1 April 1991
         determinations and provision of information to director


5.       Condition K: Ring Fencing and disposals of           1 April 1996
         land

6.       Condition Q: Payments for supply                     19 April 1997
         interruptions in drought conditions


7.       Condition F9.3: Regulatory Accounts:                 8 May 1997
         Reporting Requirements


8.       Tidworth Inset                                       1 September 1998


Amendments Pending


9.       Wessex Water & Enron Corp. (Notice of                October 1998
         proposed modifications)


10.      Condition B: Large User Amendment and                1 April 2000
         Five Year Periodic Reviews

                          DEPARTMENT OF THE ENVIRONMENT




                          Instrument of Appointment by
                   The Secretary of State for the Environment
                        Of Wessex Water Services Limited
          as a water and sewerage undertaker under the Water Act 1989




















                                                 Department of the Environment
                                                                   August 1989

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
The Appointments
         The Appointments to be a water and sewerage undertaker             1

Schedule 1: Area for which the Appointments are made

1.       The Water Supply Area                                              2

2.       The Sewerage Services Area                                         3

3.       Interpretation and Construction of Schedule I                      3

         Appendix:
         Part I, which lists premises comprised
         in the Water Supply Area                                           5

         Part II, which lists premises not comprised
         in the Water Supply Area                                           5

Schedule 2: Conditions Of the Appointments

Condition A:  Interpretation and Construction

1 & 2.   General provisions as to interpretation and construction           6

3.       Defined terms used in the Conditions                               6

4.       References to the Water Authority to include references to the
         Water Authority's predecessors in title in certain circumstances   9

5.       Notifications                                                      9

6.       Principles of construction which are to apply when one
         Appointment only is terminated                                     9

7.       References to the Director of questions arising as to the extent
         of the Water Supply Area and the Sewerage Services Area            10

Condition B:  Charges

Part I.  Explanatory Provisions

1.       Introduction                                                       11

2.       Defined terms which apply for the purposes of all Parts of
         Condition B                                                        12

3.       References to the Appointee to include references to the Water
         Authority in certain circumstances                                 19

Part II. Restriction of Standard Charges for Basket Items

4.       The Charges Limited (RPI + K)                                      19

5.       Matters Affecting the Charges Limit and the calculation
         of the Weighted Average Charges Increase                           20

6.       Verification of compliance with the Charges Limit                  21

7.       Transitional Provisions                                            23

Part III. Periodic Reviews

8.       Periodic Reviews of the Appointed Business initiated by
         the Director at Five-yearly Intervals                              23

9.       Periodic Reviews of the Appointed Business at regular              24
         Ten-yearly intervals

10.      Periodic Reviews of the Appointed Business initiated by
         the Appointee at Five-yearly Intervals                             25

11.      Periodic Reviews of the Appointed Business where a
         Termination Notice has been given                                  25

12.      Effect of termination of the Appointments (or either of
         them) on Periodic Reviews                                          26

Part IV. Interim determinations

13.      Matters of Interpretation and construction which apply for
         the purposes of Part IV                                            26

14.      References to the Director relating to Notified Items and Relevant
         Changes of Circumstance and circumstances having a substantial
         adverse effect on the Appointed Business                           42

15.      Changes to the Adjustment Factor initiated by the Director
         relating to Notified Items and Relevant Changes of Circumstance    48

Part V.  References to the Monopolies Commission and Modification
         Of Condition B

16.      References to the Monopolies Commission                            49

17.      Modification of Condition B following Periodic Reviews and
         references to the Director or the Monopolies Commission            50

Part VI. Provision Of Information to the Director

18.      Information required to be furnished by the Appointee to
         the Director                                                       50

Condition C:  Infrastructure Chines

1.       Interpretation and Construction                                    55

2.       Restriction of Infrastructure Charges                              55

3.       Changes to the Infrastructure Charge Limits                        57

4.       References to the Monopolies Commission                            60

5.       Modification of Condition C                                        61

Condition D:  Charges Schemes

1.       Interpretation and Construction                                    62

2 & 3  Requirement to have in effect a charges scheme                62 and 63

4.       Provisions required to be included in charges schemes
         relating to Infrastructure Charges                                 63

5.       Disclosure of Information relating to charges schemes              63

6.       Section 75 agreements                                              63

Condition E:  Prohibition on Undue Discrimination and Undue
              Preference and Information on charges

1.       Charges to which Condition E applies                               64

2.       Prohibition of undue preference and undue discrimination
         in relation to classes of customer                                 64

3.       Prohibition of undue preference and undue discrimination
         in relation to individual customer                                 64

4.       Requirement to provide Information to the Director about
         compliance with the Condition                                      64

5.       Requirement to provide Information to the Director about
         supplies, services and functions to which the Condition
         applies                                                            64

6.       Matters to which the Condition does not apply                      64

7.       Transitional Provisions                                            65

Condition F:  Accounts and accounting information

1.       Introduction                                                       67

2.       Interpretation and Construction                                    67

3.       Accounting Records                                                 69

4.       Accounting Statements                                              69

5.       Segmental Information                                              70

6.       Transactions entered into by the Appointee and the Appointed
         Business with or for the benefit of Associated Companies or
         Other businesses or activities of the Appointee                    73

7.       Basis of allocations and apportionments                            74

8.       Current Cost Accounting Statements                                 75

9.       Audit and publication of accounting statements                     76

10.      References to the Monopolies Commission                            77

Appendix, which lists information to be disclosed under 6                   78

Condition G:  Code of Practice for Customers and relations with the
              Customer Service Committee

1.       Scope of Code of Practice                                          80

2.       Review of Code of Practice                                         80

3.       Consultation with the Customer Service Committee                   81

4.       Director's approval of revised Code of Practice                    81

5.       Modifications to Code of Practice required by the Director         81

6.       Publicity                                                          81

7.       Complaints procedure                                               82

8.       Identification of personnel                                        82

9 - 11   Meetings with the Customer Service Committee                       82

Condition H:  Code or Practice and Procedure on Disconnection

1.       Scope of Code of Practice                                          83

2.       Review of Code of Practice                                         83

3.       Consultation with the Customer Service Committee                   83

4.       Director's approval of revised Code of Practice                    83

5.        Modifications to Code of Practice required by the Director      83

6.        Publicity                                                       84

7.        Disconnection procedure                                         84

8.        Information about disconnections to be provided to the
          Customer Service Committee                                      86

Condition I:  Code of Practice and Procedure on Leakage

1.        Definition of "supply pipe"                                     87

2.        Scope of Code of Practice                                       87

3.        Review of Code of Practice                                      87

4.        Consultation with the Customer Service Committee                87

5.        Director's approval of revised Code of Practice                 87

6.        Modifications to Code of Practice required by the Director      87

7.        Publicity                                                       88

8.        Procedure for adjusting charges where there is an unidentified
          leak                                                            88


Condition J:  Levels of Service Information and Service Targets

Part I:   Levels  of Service Information

1.        Provision of Information                                        89

2.        Report, certificates etc.                                       90

Part II.  Service Targets

3.        Setting of Service Targets by the Appointee                     91

4.        Monitoring of Service Targets                                   91

5.        Reporting on Service Targets                                    92

6.        Measures to achieve Service Targets                             93

Part III. Certification and Verification of Information

7.        Auditors' Certificate                                           94

8 - 12.   Director's investigations                                       94-96

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


Part IV. Publication of Information

13.      Publication of Levels of Service Information and Service
         Target Reports                                                     96

Condition K:  "Ring Fencing" Disposals of Land and Changes of Use of Land

1.       Introduction                                                       97

2.       Interpretation and Construction                                    97

3.       "Ring Fencing"                                                     100

4.       Disposals of protected land other than disposals by
         auction or formal tender or to Associated Companies                101

5.       Disposals of protected land by anction or formal tender            106

6.       Disposals of protected land to Associated Companies                107

7.       Changes of use of protected land                                   109

8.       Disclosure of Information to Valuers                               112

Condition L:  Underground Asset Management Plans

1.       Interpretation and Contraction                                     113

2.       Duty to furnish Information                                        114

3.       Information Systems                                                117

4.       Reports                                                            118

5.       General                                                            120

Condition M:  Provision of Information to the Director

1.       Requirement to furnish Information to the Director                 122

2.       Form etc. in which Information to be furnished                     122

3-6.     Restrictions on scope of Information which the Appointee
         can be required to furnish under Condition M                       122

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


Condition N:  Fees

1.       Interpretation and Construction                                    123

2.       Fees                                                               123

3.       Limit on renewal fee and special fee                               124

4.       Retail Prices Index                                                126

Condition O:  Circumstances in which a replacement appointment may be made

         Requirement to give at least 10 years notice, expiring not earlier than 25 years after the transfer date, to terminate either
         Appointment                                                        127

Guide to Defined Terms                                                      128

Table of Contents                                                         Page
-----------------                                                         ----

The Appointments                                                            1

Schedule 1:  Area for which the Appointments are made                       2

Schedule 2:  Conditions of the Appointments                                 6

A.       Interpretation and Construction                                    6

B.       Charges                                                            11

C.       Infrastructure Charges                                             54

D.       Charges Schemes                                                    61

E.       Prohibition on Undue Discrimination and Undue
         Preference and Information on charges                              63

F.       Accounts and accounting information                                67

G.       Code of Practice for Customers and relations
         With the Customer Service Committee                                80

H.       Code of Practice and Procedure on Disconnection                    83

I.       Code of Practice and Procedure on Leakage                          87

J.       Levels of Service Information and Service Targets                  90

K.       "Ring Fencing", Disposals of Land and Changes of Use of Land       98

L.       Underground Asset Management Plans                                 114

M.       Provision of Information to the Director                           123

N.       Fees                                                               124

O.       Circumstances in which a replacement appointment may be made       128

Guide to Defined Terms                                                      129

THE APPOINTMENTS

1. The Secretary of State, in exercise of the powers conferred on him by sections 11 and 14 the Water Act 1989 ("the Act"), hereby appoints Wessex Water Service: Limited ("the Appointee") to be the water undertaker for the area described in paragraph 1 of Schedule 1 and to be the sewerage undertaker for the area described in paragraph 2 of
         Schedule 1, subject to the Conditions set out in Schedule 2.

2. The appointments contained in this instrument ("the Appointments") shall come into force on the day appointed as the transfer date under section 4 of the Act.






Authorized by the                                 /s/ R. S. DUDDING
Secretary of State to                             ----------------------------
sign in that behalf                               R. S. DUDDING
                                                  An Assistant Secretary in the
                                                  Department of the Environment

                                                                 24 August 1989

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SCHEDULE 1:       Area for which the Appointments are made

1.       The Water Supply Area

1.1 The area for which the Appointee is appointed to be the water undertaker ("the Water Supply Area") comprises:

      (1) the area the boundaries of which (other than the seaward boundary) are more particularly delineated by the line shaded pink in the Water Supply Area Map and the seaward boundary of which is as described in sub-paragraph 1.2, the area described in this sub-paragraph (1) being shown for identification only in the map entitled "the Water Supply
          Area: Map Sheet Identification Map" accompanying and forming part of this instrument;

      (2) those islands (if any) comprised in the area which immediately before the transfer date was the area as respects which the Water Authority exercised its water supply functions under the 1973 Act and which are not comprised in the area for which any appointment has been made under section 11(4)(a) or the Act; and

      (3) the premises listed in Part I of the Appendix to this Schedule but excludes the premises listed in Part II of the Appendix to this Schedule.

1.2 The seaward boundary of the area described in sub-paragraph 1.1(1) and of the islands referred to in sub-paragraph 1.1(2) is the seaward boundary of the Water Authority's area immediately before the transfer date for purposes of the 1973 Act but excluding therefrom so much of that area for which any appointment has been made under section 11(4)(a) of the Act.


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


2.    The Sewerage Services Area

2.1 The area for which the Appointee is appointed to be the sewerage undertaker ("the Sewerage Services Area") comprises:


      (1) the area the boundaries of which (other than the seaward boundary) are more particularly delineated by the line shaded pink in the Sewerage Services Area Map and the seaward boundary of which is as described in sub-paragraph 2.2. the area described in this sub-paragraph (1) being shown for identification only in the map entitled "the Sewerage Services Area: Map Sheet Identification Map" accompanying and forming part of this instrument;

      (2) those islands (if any) comprised in the area which immediately before the transfer date was the Water Authority's area for the purposes of section 14 of the 1973 Act; and

      (3) Steep Holm.

2.2 The seaward boundary of the area described in sub-paragraph 2.1(1) and of the islands referred to in sub-paragraph 2.1(2) is the boundary which was the seaward boundary for the purposes of Section 14 or the 1973 Act of the area which immediately before the transfer date is the Water Authority' s area for those purposes.

2.3   The seaward boundary or Steep Holm is the low water mark.

3.    Interpretation and Construction

      In this Schedule:

          "the 1973 Act" means the Water Act 1973;

          "the Sewerage Services Area Map" means the maps signed on behalf or the Secretary of State accompanying and forming part of this instrument numbered 8 S 1 - 8 S 8 inclusive;

          "the Water Authority" means the Water Authority of which the Appointee is the successor company under the Act;

          "the Water Supply Area Map" means the maps signed an behalf of the Secretary of State accompanying and forming part or this instrument numbered 8 W 1 - 8 W 6 inclusive 8 W 6a and 8 W 6b, and 8 W 7 - 8 W 12 inclusive;

          words and expressions used in this Schedule shall have the same meaning as in any provision or the 1973 Act.

                                    APPENDIX

Part:I: Additional premises outside the boundary of the Water Supply Area Map but comprised in the Water Supply Area

                                       GRID REFERENCE
Hawtrys School, Hawtrys,               SU2463
Savernake Forest,
Marlborough, Wiltshire

Callow Hill Farm, Wootton              SU036844
Bassett, Wiltshire

The Knotts, Common Road,               SU040893
Minety

Part II: Premises inside the boundary of the Water Supply Area Map but not comprised in the Water Supply Area

                                       GRID REFERENCE
Old Farm, Lyneham, Wiltshire           SU0077

Penn Cross Farm, Wootton               SY347944
Fitzpaine, Charmouth;
Dorset

SCHEDULE: Conditions of the Appointments

Condition A: Interpretation and Construction

1.    Unless the contrary intention appears:

      (1) words and expressions used in these Conditions and references in these Conditions to enactments shall be construed as if they were in an Act of Parliament and the Interpretation Act 1973 applied to them;

      (2) references in these Conditions to enactments shall include any statutory modification thereof after the transfer date;

      (3) words and expressions used in these Conditions shall have the same meaning as in any provision of the Act;

      (4) references in these Conditions to sections and Schedules are references to sections of, and Schedule: to, the Act; and

      (5) references in these Conditions to paragraphs are references to paragraphs of the Condition in which the reference appears and references to sub-paragraphs are references to sub-paragraphs of the paragraph in which the reference appears.

2.    In construing these Conditions:

      (1) the heading or title of any Condition or of any paragraph of any Condition shall be disregarded; and

      (2) any description of the purposes of a Condition shall be construed subject to the provisions of the rest of the Condition in which that description appears.

3.    Unless the context otherwise requires, in these Conditions:

      "the 1937 Act" means the Public Health (Drainage of Trade Premises) Act 1937;

      "the 1985 Act" means the Companies Act 1985;

      "the Appointed Business" means the business consisting of the carrying out by the Appointee of the Regulated Activities;


      "the Area" means the area for which for the time being the Appointee holds the appointment as water undertaker or, as the case may be, sewerage undertaker;

      "Associated Company" means any Group Company or Related Company;

      "the Auditors" means the Appointee's auditors for the time being appointed in accordance with the 1985 Act;

      "books and records" means any and all books, records, files, maps, plans, documents, papers, accounts, estimates, returns and other data of whatsoever nature and whether or not created recorded or maintained in a document;

      "Charging Years" means a year commencing on 1st April;

      "the Customer Service Committee" means the customer service committee to which the Appointee is allocated under section 6;

      "domestic customer" means the occupier of domestic premises;

      "domestic premises" means any premises used wholly or partly as a dwelling or intended for such use;

      "financial year" means a financial year of the Appointee beginning and ending on the respective dates referred to in section 227(2) of the 1985 Act;

      "Group Company" means any subsidiary or holding company or the Appointee and any subsidiary of any holding company of the Appointee (other than the Appointee);

      "Information" means information which is in the possession of the person required to furnish it or which it can reasonably obtain or which it can reasonably prepare from information which is in its possession or which it can reasonably obtain, and information which is required to be furnished under any of these Conditions shall be furnished, subject to an provisions of the Condition under which that information is required to be furnished, in such form and manner as the Director may reasonably require;

      "Periodic Review" means a review of the Appointed Business carried out under paragraph 8, 9, 10 or 11 of Condition B, but so that references in Part IV & Condition B to a Periodic Review shall exclude any review carried out under paragraph 11 of that Condition and shall include the determination by the Monopolies Commission of the relevant questions or, as the case may be, the disputed determination referred to it under paragraph 16 of Condition B following the giving of a Review Notice under paragraph 8 or the giving of Information to the Director in accordance with Paragraph 9 or a reference under paragraph 10;

      "Prior Year" means the year commencing 1st April immediately prior to the relevant Charging Year;

      "Reference Notice" means a notice given to the Director under paragraph
          10, 11 or l4 of Condition B;

      "the Regulated Activities" means the functions of a water undertaker or as the case may be, a sewerage undertaker and, for the avoidance of doubt, references to the functions of a water undertaker or, as the case may be, a sewerage undenaker shall include references to the duties imposed on water undertaker or, as the case may be, a sewerage undertaker;

      "Related Company" means any company in relation to which the Appointee or any Group Company is a Related company within the meaning of paragraph 92 of Schedule 4 to the 1985 Act or which is such a Related company in relation to the Appointee or any Group Company;

      "Relevant Premises" means any office premises occupied by the Appointee in relation to the Appointed Business and to which members of the public have access;

      "the Retail Price Index" means the General Index of Retail Prices published by the Department of Employment each month in respect of all items or, if the said index for the month of November is not published by 31st December next following such index for such month as the Director may not later than 7th January next following determine to be appropriate in the circumstances, after such consultation with the Appointee as is reasonably practicable, and in such a case references to the Retail Prices Index shall bc construed for the purpose of all subsequent calculations for which the value of the Retail Prices Index for that year is relevant as references to that other index;

      "Review Charging Year" means the first of the Charging Years in respect of which any Periodic Review is carried out;

      "the Review Notice Date" means the first day of January which is fifteen months before the first day of the Review Charging Year;

      "Sewerage Infrastrucure Charge" means such a charge as is described in section79(2)(b);

      "trade effluent" has the same meaning as in the 1937 Act;

      "the Water Autbority" means the Water Authority of which the Appointee is the successor company;

      "Water Infrastructure Charge" means such a charge as is described in section 79(2)(a).

4. In the definition of "Excluded Charges" and "Standard Charges" in Condition B and in Condition E, references to the Water Authority shall include references to the Water Authority's predecessors in title.

5. Any notification required or permitted to be given under any Condition shall be given in writing and cognate expressions shall be construed accordingly.

6. Where one only of the Appointments is terminated, so much of the provisions at thest Conditions as applies or is relevant exclusively to the Appointment which has been so terminated or to the activities of an undertaker holding an appointment of the kind which has been so terminated shall cease to have effect as from the date on which the termination of that Appointment takes effect.

7. The Appointee may refer to the Director for determination by him (having considered any representations by the Appointee and any other water undertaker or, as the case may be, sewerage undertaker) any question arising as to whether any area, island, premises or installation is, or, as the case may be, are, comprised within the Water Supply Area or, as the case may be; the Sewerage Services Area, as those expressions are defined in Schedule 1 to this instrument.

Condition B: Charges

Part I. Explanatory Provisions

1.    Introduction

      The purposes of this Condition are set out in the following sub-paragraphs.

1.1 To limit increases in standard charges made by the Appointee for the supply of water, the provision of sewerage services and the reception, treatment and disposal of trade effluent. The weighted average increase is limited to the sum of the movement in the Retail Prices Index and an Adjustment Factor, called K.

      Changes in metered charges are calculated by reference to actual consumption in a Weighting Year (a financial year of the Appointee). Changes in unmetered charges are calculated by reference to caanges in average revenue per chargeable supply calculated on the customer base as at the preceding 1st December. Changes are weighted in proportion to the contribution which each type of charge makes to total revenue in the Weighting Year.

      These matters are dealt with in Part II under the heading "Restriction of Standard Charges for Basket Items".

1.2 To provide for a review of the Appointed Business to be carried out by the Director at 5 or 10 yearly intervals so that the Director can determine whether the Adjustment Factor should he changed. Except as expressly provided in this Condition all reviews will cover periods of ten consecutive years. This is dealt with in Part III under the heading "Periodic Reviews".

1.3   To enable the Appointee:

      (1) to refer to the Director for determination at 5 yearly intervals the question whether the Adjustment Factor should be changed;

      (2) to refer to the Director for determination from time to time the question or changing the Adjustment Factor to allow for Notified Items and Relevant Changes of Circumstance;

      (3) to refer to the Director for determination at any time the question of changing the Adjustment Factor where circumstances have a substantial adverse effect on the Appointed Business; and

      (4) where notice to terminate either or both of the Appointments has been given, to refer to the Director for determination the question what the Adjustment Factor should be in the future, on the assumption that the relevant Appointment or, as the case may be, the Appointments were to continue in force, for the purpose of facilitating consideration of the terms on which a new appointee could accept transfers of property, rights and liabilities from the Appointee, as provided in section 12(4).

      These matters are dealt with in part IV under the heading "Interim Determinations".

1.4 To provide for the Director to initiate changes to the Adjustment Factor to allow for Notified Items and Relevant Changes of Circumstance. This is also dealt with in Part IV.

1.5 To enable the Appointee to require the Director to refer to the Monopolies Commission matters arising out of determinations by the Director referred to in sub-paragraphs 1.2 and 1.4 and references referred to in sub-paragraph 1.3. These matters are dealt with in Part V under the heading "References to the Monopolies Commission and Modification of this Condition".

1.6 To require the Appointee to give Information to the Director to enable him to make determinations under this Condition. This is dealt with in Part VI under the heading "Provision of Information to the Director".

2.    Defined terms which apply for the purposes of all Parts of this Condition

      In this Condition:

      references to "the Appointed Business" shall be construed as if the Appointed Business included the management and holding by the Appointee of any protected land for so long as it is ndt transferred under paragraph 7 of Condition K;

"Average Charge Per Chargeable Supply" means in respect or a specified
      Unmeasured Basket Item for a specified year, the amount R where
                                                              -
                                                              N

      R is the annual revenue (exclusive of VAT which would accrue to the Appointee in respect of the specified Unmeasured Basket Item if all Standard Charges (other than Excluded Charges) made or to be made in respect of that Unmeasured Basket Item in the specified year were applied to all Chargeable Supplies of the Appointee which would have been subject to those Standard Charges as at 1st December preceding the specified year

      N is the number of Chargeable Supplies as at such 1st December for which the Appointee would have been entitled to make those Standard Charges;

"Basket Items" are

      (1) unmeasured water supply.
      (2) unmeasured sewerage services,
      (3) measured water supply,
      (4) measured sewerage services, and
      (5) reception, treatment and disposal of trade effluent

      where

      (a) a measured supply or service is one where all or some or the charges for that supply or service are based on measured quantities of volume and an unmeasured supply or service is any other; and

      (b) sewerage services includes sewage treatment and disposal and excludes reception, treatment and disposal of trade effluent;

"Chargeable Supply" means any supply of water or any provision of sewerage services for which charges are payable;

"Excluded Charges" unless and until otherwise agreed between the Director and the Appointee, are

(1) amounts payable in respect of an unmeasured supply of water by means of stand-pipes or water tanks and in respect of the erection or maintenance of stand-pipes or water tanks;

(2)   charges for a supply of water provided by the Appointee under section 48,

(3) charges for the reception and disposal by the Appointee, or other person specified by the Appointee or, as the case may be, the Water Authority, of matter delivered to the Appointee or such other person by a collection authority in pursuance of section 14(9) of the Control of Pollution Act 1974;

(4)   charges for unmeasured supplies of water to cattle troughs.;

(5)   charges for unmeasured building water supplies;

(6) amounts payable in respect of an unmeasured supply of water by means of bowsers or water tankers; and

(7) charges for unmeasured supplies of water to farm taps and other agricultural water points

AND, for the avoidance of doubt, but without prejudice to the meaning of Standard Charges in respect of Basket Items, shall also include

(8)   charges payable for any such connection as is described in section 79(2);

(9)   charges for a supply of water in bulk to another water undertaker;

(10) amounts payable under any such agreement as is described in section 126(1)(b) (including any such agreement entered into by the Water Authority under section 81 of the Water Resources Act 1963 with respect to any of the matters referred to in sections 8l(l)(b) and 81(1)(d) of that Act as, by virtue or paragraph 29(1) of Schedule 26, has effect on and after the transfer date as a thing done by the Appointee); and

(11) charges payable under any agreement for any unmeasured supply of water or unmeasured sewerage services which are calculated by reference to the rateable value of hereditaments, occupied by the person to whom the supply or services are provided, fixed in accordance with section 32, 33 or, as the case may be, 34 of the General Rate Act 1967 or, as the case may be, fixed in accordance with section 54 of the Local Government Finance Act 1988 but so that where this Condition requires reference to be made to Excluded Charges in a Charging Year prior to that stating on 1st April 1990 the expression "Excluded Charges" shall be read and construed as though:

(a) there were added to sub-paragraph (2) of this definition the words "and charges for a supply of water provided by the Water Authority under section 37 of Schedule 3 to the 1945 Act";

(b) there were added to sub-paragraph (3) of this definition the words "and charges for the reception and disposal by the Water Authority, or other person specified by the Water Authority, of matter delivered to the Water Authority or such other person by a collection authority in pursuance of section 14(9) of the Control of Pollution Act 1974"; and

(c) there were added to sub-paragraph (10) of this dermition the words "and any agreement entered into by the Water Authority under section 81 af the Water Resources Act 1963 with respect to any of the matters referred to in sections 81(1)(b) and 81(1)(d) of that Act";

"Measured Basket Items" means items (3), (4) and (5) in the definition of Basket Items;

"Non-volumetric Charge" is a charge which is not based on measured quantities of volume;

"the Relevant Charging Year" means a Charging Year starting on 1st April
      1995 or on the fifth anniversary of the first day of the first of the

      Charging Years in respect of which the last Periodic Review was carried out;

"Standard Charges" means

      (1) charges fixed under any such charges scheme as is referred to in section 76;
      (2) charges payable under any such agreement as is referred to in section 75 (including any such agreement made or entered into by the Water Authority under section 30 of the 1973 Act as, in accordance with a scheme under Schedule 2, is transferred to the Appointee) under or for which all the charges payable are in accordance with standard charges published or fixed by the Appointee or, as the case may be, the Water Authority;
      (3) charges payable where a discharge is made in pursuance of a consent given by the Appointee for the purposes of the 1937 Act under or for which all the charges payable are in accordance with standard charges published or fixed by the Appointee;
      (4) charges determined by agreement in respect of a supply of water provided by the Appointee for non-domestic purposes where all the charges so determined in respect of that supply are in accordance with standard charges published or fixed by the Appointee;
      (5) charges fixed under any such charges scheme made by the Water Authority under section 31 of the 1973 Act as, by virtue of paragraph 16(1) of Schedule 26, has effect on and after the transfer date as if it were a charges scheme made under section 76 by the Appointee;
      (6) charges payable under any such consent or agreement under the 1937 Act as, by virtue of paragraph 13 of Schedule 26, has effect on and after the transfer date as if it were given or entered into by the Appointee under which all the charges payable are in accordance with standard charges published or fixed by the Water Authority or, as the case may be, the Appointee; and
      (7) charges in respect of any such supply which the Water Authority was under a duty to make under section 27 of the 1945 Act as, by virtue of paragraph 8 of Schedule 26, is a supply which the Appointee is under a duty to make on and after the transfer date where all charges in respect of such supply are in accordance with standard charges published or fixed by the Water Anthony or, as the case may be, the Appointee but so that where this Condition requires reference to be made to Standard Charges in a Charging Year prior to that starting on 1st April 1990 the expression "Standard Charges" shall be read and construed as though:

(a) there were added to sub-paragraph (5) of this definition the words "and any charges scheme made by the Water Authority under section 31 of the 1973 Act";

(b) there were added to sub-paragraph (6) of this definition the words 11 and any consent or agreement given or entered into by the Water Authority under the 1937 Act under which all the charges payable were in accordance with standard charges published or fixed by the Water Authority",

(c) there were added to sub-paragraph (7) of this definition the words "and any such supply which the Water Authority was under a duty to make under section 27 of the 1945 Act, where all the charges in respect of such supply were in accordance with standard charges published or fixed by the Water Authority"; and

(d) there were added a further sub-paragraph, (8), as follows: "charges payable under any consent, agreement, scheme or other instrument given, made or entered into by the Water Authority under any enactment or subordinate legislation under which it is empowered to make charges under which all the charges payable were in accordance with standard charges published or fixed by the Water Authority".

In this definition references to standard charges published or fixed by the Appointee or the Water Authority are to such charges, whether published or fixed under a charges scheme or otherwise;

"Termination Notice" means a notice given in accordance with Condition O;

"Unmeasured Basket Items" means items (1) and (2) in the definition of Basket Items,

      "Weighted Average Charges Increase" means the sum calculated as follows:

         W(t) = [E]i      A(t)(i)           +  [E]j        B(t)(j)
                          ---------  .r(i)                 ---------  .r(j)  -1
                          A(t-1)(i)                        B(t-1)(j)


Where

W(t) is the Weighted Average Charges Increase for the Charging Year

i is an index identifying the two Unmeasured Basket Items

j is an index identifying the three Measured Basket Items

[E]i requires summation over the two Unmeasured Basket Items

[E]j requires summation over the three Measured Basket Items

A(t)(i) is the Average Charge Per Chargeable Supply in respect of Unmeasured Basket Item i for the Charging Year

A(t-1)(i) is the Average Charge per Chargeable Supply in respect of Unmeasured Basket Item i for the Prior Year.

B(t)(j) is the Weighting Year Revenue in respect of Measured Basket Item j for the Charging Year.

B(t-1)(j) is the Weighing Year Revenue in respect of Measured Basket Item j for the Prior Year.

r(i) or r(j) is the revenue (exclusive of VAT) which accrued to the Appointee in the Weighting Year from all Standard Charges other than Excluded Charges (including, in the case of Measured Basket Items, any Non-volumetric Charge) in respect of Unmeasured Basket Item i or Measured Basket Item j (as the case may be), divided by the aggregate of such revenues for all five Basket Items;

"Weighting Year" means the financial year of the Appointee ended last before 7th October in the Prior Year;

"Weighting Year Revenue" means the revenue (exclusive of VAT) which would have accrued to the Appointee in the Weighting Year in respect of the specified Measured Basket Item, if all Standard Charges other than Excluded Charges (including any Non-volumetric Charge) made or to be made in respect of that Measured Basket Item in the Charging Year or, as the case may be, the Prior Year had applied.

3. Where the calculation of the Weighted Average Charges Increase requires reference to be made to circumstances existing at any ume or during any period prior to the transfer date. references to the Appointee shall include references to the Water Authority.

Part II. Restriction of Standard Charges for Basket Items

4.    The Charges Limit

4.1 The Appointee shall ensure that the Weighted Average Charges Increase in any Charging Year (beginning with the Charging Year starting on 1st April
      1990) when expressed as a percentage does not exceed the Charges Limit.

4.2   The Charges Limit is the percentage calculated as RPI + K, where

           RPI is the percentage change (expressed, in the case of an increase, as a positive number, in the case of a decrease, as a negative number and, in the case of no change, as zero) in the Retail Prices Index between that published for the month of November in the Prior Year and that published for the immediately preceding November

           K is the Adjustment Factor.

4.3   The Adjustment Factor is:

      (1) for each Charging Year starting on 1st April in the year specified in Column (1) of the table below, the number set opposite that Charging Year in Column (2) of the said table (or such other number, which may be a positive or negative number or zero, as shall from time to time be determined under this Condition):

      (1)                                         (2)
      1990                                        4.5
      1991                                        4.5
      1992                                        4.5
      1993                                        4.5
      1994                                        4.5
      1995                                        4.5
      1996                                        4.5
      1997                                        4.5
      1998                                        4.5
      1999                                        4.5

      (2) for each subsequent Charging Year, such number (which may be a different number for any Charging Year and may be a positive or negative number or zero) as Shall from time to time bave been determined under this Condidon or, if none, zero.

4.4 If the Weighted Average Charges Increase in any Charging Year is less than the Charges Limit then the Charges Umit for the following Charging Year shall be increased by the amount of such deficiency.

4.5 The Charges Umit for the Charging Year starting on 1st April 1992 and each subsequent Charging Year gall only be increased by virtue of sub-paragraph
      4.4 to the extent that such deficiency is not attributable to any Charging Year ended three or more years previously.

5. Matters Affecting the Charies Limit and the calculation of the Weighted Average Charges Increase

5.1   Where the Appointee determines:

      (1) to make a material change (other than one which relates solely to the amount of a charge) to the basis on which it makes or calculates any Standard Charge, or Standard Charges taken as a whole, (other than Excluded Charges) for the supply of water or the provision or sewerage services or the reception, treatment and disposal of trade effluent;

      (2) to make a material change to the scope of any such scheme, agreement or consent as is referred to in the definition of "Standard Charges" (insofar as such change relates to charges, other than Excluded Charges, for the supply of water or the provision of sewerage services or the reception, treatment and disposal of trade effluent); or

      (3) to change the basis on which the Appointee treats supplies of water or provisions of sewerage services as separate supplies or provisions for the purpose of making Standard Charges (other than Excluded Charges) which affects the calculation of Average Charge Per Chargeable Supply it shall:

      (a)  notify the Director; and

      (b) furnish to the Director such explanations and Information relating to such change as the Director considers requisite or expedient having regard to the purposes of this Condition.

5.2 Where there is a material change to the basis of compiling the Retail Prices Index this Condition, insofar as it relates to that part of the calculation of the Charges Limit to which the Retail Prices Index is relevant, shall be modified in such manner as the Director, after prior consultation with the Appointee, may determine to be appropriate to take account of such change.

6.    Verification of compliance with the Charges Limit

6.1   Statements

      The Appointee shall deliver to the Director the following statements:

      (1) not later than two months before the start of each Charging Year a statement in writing (a "Principal Statement") of:

           (a) the revenue which accrued in the Weighting Year from all Standard Charges (including, in the case of Measured Basket Items, any Non-volumetric Charge), other than Excluded Charges, in respect of each Unmeasured Basket Item i and each Measured Basket Item j;

           (b) the aggregate revenue which accrued in the Weighting Year from all such Standard Charges; and
           (c) the amount of each and every type or category of charge for the supply of water; the provision of sewerage services or the reception, treatment or disposal of trade effluent which the Appointee proposes to make of a kind specified in the definition of "Standard Charges" as at the commencement of that Charging Year which are not Excluded Charges (and for this purpose where the Appointee proposes to charge different prices per cubic metre of water supplied depending upon the volume of water supplied or the time of supply or the category of customer or any other variable factor then each such price shall be treated as a different type or Category of charge);

      (2) not later than two months, or such later date as the Director may allow, before the date during any Charging Year as from which the Appointee proposes to make or fix a new Standard Charge (which is not an Excluded Charge) for the supply of water or the provision of sewerage services or the reception, treatment or disposal of trade effluent or to increase or decresse the amount of any such charge a statement in writing (a "Supplemental Statement") of the new charge or the amount by which the Appointee proposes to increase or decrease the amount of that charge.

      Any Principal Statement or Supplemental Statement shall be accompanied by the information necessary to calculate At(i) and At-i(i) and Bt(j) and Bt-1(j) in the definition of Weighted Average Charges Increase and a written statement of those calculations.

6.2   Auditors' Report

      Any Principal Statement shall be accompanied by a report by the Auditors as to whether, in their opinion, the information included in that Principal Statement under sub-paragraphs 6.l(l)(a) and (b) has been properly extracted from the relevant accounting statements prepared and delivered by the Appointee under paragraph 4 of Condition F and from the Appointee's accounting records and such other records of the Appointee as the Auditors consider relevant for the purpose of making their report and as to whether, in their opinion, the calculations delivered by the Appointee with that

      Principal Statement are in accordance with this Condition and with the Appointee's accounting and such other relevant: records.

7.    Transitional Provisions

7.1 Save with the prior written approval of the Director or as permitted under the terms of any agreement or arrangement entered into or made by the Water Authority before the transfer date, the Appointee shall not increase the amount of any Standard Charge (other than an Excluded Charge) for any supply of water provided, or provision of sewerage services made, or reception, treatment and disposal of trade effluent which takes place, at any time before 1st April 1990 or in respect of, any period ending before that date from the amount of such Standard Charge as at the transfer date.

7.2 The Director, after consultation with the Appointee, may modify this Condition by prior notice to the Appointee at any time and from time to time while the Appointee is wholly owned by the Crown by changing the Adjustment Factor. Any such modification shall have effect from the date and in respect of the Charging Years specified in the relevant notice, not being a Charging Year starting before the Director gives such notice.

Part III. Periodic Reviews

8 Periodic Reviews of the Appointed Business initiated by the Director at Five-yearly Intervals

8.1 Where the Director so requires by notice to the Appointee (a "REVIEW NOTICE") given at any time on or before,: the Review Notice Date the Appointee shall furnish to the Director such Information as the Director may reasonably require to enable him to carry out a Periodic Review for the purpose of determining the question whether having regard to all the circumstances which are relevant in the light of the principles which apply by virtue of Part I of the Act in relation to the Director's determination, including, without limitation, any change in, circumstance which has occurred since the transfer date or, as the case may be, the last Periodic Review or which is to occur) the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor) for the ten consecutive Charging Years starting on 1st April 1995 or any such later date specified in the relevant Review Notice which is the fifth anniversary of:

      (1)  1st April 1995; or

      (2) the first day of the first of the Charging Years in respect of which the last Periodic Review was carried out.

8.2 The Appointee shall furnish to the Director not later than 31st March immediately following the Review Notice Date such information as the Director may reasonably require in the Review Notice to enable him to carry out the Periodic Review. The Appointee shall also furnish to the Director, as soon as reasonably practicable, such further Information as the Director may from time to time by notice to the Appointee reasonably require to enable trim to carry out the Periodic Review.

8.3 The Appointee shall also furnish to the Director from time to time when so requested by the Director such Information as the Director may reasonably require to decide whether or not to give a Review Notice.

9.    Periodic Reviews of the Appointed Business at regular Ten-yearly
      Intervals

9.1 The Appointee shall furnish to the Director such Information as the Director may reasonably require to enable him to carry out a Periodic Review for the purpose of determining the question whether (having regard to all the circumstances which are relevant in the light of the principles which apply by virtue of Part I of the Act in relation to the Director's determination, including, without limitation, any change in circumstance which has occurred since the transfer date or, as the case may be, the last Periodic Review or which is to occur) the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor) for:

      (1) the ten consecutive Charging Years starting on 1st April 2000 or if a Periodic Review has been carried out for any period starting prior to 1st April 2000, then the first day of April immediately following the end of that period; and

      (2) each period of ten consecutive Charging Years stating on the tenth anniversary of the first day of the period in respect of which the immediately preceding Periodic Review was carried out.

9.2 The Appointee shall furnish to the Director not later than 31st March immediately following the Review Notice Date such Information as the Director may reasonably require by notice to the Appointee on or before the Review Notice Date to enabic him to carry out the Periodic Review and. as soon as reasonably practicable, such further Information as the Director may from time to time by notice to the Appointee reasonably require to enable him to carry out the Periodic Review.

10. Periodic Reviews of the Annointed Business initiated by the Appointee at Five-yearly Intervals

10.1 Subject to sub-paragraph 10.2, the Appointee may refer to the Director for determination by him the question whether having regard to all the circumstances which are relevant in the light of the principles which apply by virtue of Part I of the Act in relation to the Director's determination, including, without limitation, any change in circumstance which has occurred since the transfer date or, as the case may be, the last Periodic Review or which is to occur) the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor) for the ten consecutive Charging Years starting with the Relevant Charging Year.

10.2 No reference may be made under sub-paragraph 10.1 if the Director shall have given a Review Notice to the Appointee under sub-paragraph 8.1 in respect of the period of ten consecutive Charging Years beginning with the next Relevant Charging Year.

10.3 A reference to the Director under this paragraph 10 given to the Director not earlier than 14th January immediately following the Review Notice Date.

11. Periodic Reviews of the Appointed Business where a Termination Notice has been given

11.1 Where a Termination Notice has been given by the Secretary of State to the Appointee, the Appointee may refer to the Director for determination by him the question whether, on the assumption that such a Termination Notice had not been given, (but subject thereto, having regard to all the circumstances which are relevant in the light of the principles which apply by virtue of Part I of the Act in relation to the Director's determination, including, without limitation, any change in circumstance which has occurred since the transfer date or, as the case may be the last Periodic Review or which is to occur) the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor) for the ten consecutive Charging Years starting with the charging Year starting 1st April last before the Termination Notice is to expire.

11.2 A reference to the Director under this paragraph 11 shall be made by notice given to the Director not earlier than 1st July and not later than 14th July in the Charging Year next but one before that commencing on the said 1st April.

12. Effect of termination of the Appointments (or either of them) on Periodic Reviews

      Subject to paragraph 11, if the Secretary of State shall have served a Termination Notice on the Appointee then this Condition shall have effect as though, in the case of the Appointment in respect of which the Termination Notice has been given, references to a Periodic Review being carried out in respect of a period of ten consecutive Charging Years were references to a Periodic Review being carried out in respect of the relevant Appointment in respect of a period of that number of consecutive Charging Years which is the lesser of:

      (1)  ten; and

      (2) the number of consecutive Charging Years (including that in which the day on which the Termination Notice is to take effect falls) in the periodic starting on the first day of the first of the Charging Years in respect of which that Periodic Review is to be carried out and ending on the day on which the Termination Notice is to expire.

Part IV. Interim Determinations

13. Matters of interpretation and construction which apply for the purposes of this Part IV

13.1  In this Part of this Condition:

"the Appropriate Discount Rate" means such rate or return as, at the time at which the Appropriate Discount Rate falls to be applied from time to time under this Condition, investors and creditors would reasonably expect of a properly managed company holding the Appointments whose sole business consists of being a water undertaker and a sewerage undertaker and, without excluding other considerations which may also be relevant, having its equity share capital listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, and the same Appropriate Discount Rate shall be applied for all purposes in determining questions the subject of the same reference (including questions determined by the Director under paragraph 15 when be determines questions referred to him by the Appointee under paragraph 14);

"equity share capital" has the same meaning as in the 1985 Act;

"Interim Determination" means the determination by the Director of the relevant questions the subject of a reference by the Appointee under paragraph 14 or pursuant to paragraph 15 or, as the case may be, the determination by the Monopolies Commission of the relevant questions or of the disputed determinations the subject of a reference to it pursuant to sub-paragraph 16(2) or 16(3), which relates to a reference by the Appointee under paragraph 14 or a determination pursuant to paragraph 15;

"Key Indicators" means key indicators of financial position and performance, including:

      (1) earnings per share,
      (2) dividend per share,
      (3) dividend cover,
      (4) interest cover,
      (5) operating profits,
      (6) return on capital employed,
      (7) net cash flow, and
      (8) debt/equity ratio

      as measured both by their level in any one year and by trends in those levels over time;

"Net Present Value" means the net present value calculated as at 30th
      September in the year in which the relevant Reference Notice is given or, where in any year no Reference Notice is given under paragraph 14 but the Director gives a notice to the Appointee under paragraph 15, as at 30th September in the year in which the Director gives that notice, by discounting subsequent cash flows and inflating earlier cash flows at the Appropriate Discount Rate, assuming all cash flows in any Charging Year occur on 30th September in that Charging Year:

a "Notified Item" is any of the following:

      (1) any item notified by the Secretary of State to the Water Authority or the Appointee as not having been allowed for by him (either in full or at all) in determining the Adjustment Factor; and

      (2) any item notified by the Director to the Appointee as not having been allowed for (either in full or at all) in determining, in carrying out the most recent Periodic Review and making any subsequent Interim Determination (or, where there has been no Periodic Review, in making any Interim Determination), whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor)

and for the purpose of this definition:

      (a) where any such item was not allowed for in full then it shall only be a Notified Item to the extent that it was not allowed for; and

      (b) where, in determining whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor), the Director, or, as the case may be, the Monopolies Commission, allows for any such item as was previously so notified by the Secretary of State or the Director then references in this Condition to Notified Items and Relevant Items shall be taken, for the purposes of any subsequent Interim Determination, to exclude such item to the extent that the Director, or, as the case may be, the Monopolies Commission, allowed for it as aforesaid;

a "Relevant Change of Circumstance" is any of the following:

      (1) (a) any change to the basis of calculating non-domestic rates in respect of hereditaments used in the Appointed Business;
          (b) any change in the amount of such non-domestic rates, to the extent that such changes are attributable to the determination or the rateable value of such hereditaments under the Local Government Finance Act 1988 in relation to the financial year starting on 1st April 1990; and
          (c) the effect of any provision made under the Local Government Finance Act 1988 for the transitional implementation of the new rating Systems created by the said Act which applies in relation to any financial year falling within the period starting on 1st April 1990 and ending on 31st March 1995

           (and words and expressions used in this sub-paragraph (1) shall have the same meaning as in the Local Government Finance Act 1988);

      (2) any change to the basis on which the Appointee charges customers for water supply or sewerage services which the Appointee determines to make so as to comply with any legal requirement;

      (3)  (a)  the application to the Appointee of any legal requirement; and

           (b) any change to any legal requirement which applies to the Appointee including any legal requirement ceasing to apply, being withdrawn or not being renewed);

      (4) where the amount of Relevant Grants received or expected to be received by the Appointee in respect of any item which has been allowed for:

           (a)  in determining the Adjustment Factor; or

           (b) in determining, in carrying out the most recent Periodic Review and making any subsequent Interim Determination (or, where there has been no periodic Review, in making any Interim Determination), whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor)

           is different from the amount of Relevant Grants in respect of that item which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case may be, the Appointee was the amount which it had been assumed, for the purpose of allowing for the item as aforesaid, would be received by the Appointee in respect of that item.

           For the purposes of this sub-paragraph (4):

           (i) where the Director has notified an amount in the circumstances described above, for which, in the circumstances described above, the Secretary of State or the Director has previously notified an amount then the amount last notified by the Director in the circumstances described above shall be relevant for the purposes or this sub-paragraph (4) to the exclusion of any amount previously so notified by the Secretary of State or the Director; and

           (ii) "Relevant Grants" means any grant or state aid made or granted by any governmental authority or agency of the United Kingdom or by the Council, Commission or other authority or agency of the European Communities;

           AND WHICH, in the case of a Relevant Change of Circumstance falling within sub-paragraphs (1) to (3), takes effect, or, in the case of a Relevant Change of Circumstance falling within sub-paragraph (4), becomes apparent, after the later of the transfer date and the determination, in carrying out the most recent Periodic Review, of whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor), but so that where the Appointee requires the Director to make a reference to the Monopolies Commission in either or the cases referred to in sub-paragraphs 16(1) and 16(3) this provision shall not apply so as to exclude from the definition of a Relevant Change of Circumstance any matter falling within sub-paragraphs
      (1) to (4) above which took effect, or, as the case may be, became apparent, after the Director made such reference to the Monopolies Commission;

      (5) either of the following circumstances for any Charging Year in respect of which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case may be, the Appointee that variations in value received or expected to be received from Relevant Disposals of Land shall constitute a Relevant Change of Circumstance:

           (a) where for any Charging Year the value received or expected to be received from a Relevant Disposal of any Identified Land is, or is expected to be, different from the value which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case may be, the Appointee was the value attributable to a Relevant Disposal of that Identified Land for that Charging Year which had been allowed for in determining the Adjustment Factor or whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor); or

           (b) where for any Charging Year, and to the extent not taken into account under (a) above, the aggregate value received or expected to be received from Relevant Disposals of Non-identified Land is, or is expected to be, different from the value which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case may be, the Appointee was the value attributable to Relevant Disposals of Non-identified Land for that Charging Year which had been allowed for in determining the Adjustment Factor or whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor)

           and so that any notification by the Director for the purposes of this sub-paragraph (5) shall be relevant for the purposes of this sub-paragraph (5) to the exclusion of any earlier notification by the Secretary of State or the Director for the purposes of this sub-paragraph (5) to the extent that the first-mentioned notification is made in respect of matters in respect of which that earlier notification was made.

           For the purposes of this sub-paragraph (5):

           (i) "Identitied Land" means any piece or parcel or protected land identified in any such notification referred to in (a) above as is relevant for the time being for the purposes of this sub-paragraph (5) as being included in that notification, not being, or being part of, a piece or parcel of land which has previously been the subject of a transfer under paragraph 7 of Condition K;

           (ii)  "land" includes any interest or right in or over land;

           (iii) "Non-identified Land" means any piece or parcel of protected land, not being, or being part of:

                 (A) a piece or parcel of protected land identified in any such notification referred to in (a) above as is relevant for the time being for the purposes of this sub-paragraph (5); or

                 (B) a piece or parcel of protected land which has previously been the subject of a transfer under paragraph 7 of Condition K:

           (iv) "protected land" and "disposal" have the meanings respectively given to them in section 189,

           (v) a "Relevant Disposal" means and includes any disposal by the Appointee and any transfer under paragraph 7 of Condition K;

           (vi) a "Relevant Disposal of Land" means and includes a Relevant Disposal or Identified Land and a Relevant Disposal of Non-identified Land;

           (vii) "value" includes value of any kind including, without limitation, cash, the value of real or personal property or any interest in such property, the value of any right or benefit (actual or prospective) and the value of any release; in whole or in part, of any obligation or claim provided that to the extent that any property, right or benefit shall consist of a right to receive cash or any other asset then no value shall be attributed to that property, right or benefit but the cash or other asset the subject thereof shall be included and treated as value received or expected to be received in the Charging Year in which it is received or expected to be received;

           (viii) references to "value received or expected to be received" shall be construed so as to include receipts by, and grants to, the Appointee, any Associated Company or any other business in which either the Appointee or any Associated Company has a material direct or indirect interest;

           (ix) for the purpose of computing "value received or expected to be received" in respect of a Relevant Disposal of Land which consists of a transfer made under paragraph 7 of Condition K the "value received or expected to be received" shall be the value for which that transfer is made under that paragraph 7, but so that where that value includes a right to receive cash or any other asset then, for the purpose of this sub-paragraph, no value shall be attributed to that right but: the cash or other asset the subject thereof shall be included and treated as value received or expected to be received in the Charging Year in which it is received or expected to be received;

           (x) in the case of a right or benefit, but subject to the proviso to (vii) above, value shall be deemed to have been received at the dme the right is granted or the benefit arises;

      (6)  where:

           (a) in determining the Adjustment Factor or in determining, in carrying out the most recent Periodic Review and making any subsequent Interim Determination (or, where there has been no Periodic Review, in making any Interim Determination), whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor) an amount has been allowed for on account of capital expenditure to be incurred by the Appointee; and

           (b) for the Charging Year last ended before the making of the relevant reference under paragraph 14, or, as the case may be, the giving of the relevant notice under paragraph 15, the Notified Index is at a different level from that which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case way be, the Appointee was the level which it had been assumed would pertain in that same Charging Year, being a Charging Year in which it was assumed for the purpose of assessing the amount allowed for as aforesaid that capital expenditure would be incurred by the Appointee, provided that:

           (i) where, in respect of an amount being allowed for on account of capital expenditure in the circumstances described in (a) above, the Director has notified a level for a Charging Year in the circumstances described in (b) above, for which, in respect of an amount being allowed for on account of that same capital expenditure in the circumstances described in (a) above, the Secretary of State or the Director has previously notified a level m the circumstances described in (b) above, then the level last notified by the Director in respect of that amount being allowed for as aforesaid shall be relevant for the purposes of this sub-paragraph (6) to the exclusion of any level previously so notified for that Charging Year by the Secretary of State or the Director in respect of that amount being allowed for as aforesaid; and

           (ii) where the Appointee has made a reference under paragraph 14, or, as the case may be, a notice has been given under paragraph 15, in respect of such a difference as is mentioned in (b) above in respect of any charging Year but no change to the Adjustment Factor is made in respect of the Relevant Changes of Circumstance and Notified Items the subject of that reference or, as the case may be, that notice by reason that the answer to the question set out in sub-paragraph 14.2(7) in respect thereof is negative, then nothing in this sub-paragraph (6) shall prevent the Appointee from subsequently making a reference under paragraph 14, or the Director from giving a notice under paragraph 15, in respect of that same difference and in such a case references in b,) above to the Charging Year last ended before the making of the relevant reference or, as the case may be, the giving of the relevant notice shall be to the Charging Year last ended before the making of the first reference or, as the case may be, the giving of the first notice in respect of that difference.

For the purposes of this sub-paragraph (6) and sub-paragraph 14.2:

(A) "the Notified Index" means such index of national construction costs notified by the Secretary of State, or, as the case may be, the Director, to the Water Authority or, as the case may be, the Appointee as the Secretary of State, or, as the case may be, the

      Director, considers appropriate and reasonable for the purposes of this Condition as being the index which is to apply for the purposes of the relevant Charging Year

(B)   where:

      (x)  the Notified Index is not available by 1st September in any year:

      (y) there is a material change to the basis of compiling the Notified Index; or

      (z) the level of the Notified Index is revised after the determination of the questions in respect of a Relevant Change of Circumstance falling within this sub-paragraph (6)

      then the question as to how changes in construction costs in the relevant Charging Year should be allowed for as a Relevant Change or Circumstance shall be determined by the Director in such manner as the Director, after prior consultation with the Appointee, determines to be appropriate and this Condition shall be modified accordingly; and

(C) "the indexed Capital Costs Amount" is the amount found by multiplying A by B, where

      A is the aggregate amount of capital expenditure which, for the purpose of assessing the amount allowed for as described in (a) above, it was assumed would be incurred by the Appointee in the relevant Charging Year

      B is the percentage difference between the level of the Notified Index for the relevant Charging Year and the level notified for that same Charging Year by the Secretary of State, or, as the case may be, the Director, as described in (b) above;

(7) where, in determining the Adjustment Factor or in determining, in carrying out the most recent Periodic Review and making any subsequent Interim Determination (or where there has been no Periodic Review, in making any Interim Determination), whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor) an amount has been allowed for:

(a) on account of steps taken or to be taken for the purpose of securing or facilitating compliance with a legal requirement (not being one m respect of which an amount has been allowed for as described under (b) below) or achieving a service standard adopted or to be adopted by the Appointee; or

(b) on account of making a change which the Water Authority or the Appointee has determined to make for any such purpose as is referred to in sub-paragraph (2) of this definition (a "Relevant Change of Circumstance")

AND

(i) in any such case as is described in (a) above the Appointee has not taken (by the date by which it was assumed for the purposes of assessing the amount allowed for as aforesaid it would take those steps) any or all of those steps which, for the purpose of assessing the amount allowed for as aforesaid, it was assumed it would take; and

      (A) as a result, the amount allowed for as aforesaid is substantially greater than the costs (if any) actually incurred by the Appointee for the relevant purpose specified in (a) above; and

      (B)  that purpose has not been otherwise achieved; or

(ii)  in any such case as is described in (b) above, either:

      (A) the Appointee has not done (by the date by which it was assumed for the purposes of assessing the amount allowed for as aforesaid it would do those things) any or all of the things to make that change which, for the purpose of assessing the amount allowed for as aforesaid, it was assumed it would do; and

           (x) as a result, the amount allowed for as aforesaid is substantially greater than the costs (if any) actually incurred by the Appointee on account of complying with the same legal requirement for the purposes of compliance with which the Appointee had determined to make the change on account of which that amount was allowed for as aforesaid; and

           (y) the change which the Water Authority or the Appointee determined to make, on account of which that amount was allowed for as aforesaid, has not been made to the extent assumed; or

      (B) for reasons which are or would be outside the control of a prudently managed and efficient company holding the Appointments there has been, or will be, a substantial change in the costs required to be incurred in order to make that change; and

(8) where, for reasons which are or would be outside the control of a prudently managed and efficient company holding the Appointments, the costs required to be incurred:

      (a)  in order to secure or facilitate compliance with a legal requirement;
           or

      (b) to achieve a service standard adopted or to be adopted by the Appointee are substantially different from the costs (if any) which it was assumed:

           (i)   in determining the Adjustment Factor; or

           (ii) in determining, in carrying out the most recent Periodic Review and making any subsequent Interim Determination (or, where there has been no Periodic Review, in making any Interim Determination), whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor)

           were or would be required to be incurred for that purpose to the extent that such difference:

           (A) has not been taken into account as a Relevant Change of Circumstance falling within sub-paragraph (6) of this definition; and

           (B) is not attributable to any such assumption having been based on any estimate or other Information furnished by the Water Authority or, as the case may be, the Appointee which the Water Authority or, as the case may be, the Appointee knew, or which, by reference to the circumstances which were known or ought reasonably to have been known to the Water Authority or, as the case may be, the Appointee at the time when that estimate or other Information was furnished, the Water Authority or, as the case may be, the Appointee should reasonably have known, was materially inaccurate;

a "Relevant Item" is any of the following:

      (1) a Relevant Change of Circumstance (other than a Relevant Change of Circumstance falling within sub-paragraph (5) of the definition);

      (2)  a Notified Item; and

      (3)  a Relevant Disposal of Land

           and references to a Relevant Item are to a Relevant Change of Circumstance (other than a Relevant Change of Circumstance falling within sub-paragraph (5) of the definition), a Notified Item or a Relevant Disposal of Land as the context may require.

13.2 In the definition of a "Relevant Change of Circumstance" and for the purpose of that definition:

      (1)  a "legal requirement" is any of the following:

           (a) any enactment or subordinate legislation to the extent that it applies to the Appointee in its capacity as a water undertaker or sewerage undertaker (and for this purpose, but without prejudice to the generality of the foregoing, "subordinate legislation" includes any order made under section 20 and any authorisation granted, approval given, or prohibition imposed, by the Secretary of State under The Water Supply (Water Quality) Regulations 1989):

           (b) any regulation made by the Council or the Commission of the European Communities to the extent that it applies to the Appointee in its capacity as a water undertaker or sewerage undertaker, or decision taken by the said Commission which is binding on the Appointee in its capacity as a water undertaker or sewerage undertaker and to the extent that it is so binding;

           (c) any licence, consent or authorisation given or to be given by the Secretary of State, the Authority or other body or competent jurisdiction to the Appointee for the purpose of carrying on any or the functions of a water undertaker or sewerage undertaker;

           (d) any undertaking given by the Appointee to, and accepted by, the Secretary of State or, as the case may be, the Director for the purposes of section 20(5)(b);

           (e) other than any such undertaking as is referred to in (d), any undertaking given by the Appointee to any enforcement authority, and accepted by that enforcement authority, to take all such steps:

           (i) as are specified by that enforcement authority to be necessary or appropriate for the Appointee to take for the purpose of securing or facilitating compliance with any legal requirement in relation to which that enforcement authority is the enforcement authority: or

           (ii) the taking of which is specified by that enforcement authority to be a condition or requirement of granting or renewing any such license, consent or authorization as is referred to in (c) or agreeing not to withdraw the same;

      (f)  the Conditions of these Appointments; and

      (g) any interpretation of law, or finding, contained in any judgment given by a court of tribunal of competent jurisdiction in respect of which the period for making an appeal has expired which requires any legal requirement failing within (a) to (f) above to have effect in a way:

           (i)  different to that in which it previously had effect; or

           (ii) different to that in which it was taken to have effect:

                (A) for the purpose of determining the Adjustment Factor; or, as the case may be,

                (B) in determining whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor)

      but so that nothing in sub-paragraphs (a) to (g) above shall apply so as to include:

           (i) any such legal requirement as is referred to in section 113 or 129; or

           (ii) those sections

      to the extent in either case that they require the Appointee to pay fees or charges to the relevant enforcement authority; and

(2) "enforcement authority" means any person or body having jurisdiction to enforce or to take action under or in respect of the relevant legal requirement.

13.3 in paragraph 14 and in the definition of a "Relevant Change of Circumstance":

      (1) references to costs include references to expenditure and loss or revenue and references to costs being incurred include references to expenditure being made and loss of revenue being suffered; and

      (2) references to receipts include references to receipts, cash or other assets of any sort, whether of a capital or revenue nature and including receipts of grants, contributions, gifts and loans.

3.4 For the purpose of section 15(5)(b), the provisions of this Condition, to the extent that they relate to a Relevant Change of Circumstance falling within sub-paragraph (5) of that definition, are provisions of the Appointments which cannot be modified. This sub-paragraph shall cease to have effect if, but only if, this Condition ceases to contain any provision relating to changes to the Adjustment Factor to allow for Notified Items and Relevant Changes or Circumstance.

14. References to the Director relating to Notified Treats and Relevant Charges of Circumstance and circumstances having a substantial adverse effect on the Appointed Business

14.1 The Appointee may from time to time refer to the Director for determination by him having considered the proposals of the Appointee) the questions set out in sub-paragraph 14.2 or, as the case may be, sub-paragraph 14.3. Such reference shall be made by notice given to the Director, which, in the case of the questions set out in sub-paragraph 14.2, shall be given in accordance with sub-paragraph 14.4. For the purposes of sub-paragraph 14.2 a single reference may be made in respect of any number or Notified Items and Relevant Changes of Circumstance and sub-paragraph 14.2 shall be construed accordingly.

14.2 In the case of a Notified Item or where there has been or is to be a Relevant Change of Circumstance all of the following:

      (1) what are, or are likely to be, the costs, receipts and savings reasonably attributable to the Relevant Item and also, in the case of a Relevant Change of Circumstance falling within sub-paragraph (5) of the definition, the costs, receipts and savings reasonably connected with the Relevant Disposal of Land. For this purpose the costs reasonably attributable to a Relevant Change of Circumstance falling within sub-paragraph (6) of the definition shall be taken to be equal to the indexed Capital Costs Amount;

      (2) except in the case of a Relevant Change of Circumstance falling within sub-paragraph (5) of the definition, to what extent:

           (a) are the costs determined under (1) reasonably recoverable through charges for services provided, functions carried out by, and other activities of, the Appointee in its capacity as a water undertaker or sewerage undertaker which are not Standard Charges for Basket Items (not being Excluded Charges);

           (b) in the case or receipts and savings, is the Relevant Item relevant to services provided, functions carried out by, and other activities of, the Appointee as a water undertaker or sewerage undertaker which are not Basket Items in respect of which the Appointee makes Standard Charges (not being Excluded Charges)

           and where it is determined that such costs are reasonably recoverable as aforesaid or, as the case may be, that the Relevant Item is relevant as aforesaid, either in full or to an extent, then references hereafter to costs, receipts and savings reasonably attributable to a Relevant Item are to those costs, receipts and savings except to that extent;

      (3)  both of the following:

           (a) what costs reasonably attributable to, or connected with, the Relevant Item as determined under (1) and what timing of incurring of such costs are appropriate and reasonable for the

                Appointee in all the circumstances to incur and programme, or, as the case may be, to have incurred and programmed, by reason of the Relevant Item; and

           (b) what receipts and savings reasonably attributable to, or connected with, the Relevant Item as determined under (1) and what timing of such receipts and savings is appropriate and reasonable for the Appointee in all the circumstances to achieve and programme or, as the case may be, to have achieved and programmed, by reason of the Relevant Item and for the purpose of determining the separate amounts under (a) and
           (b), but without prejudice to the generality of the foregoing:

                (i)  no account shall be taken of:

                (A)  any trivial amounts;
                (B) any costs, to the extent that they would have been, or would be, avoided by prudent management action taken since the transfer date (and for this purpose what constitutes "prudent management action" shall be assessed by reference to the circumstances which were known or which ought reasonably to have been known to the Appointee at the relevant time);
                (C) any savings achieved by management action taken since the transfer date over and above those which would have been achieved by prudent management action (and for this purpose what constitutes "prudent management action" shall be assessed by reference to the circumstances at the relevant time); or
                (D) any amounts attributable to matters allowed for in determining the Adjustment Factor or in determining, in carrying out the most recent Periodic Review and making any subsequent Interim Determination (or, where there has been no Periodic Review, in making any Interim Determination), whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor), except to the extent that such amounts otherwise fall to be taken into account as amounts reasonably attributable to, or connected with, the Relevant Item under this sub-paragraph
                     (3) and sub-paragraph (1) by virtue of the definition of a Notified Item and a Relevant Change or Circumstance; and

           (ii) in the case of a Relevant Change of Circumstance falling within sub-paragraph (2) of the definition, regard shall be had to the desirability of obtaining information from metering trials and to any information available to the Director or the Appointee from metering trials as well as to the fact that the prohibition on charging by ratable value contained in section 80 applies to charges in respect or services provided after, but not before, the end of 31st March 2000;

      (4) having determined under (3) the separate amounts of costs and or receipts and savings in respect of each Relevant Item, what are the annual cash flows thereof (costs being netted off against the amount of receipts and savings for this purpose) over each Charging Year included in the timing determined under (3) (those annual cash flows being hereinafter referred to as "the Base Cash Flows");

      (5)  what is the annual aggregate of:

           (a) one half of the Base Cash Flows in respect of Relevant Changes of Circumstance falling within sub-paragraph (5) of that definition; and

           (b) the Base Cash Flows in respect of all other Relevant Changes of Circumstance and Notified Items in both cases the subject of the notice or notices under subparagraph
      14.4 or paragraph 15;

      (6) what is the Net Present Value or the amounts determined under (5) calculated up to the start of the first of the Charging Years for which the next Periodic Review falls to be carried out (having regard to any

                Review Notice or Reference Notice which has been given at the time when the reference is made) and what is the aggregate of those Net Present Values ("the Materiality Amount");

      (7) is the Materiality Amount equal to or does it exceed ten per cent of the turnover attributable to the Appointed Business in the latest financial year for which accounting statements have been prepared and delivered to the Director under Condition F, as shown by those accounting statements, and for this purpose where the Materiality Amount is a negative figure it shall be treated as though it were a positive figure:

      (8) if so, what is the Net Present Value or the aggregate Base Cash Flows determined under (5) calculated up to the latest date in the timing determined under (3) ("the Allowable Amount"); and

      (9) what change, if any, to the Adjustment Factor over the period until the first of the Charging Years for which the next Periodic Review under paragraph 9 falls, or would (but for any Review Notice or Reference Notice which has been given at the time when the reference is made) fall, to be carried out ("the Relevant Period"), not being or including a change to the Adjustment Factor applying in respect of the Charging Year starting on 1st April 1990, is most likely to allow, or, as the case may be, require, the Appointee to make such charges, whether over the Relevant Period or otherwise, ("Adjusted Charges") as are likely to ensure that the effect of the Allowable Amount on its financial position and performance over the Relevant Period will, so far as reasonably practicable, be the Same as if the Allowable Amount had been allowed for in determining the Adjustment Factor or, as the case may be, in determining, in carrying out the most recent Periodic Review, whether the Adjustment Factor should be changed.

           For the purpose of determining what that effect should be it shall be assumed that the Allowable Amount would have been allowed for in that determination in such a manner as to secure:

           (a) that the Net Present Value of the change in revenue attributable to the making of Adjusted Charges would be equal to the Allowable Amount; and

      (b) that the timing of the effect on revenue attributable to the making of Adjusted Charges over the Relevant Period would be such that taken as a whole, Key Indicators would be appropriate to the financial position and performance which investors and creditors would reasonably expect of a properly managed company holding the Appointments, whose sole business consists of being a water undertaker and a sewerage undertaker and, without excluding other considerations which may also be relevant, having its equity share capital listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited

      but so that:

      (i) the appropriateness of Key Indicators shall be assessed by reference to the financial position and performance which investors and creditors would reasonably expect at the time at which the relevant Interim Determination is made; and

      (ii) where costs have been allowed for in determining the Allowable Amount it shall be further assumed, where the relevant Interim Determination is made within five years of the transfer date, that those costs will be financed other than by the proceeds of an issue of equity share capital.

14.3  Both of the following:

      (1) whether any circumstance which has a substantial adverse effect on the Appointed Business or on its assets, liabilities, financial position, or profits or losses, has occurred, not being one which would have been avoided by prudent management action taken since the transfer date; and

      (2)  if so, what change should be made to the Adjustment Factor.

      For this purpose what constitutes "prudent management action" shall be assessed by reference to the circumstances which were known or which ought reasonably to have been known to the Appointee at the relevant time.

14.4 A Reference Notice given to the Director in respect of sub-paragraph 14.2 shall contain or be accompanied by reasonable details of the Relevant Item in respect of which the Reference Notice is given and, unless the Director otherwise consents, shall be given not later than:

      (1) the first day of October immediately preceding the first of the Charging Years in respect of which the Appointee wishes the change to the Adjustment Factor to take effect; or

      (2) if later, where the Director has given a notice to the Appointee under paragraph 15 in respect of the same Charging Year, within fourteen days from the receipt by the Appointee of that notice.

15. Changes to the Adjustment Factor initiated by the Director relating to Notified Items and Relevant Changes of Circumstance

      In the case of a Notified Item or where any Relevant Change of Circumstance has occurred or is to occur, the Director may, having given notice to the Appointee specifying the Notified Item or, as the case may be, the Relevant Change of Circumstance, of his intention so to do not later than:

      (1) the first day of October immediately preceding the first of the Charging Years in respect of which he proposes the change to the Adjustment Factor to take effect; or

      (2) if later, where the Appointee has given a Reference Notice to the Director in respect of sub-paragraph 14.2 in respect of the same Charging Year, within fourteen days from the receipt of the Director of that Reference Notice determine the questions set out in sub-paragraph 14.2 in respect of that Notified Item or, as the case may be, that Relevant Change of Circumstance. A single notice may be given under this paragraph 15 in respect of any number of Notified Items and Relevant Changes of Circumstances and subparagraph 14.2 shall be construed accordingly. Where sub-paragraph 14.2(2) or 15(2) applies, the questions set out in (5) to
      (9) inclusive of sub-paragraph 14.2 shall be determined in respect of all Notified Items and Relevant

   Changes of Circumstance in respect of which the Appointee and the Director have given notice, taken as a whole.

Part V. References to the Monopolies Commission and Modification of this
        Condition

16.   References to the Monopolies Commission

      Where:

(1) following the giving of a Review Notice under paragraph 8 or the giving of Information to the Director in accordance with paragraph 9 or a reference under paragraph 10 or 11, the Director has not given notice to the Appointee of his determination within 1 year from the Review Notice Date or, in the case of a reference under paragraph 11, within 1 year from the date of the relevant Reference Notice;

(2) following a reference under paragraph 14, the Director has not given notice to the Appointee of determinations (including any determinations under paragraph 15 which fall to be taken into account in determining the questions the subject of the reference under paragraph 14) within 3 months from the date of the relevant Reference Notice; or

(3) the Appointee disputes any determination made by the Director under Part III or Part IV of this Condition the Appointee may, by notice given to the Director within:

      (a) 13 months from the Review Notice Date or, in the case of a reference under paragraph 11, from the date of the relevant Reference Notice (in the cases referred to in sub-paragraph (1));

      (b) 4 months from the date of the relevant Reference Notice (in the case referred to in sub-paragraph (2)); or

      (c) 2 months from the date on which the Director gives notice of his determination to the Appointee (in the case referred to in subparagraph (3))

      require the Director to refer to the Monopolies Commission for determination by it:

      (i) in any case referred to in sub-paragraph (1) or (2), the relevant question or questions (including, where relevant, the. questions in respect of any Notified Item or Relevant Change of Circumstance the subject of a notice under paragraph 15); or

      (ii) in any case referred to in sub-paragraph (3), the disputed determination.

17. Modification of this Condition following Periodic Reviews and references to the Director or the Monopolies Commission

17.1 Except in the case of a Periodic Review carried out under paragraph 11, this Condition shall be modified by the change if any) to the Adjustment Factor (which may be a different number for any Charging Year and may be a positive or negative number, or zero) necessary to give effect to any determination made by the Director or the Monopolies Commission under, or, as the case may be, following a reference under, part III, Part IV or Part V of this Condition.

17.2 Where the Appointee requires the Director to make a reference to the Monopolies Commission under paragraph 16 in the case referred to in sub-paragraph (3) of that paragraph this Condition shall be modified by the change (if any) to the Adjustment Factor necessary to give effect to the Director's determination but so that sub-paragraph 17.1 shall then apply to the determination made by the Monopolies Commission following such reference.

Part VI. Provision of Information to the Director

18.1  The Appointee shall furnish to the Director:

      (1) not later than 31st March immediately following the date of the relevant Reference Notice (in the case of a reference under paragraph
           10);
      (2) not later than 30th September immediately following the date of the Reference Notice (in the case of a reference under paragraph 11);
      (3) at the time when it gives the relevant Reference Notice to the Director (in the case of a reference under paragraph 14);

      (4) as soon as reasonably practicable and in any event not later than the expiry or one month from the date of the Director's notice to the Appointee under paragraph 15 such Information as the Appointee reasonably believes is necessary or, as the case may be, as the Director may reasonably require in his said notice, to enable the Director to make his determination. The Appointee shall also furnish to the Director as soon as reasonably practicable such further Information as the Director may from time to time by notice to the Appointee reasonably require to make his determination.

18.2 The Appointee shall also furnish to the Director from time to time when so requested by the Director such Information as the Director may reasonably require to decide whether or not to make determinations under paragraph 15.

18.3 Any Information furnished to the Director under this paragraph 18 or under paragraph 8 or 9 shall, if the Director so requires to make his determination, be reported on by a person appointed by the Appointee and approved by the Director (such approval not to be unreasonably withheld) ("the Reporter").

18.4 The Appointee shall enter into a written contract of engagement with the Reporter which shall.

      (1) where such a report is required by the Director under sub-paragraph 18.3, require the Reporter to prepare and furnish to the Director, and separately to the Appointee, a written report addressed jointly to the Director and the Appointee in form and substance such as may be specified by, or consistent with any guidelines specified by, the Director at the time when he requires the report to be furnished, the matters so specified being reasonably appropriate to enable the Director to make his determination (to the extent that the Information in respect of which that report is required to be prepared and furnished is relevant to that determination); and

      (2) include a term that the Reporter will provide such further explanation or clarification of his report as the Director may reasonably require and such further Information in respect of, or verification of, the matters which are the subject of his report as the Director may reasonably require.

      The contract of engagement may also include provisions requiring the Reporter, his employees and agents to keep confidential and not to disclose, except to the Director or as required by law, any Information which the Reporter obtains in the course of preparing his report.

18.5 The Appointee shall cooperate fully with the Reporter to enable him to prepare his report, including without limitation, so far as is necessary for that purpose:

      (1) subject to reasonable prior notice to the Appointee, giving to the Reporter access at reasonable hours to any Relevant Plant and to any premises occupied by the Appointee in relation to the Appointed Business; and

      (2) subject to reasonable prior notice to the Appointee, allowing the Reporter at reasonable hours:

           (a) to inspect and make photocopies of, and take extracts from, any books and records of the Appointee maintained in relation to the Appointed Business;

           (b) to carry out inspections, measurements and tests relation to any such premises or Relevant Plant; and

           (c) to take on to such premises or on to or in to any Relevant Plant such other persons and such equipment as may be necessary for the purposes of preparing and completing his report.

18.6  Nothing in sub-paragraph 18.5 shall require the Appointee:

      (1)  to do anything which is outside its reasonable control; or

      (2) to do, or to allow the Reporter to do, anything which would materially disrupt the Appointee's business (unless it is essential that that thing be done to enable the Reporter to prepare his report).

18.7  In sub-paragraphs 18.4 and 18.5:

      (1) references to the Reporter include references to his employees and agents; and

      (2) "Relevant Plant" means any plant used by the Appointee for the purpose of carrying out the Regulated Activities including, without limitation, water mains, sewers and other pipes and their accessories.

RIDER


"Related Amount" means any amount paid or agreed to be paid to the Water Authority or, as the case may be, the Appointee in respect of works which have been allowed for in determining the Water Infrastructure Charge Limit or, as the case may be, the Sewerage Infrastrucutre Charge Limit from time to time;

Condition C: Infrastructure Charges

1.    Interpretation and Construction

In this Condition:

      "Infrastructure Charges" means Water Infrastructure Charges and Sewerage
           Infrastructure charges:

      "the Infrastructure Charge Limits" means the Water Infrastructure Charge
           Limit and the Sewerage Infrastructure Charge Limit, as expressions are defined in paragraph 2;

      "the Pre-agreed Amount" means any amount paid or agreed to be paid to Water Authority or, as the case may be, the Appointee prior to April 1990 in respect of the relevant connection or connections;

      "Sewerage Connection" means such a connection as is described in section
           79(2)(b);

      "Water Connection" means such a connection as is described in section
           79(2)(a).

2.    Restriction of Infrastructure Charges

1.1 The Appointee shall ensure that the amount of any Water Infrastructure Charge fixed, demanded or recovered by it in respect of any Water Connection made in any Charging Year (beginning with the Charging Year starting on 1st April 1990) does not exceed the greater of:

      (1)  the Water Infrastructure Charge Limit; and

      (2)  the Pre-agreed Amount.

2.2   The Water Infrastructure Charge Limit is:

      (1) in respect of the Charging Year starting on 1st April 1990, (pound)551 ("the Initial Water Infrastructure Charge Limit");

      (2) in respect of any Charging Year starting on or after 1st April 1991, the Initial Water Infrastructure Charge Limit increased or decreased by the percentage increase or decrease, as the case may be, (if any) in the Retail Prices Index between that published for the month of November in the Prior Year and that published for November 1989.

2.3 The Appointee shall ensure that the amount of any Sewerage Infrastructure Charge fixed, demanded or recovered by it in respect of any Sewerage Connection made in any Charging Year (beginning with the Charging Year starting on 1st April 1990) does not exceed the greater of:

      (1)  the Sewerage Infrastructure Charge Limit, and

      (2)  the Pre-agreed Amount.

2.4   The Sewerage Infrastructure Charge Limit is:

      (1) in respect of the Charging Year starting on 1st April 1990, (pound) 983 ("the Initial Sewerage Infrastructure Charge Limit");

      (2) in respect of any Charging Year starting on or after 1st April 1991, the Initial Sewerage Infrastructure Charge Limit increased or decreased by the percentage increase or decrease, as the case may be, (if any) in the Retail Prices Index between that published for the month of November in the Prior Year and that published for November 1989.

2.5 Where a Water Connection or, as the case may be, a Sewerage Connection has previously been made at any time during the period of five years immediately preceding the start of the relevant Charging Year referred to below in respect of any site, the Appointee shall be treated as being in breach of sub-paragraph 2.1 or; as the case may be, sub-paragraph 2.3 if the aggregate amount or Water Infrastructure Charges or, as the case may be, Sewerage Infrastructure charges fixed, demanded or recovered by the Appointee in respect or Water Connections or, as the case may be, Sewerage Connections made in any Charging Year in respect of the same site exceeds the greater of:

      (1) the Water Infrastructure Charge Limit less any Related Amount or, as the case may be, the Sewerage Infrastructure Charge Limit less any Related Amount multiplied in each case by the increase during that Charging Year in the number of houses or other separately connected premises comprised in that site; and

      (2)  the Pre-agreed Amount.

2.6 Neither sub-paragraph 2.1 nor sub-paragraph 2.3 shall apply to so much of any Water Infrastructure Charge or Sewerage Infrastructure Charge as consists of interest calculated as provided in the definition of "the Installment Amount" in paragraph 1 of Condition D.

2.7 Where the Appointee makes a Water Connection it shall as soon as reasonably practicable inform any sewerage which provides services to the Premises in respect of which the Water Connection has been made of that fact, of the number of Water Connections made in respect of those premises and of the date or dates on which those Water Connections were made, and of the address of the premises in respect of which those Water Connections have been made.

3.    Changes to the Infrastructure Charge Limits

3.1 Where the Director has given notice to the Appointee referring to this sub-paragraph:

      (1) not later than the Review Notice Date, in the case of a Periodic Review carried out under paragraph 8 or 9 of Condition B; or

      (2) within fourteen days after receipt by him of a Reference Notice, in the case of a Periodic Review carried out under paragraph 10 of Condition B the Appointee shall furnish to the Director not later than 31st March immediately following the Review Notice Date such Information as the Director may reasonably require in his notice under this sub-paragraph to enable him to determine the question whether the Water Infrastructure Charge Limit or, as the case may be, the Sewerage Infrastructure Charge Limit should be changed (and if so what change should be made to the Water Infrastructure Charge Limit or, as the case may be, the Sewerage

      Infrastructure Charge Limit). The Appointee shall also furnish to the Director as soon as reasonably practicable such further Information as the Director may from time to dine by notice to the Appointee reasonably require to make his determination.

3.2 The Appointee may, by notice given to the Director not later than the relevant date specified below, refer to the Director for determination by him the question whether the Water Infrastructure Charge Limit or, as the case may be, the Sewerage Infrastructure Charge Limit should be changed (and if so what change should be made to the Water Infrastructure Charge Limit or, as the case may be, the Sewerage Infrastructure Charge Limit) in the following circumstances:

      (1) where the Director has given a Review Notice under paragraph 8 of Condition B, not later than 31st March immediately following the Review Notice Date;

      (2) where the Appointee serves a Reference Notice under paragraph 10 of Condition B, at the same time as that Reference Notice; and

      (3) in the case of a Periodic Review carried out under paragraph 9 of Condition B, not later than 31st March immediately following the Review Notice Date.

3.3 The Appointee shall furnish to the Director at the time when it gives the relevant notice to the Director under sub-paragraph 3.2 such Information as the Appointee reasonably believes is necessary to enable the director make his determination. The Appointee shall also furnish to the Director as soon as reasonably practicable such further Information as the Director may by notice to the Appointee from time to time reasonably require to make his determination.

3.4 The Appointee shall also furnish to the Director from time to time when so requested by the Director such Information as the Director may reasonably require to decide whether or not to give a notice to the Appointee under sub-paragraph 3.1.

3.5 Any Information furnished. to the Director under this paragraph shall, if the Director so requires to make his determination, be reported on by a person appointed by the Appointee and approved by the Director (such approval not to be unreasonably withheld) ("the Reporter").

3.6 The Appointee shall enter into a written contact of engagement with the Reporter which shall:

      (1)  where such a report is required by the Director under sub-paragraph
           3.5 require the Reporter to prepare and furnish to the Director, and separately to the appointee, a written report addressed jointly to the Director and to Appointee in form and substance such as may be specified by, or consistent with any guidelines specified by, the Director at the time when he requires the report to be furnished, the matters so specified being reasonably appropriate to enable to Director to make his determination (to the extent that the information in respect of which that report is required to be prepared and furnished is relevant to that determination); and

      (2) include a term that the Reporter will provide such further explanation or clarification of his report as the Director may reasonably require and such further information in respect of, or verification of, the matters which and the subject of his report as the Director may reasonably require.

      The contract of engagement may also include provisions requiring the Reporter, his employees and agents to keep confidential and not to disclose, except to the Director or as required by law, any Information which the Reporter obtains in the course of preparing his report.

3.7 The Appointee shall cooperate fully with the Reporter to enable him to prepare his report including without limitation, so far as is necessary for that purpose and subject to reasonable prior notice to the Appointee, allowing the Reporter at reasonable hours to inspect and make photocopies of and take extracts from, any books and records of the Appointee maintained in relation to the Appointed Business.

3.8   Nothing in sub-paragraph 3.7 shall require the Appointee:

      (1)  to do anything which is outside its reasonable control; or

      (2) to do, or to allow the Reporter to do, anything which would materially disrupt the Appointee's business (unless it is essential that that thing be done to enable the Reporter to prepare his report).

3.9 In sub-paragraphs 3.7 and 3.8 references to the Reporter include references to his employees and agents.

4.    References to the Monopolies Commission

      Where:

      (1) following the giving of a notice under sub-paragraph 3.1 or 3.2, the Director has not given notice to the Appointee of his determination within 1 year from the Review Notice Date; or

      (2) the Appointee disputes any determination made by the Director under this Condition the Appointee may, by notice given to the Director within:

      (a) 13 months from the Review Notice Date (in the cases referred to in sub-paragraph (1)); or

      (b) 2 months from the date on which the Director gives notice of his determination to the Appointee (in the case referred to in sub-paragraph (2)

require the Director to refer to the Monopolies Commission for determination by it:

      (i)  in any case referred to in sub-paragraph (1), the relevant question;
           or

      (ii) in the case referred to in sub-paragraph (2), the disputed determination.

5.    Modification of this Condition

5.1 This Condition shall be modified by the change (if any) to the Water Infrastructure Charge Limit or, as the case may be, the Sewerage Infrastructure Charge Limit necessary to give effect to any determination made by the Director or the Monopolies Commission under, or, as the case may be, following a reference under, this Condition.

5.2 Where the Appointee requires the Director to make a reference to the Monopolies Commission under paragraph 4 this Condition shall be modified by the change (if any) to the Water Infrastructure Charge Limit or, as the case may be, the Sewerage Infrastructure Charge Limit necessary to give effect to the Director's determination but so that sub-paragraph 5.1 shall then apply to the determination made by the Monopolies Commission following such reference.

5.3 The provisions of sub-paragraph 5.2 of Condition B, shall apply mutatis mutandis to this Condition.

Condition D: Charges Schemes

1.    In this Condition:

           "the Instalment Amount" means the aggregate amount which would fall to be paid in the relevant year by way of payments of interest and repayments of capital if an amount equal to the Water Infrastructure Charge or, as the case may be, the Sewerage Infrastructure Charge payable for the relevant connection had been borrowed by the Appointee on terms:

                (1) requiring interest to be paid and capital to be repaid in twelve equal annual installments; and

                (2) providing for the amount of the interest to be calculated at such rate, and in accordance with such other provision, as may have been determined either by the Appointee with the approval of the Director or, in default of such a determination, by the Director;

           the reference to domestic purposes in relation to the drainage of premises is reference to the purposes specified in section 71(2)(a)(i), (ii) and (iii).

2.1 It shall be the duty of the Appointee to ensure that at all times on and after the relevant date specified in sub-paragraph 2.2 there is in effect a charges scheme in accordance with section 76 by which:

           (1) it fixes the charges to be paid for supplies of water for domestic purposes and for the drainage for domestic purposes of premises except. where such charges are determined by or in accordance with such an agreement as is referred to in section 75 (including any such agreement made or entered into by the Water Authority under section 30 of the 1973 Act as, in accordance with a scheme under Schedule 2, is transferred to the Appointee); and

           (2) it fixes the charges to be paid for such connections as are described in section 79(2).

2.2 The relevant date for the purpose of sub-paragraph 2.1(1) is the transfer date and for the purpose of sub-paragraph 2.1(2) is 1st April 1990.

3. For the purposes of paragraph 2 so much or any such charges scheme made by the Water Authority under section 31 of the 1973 Act as by virtue of paragraph 16(1) of Schedule 26 has effect on and after the transfer date as if it were a scheme made under section 76 by the Appointee shall be treated as a charges scheme in accordance with section 76.

4. Any such charges scheme as is required to be in effect by virtue of sub-paragraph 2.1(2) shall provide that in the case of a connection to a water supply or, as the case may be, to a public sewer of a building or part of a building which is occupied as a dwelling house immediately before the connection is made:

      (1) the relevant charges shall be paid in full, within a reasonable period specified by the Appointee after the connection in respect of which those charges are payable is made; or, at the option of the person liable to pay the relevant charges,

      (2) an amount equal to the Installment Amount shall be paid in each of the twelve years following the relevant connection being made subject only to that person giving such undertakings to that effect as the Appointee may reasonably require.

5.    The Appointee shall:

      (1) inform persons who inquire about charges for such connections as are described in section 79(2) that it is required to have in effect a charges scheme in respect of such charges and or the provisions required to be included in that charges scheme by virtue of paragraph 4;

      (2) make a copy of any such charges scheme as is required to be in effect by virtue of paragraph 2 in its latest form available for inspection at each Relevant Premises; and

      (3) send a copy of any such scheme in its latest form free or charge to any person requesting it.

7. Nothing in this Condition shall prevent the Appointee from entering into such an agreement as is referred to in section 75.

Condition E:  Prohibition on Undue Discrimination and Undue Preference and
              Information on charges

1.    This Condition applies in relation to charges:

      (1) fixed by the Appointee under any such charges scheme as is referred to in section 76 by which the Appointee fixes the charges to be paid:
           (a) for any water supply or sewerage services provided by the Appointee in the course of carrying out its functions; or
           (b)  in any of the cases described in section 76(1)(b);
      (2) for any water supply or sewerage services provided by the Appointee in the course of carrying out its function or in connection with the carrying out of the Appointee's trade effluent functions payable under any such agreement as is referred to in section 75 (including any such agreement made or entered into by the Water Authority under section 30 of the 1973 Act as, in accordance, with a scheme under
           Schedule 2, is transferred to the Appointee) which are in 'accordance with standard charges published or fixed by the Appointee;
      (3) payable where a discharge is made in pursuance of a consent given by the Appointee or, as the case may be, the Water Authority for the purposes of the 1937 Act which are in accordance with standard charges published or fixed by the Appointee;
      (4) determined by agreement in respect of a supply of water for non-domestic purposes which are in accordance with standard charges published or fixed by the Appointee:
      (5) for any water supply or sewerage services provided by the Appointee fixed under any such charges scheme made by the Water. Authority under section 31 of the 1973 Act as by virtue of paragraph 16(1) of
           Schedule 26 has effect on and after the transfer date as if it were a charges scheme made under section 76 by the Appointee;
      (6) for any water supply or sewerage services provided by the Appointee in the course of carrying out its functions or in connection with the carrying out of the Appointee's trade effluent functions payable under any such agreement as is referred to in section 75 which are not in accordance with standard charges published or fixed by the Appointee;
      (7) payable where a discharge is made in. pursuance of a consent given by the Appointee or as the case may be, the Water Authority for the purposes of the 1937 Act which are not in accordance with standard charges published or fixed by the Appointee; and
      (8) determined by agreement in respect of a supply of water for non-domestic purposes which are not in accordance with standard charges published or fixed by the Appointee.

In this paragraph references to standard charges published or fixed by the Appointee are to such charges, whether published or fixed under a charges scheme or otherwise.

2. It shall be the duty of the Appointee in fixing or agreeing charges falling within any of sub-paragraphs 1(1) to 1(5) inclusive to ensure that no undue preference is shown to, and that there is no undue discrimination against any class of customers or potential customer:

3. It shall be the duty of the Appointee in fixing or agreeing charges falling within any of sub-paragraph: 1(1) to 1(5) inclusive to ensure that no undue preference is shown to, and that there is no undue discrimination against, any customer or potential customers but so that nothing in this paragraph shall require the Appointee to have regard to any charges or agreed by the Water Authority prior to the transfer date.

4. The Appointee shall provide to the Director such Information as the Director may reasonably request in order to satisfy himself that the Appointee is complying with this Condition, it being acknowledged that Information with which the Director is furnished from time to time under Condition F may not be sufficient or relevant of itself for this purpose.

5. Thc Appointee shall provide to the Director such Information as the Director may from time to time reasonably request about the nature of any supply, Service or trade effluent function made, provided or carried out under any such agreement or consent as is referred to in sub-paragraphs 1(6), 1(7) and 1(8) and the terms and conditions on which that supply, service or trade effluent function is made, provided or carried out.

6.    This Condition shall not apply:

      (1) to any such metering trial scheme as was made by the Water Authority in accordance with section 4 of the Public Utility Transfers and Water Charges Act 1983 before the transfer date and which:
           (a) was either in force immediately before the transfer date or is due to come into force after the transfer date; and
           (b) continues in force, in accordance with paragraph 16 or Schedule 26, as a scheme made by the Appointee under section 76;
      (2)  to so much of any such scheme as is made by the Appointee under section 76 which is approved under the said section 4 and amends any such scheme as is referred to in sub-paragraph (1);
      (3) so as to require the Appointee to contravene any local statutory provision:
      (4)  to:
           (a) any such terms or conditions as are determined by the Director or by the Secretary of State (or by a person appointed by either of them) under section 46 or, as the case may be, under section 27 of the 1945 Act;
           (b) any such conditions as are imposed by the Secretary of State or, as the case may be, the Director under section 61 of the Public Health Act 1961 in respect of any appeal under section 3 of the 1937 Act; or
           (c) the provisions included in any notice served by the Secretary of State under paragraph 3(2) of Schedule 9 or anything required to be done by the Appointee under paragraph 4 of Schedule 9 so as to secure compliance with those provisions or so as to require the Appointee to have regard to any such terms, conditions or provisions;
      (5) to any Water Infrastructure Charge or Sewerage Infrastructure Charge the amount of which does not exceed the relevant amount specified in Condition C which applies from time to time for the purposes of that Condition; or
      (6) to any terms and conditions on which any supply of water in bulk is given by the Appointee to another water undertaker.

7. The Appointee shall not be treated as having fixed or agreed charges for the purposes of paragraph 2 or 3 solely by reason that:

      (1) any charges scheme made by the Water Authority under section 31 of the 1973 Act has effect on and after the transfer date by virtue of paragraph 16(1) of Schedule 26 as if. it were a charges scheme made under section 76 by the Appointee; or

           (3) any agreement made or entered into by the Water Authority is transferred to the Appointee in accordance with a scheme under
                Schedule 2.

Condition F: Accounts and accounting information

1.    Introduction

      The purposes of this Condition are to ensure that:

      (1) the financial affairs of the Appointed Business can be assessed and reported on separately from other businesses and activities or the Appointee;

      (2) information on revenue, costs, assets and liabilities attributable to specified activities of the Appointed Business can be provided and reported on;

      (3) transactions between the Appointee and/or the Appointed Business and any other business or activity of the Appointee and/or any Associated Company can be assessed and reported on; and

      (4) the Director is furnished with regular compare the position and performance (including, without limitation, costs) of the Appointed Business and of so much of the respective businesses and activities of all other undertakers holding appointments made under Chapter I of
           Part II of the Act as consists of the carrying out of the Regulated Activities.

2.    Interpretation and Construction

2.1   In this Condition and for the purposes of this Condition:

      reference: to "the Appointed Business" shall be construed as if the Appointed Business included the management and holding by the Appointee of any protected land for so long as it is not transferred under paragraph 7 or Condition K;

      "infrastructure assets" means

           (1) Network Assets, as determined in paragraph 1 of Condition L; and

           (2) all of the following:

               (a) valves and hydrants forming part of the water and trunk main systems:

               (b)   impounding and pumped raw water storage reservoirs;
               (c)   dams,
               (d)   sludge pipe lines; and
               (e) outfall pipes and other pipes for the conveyance of effluent from any sewage disposal works or the Appointee which discharge directly into the sea or coastal waters;

"infrastructure renewals expenditure" means expenditure on maintaining or restoring the original operating capability, qualitative performance and condition of infrastructure assets, other than expenditure which is capitalized and routine day to day maintenance expenditure which is charged as an operating cost to the profit and 1oss account:

"Principal Services" means

      (1)  water supply; and
      (2)  sewerage services

and references to a Principal Service are to either and each of water supply and sewerage services;

"sewerage services" includes sewage treatment and disposal and reception, treatment and disposal of trade effluent.

2.2 Except where otherwise expressly provided, references in this Condition to costs or liabilities Shari be construed as including taxation, and references to any profit and loss account shall be construed accordingly.

2.3   For the purposes of this Condition:

      (1) all forms of property shall be assets, whether situated in the United Kingdom or not, including:
           (a)  options, debts and incorporeal property generally; and
           (b)  any currency including sterling;

      (2) references to the supply of a service include references to anything (including the services of any employee) being made available: and

      (3) references to a transfer of an asset or liability include references to a part transfer of an asset or liability and, without limitation, there is a part transfer of an asset where an interest or right in or over the asset is created.

3.    Accounting Records

      The Appointee shall keep proper accounting records in a form which enables the revenues, costs, assets and liabilities of, or reasonably attributable to, the respective businesses and activities of the Appointee described in this Condition and the other matters mentioned in this Condition to be separately identified, having regard to the terms of any guidelines notified from time to time by the Director to the Appointee under paragraph 5,7 or 8.

4.    Accounting Statements

4.1 The Appointee shall prepare on a consistent basis in respect of each year ending after the transfer date accounting statements which shill comprise, and show separately in respect of each of:

      (1)  the Appointed Business;
      (2) on an aggregated basis, all businesses and activities of the Appointee other than the Appointed Business; and
      (3) on an aggregated basis, all businesses and activities of the Appointee including the Appointed Business a profit and loss account, a statement of assets and liabilities and a statement of source and application of funds, together with notes thereto, setting out the revenue, costs (including depreciation, where charged), assets and liabilities thereof, or reasonably attributable thereto.

4.2   Accounting statements prepared under sub-paragraph 4.1 shall:

      (1) so far as reasonably practicable having regard to the purposes of this Condition, have the same content as the annual accounts of the Appointee prepared under the 1985 Act and be prepared in accordance with the formats and the accounting policies and principles which apply to those annual accounts; and

      (2) state the principal accounting policies applied.

5.    Segmental Information

5.1 Accounting statements prepared under paragraph 4 shall show or disclose separately:

(1) an analysis or total operating cost: (excluding interest and taxation) of the Appointed Business showing separately for each Principal Service:

      manpower costs,
      other costs of employment,
      power,
      local authority rates,
      water charges (including abstraction charges and amounts payable for taking supplies of water in bulk) local authority sewerage agencies materials and consumables, hired and contracted services, charges for bad and doubtful debts, depreciation and amorization (where charged), intangible assets written off, infrastructure renewals expenditure, exceptional items, and on an aggrregated basis, all other operating costs.

The analysis shall include the details reasonably necessary to reconcile the operating costs shown in it with the total operating costs (excluding interest and taxation) of the Appointee shown in the accounting statements "prepared under paragraph 4 in respect of the same period;

(2) an analysis of total turnover of the Appointed Business showing separately turnover attributable to:

(a) water supply and, separately on an aggregated basis, sewerage and sewage treatment and disposal (excluding reception, treatment and disposal of trade effluent), distinguishing in each case between the provision of those services on a measured and unmeasured basis respectively;

(b) on an aggregated basis, reception, treatment and disposal of trade effluent;

(c)   grants; and

(d)   on an aggregated basis, all other sources;

(3) analysis of total tangible fixed assets attributable to the Appointed Business showing separately:

      (a) for each of the items included in the annual accounts of the Appointee prepared under the 1985 Act required to be disclosed under
           Section 3 of Part I of Schedule 4 to the 1935 Act; or

      (b) for each of the items included in such other analysis of tangible fixed assets by asset type as is disclosed in those annual accounts; and

      (c) if not separately disclosed in those annual accounts, for infrastructure assets amounts attributable to each Principal Service, and, as a separate category, on an aggregated basis tangible fixed assets which are not attributable to either Principal Service.

      The analysis shall include:

      (i) the details reasonably necessary to reconcile the tangible fixed assets shown in it with the tangible fixed assets shown in the analysis prepared under this sub-paragraph in respect of the immediately preceding financial year (including details of grants);

      (ii) a statement of any assets which have been re-classified as current assets during the relevant financial year; and

      (iii) to the extent that information is required to be given in respect of any of the items included in the annual accounts or the Appointee prepared under the 1985 Act referred to in this sub-paragraph 5.1(3) by virtue of Part III of Schedule 4 to the 1985 Act, the same information in respect of those items.

      In the case of the first analysis prepared under this sub-paragraph the reconciliation required to be included under or above shall be with the analysis prepared by the Water Authority in respect of the financial year ended last before the transfer date; and

      (4) details necessary to reconcile expenditure made or incurred in relation to infrastructure assets with the expenditure made or incurred in relation to Network Assets during the same financial year as shown in the statement required to be delivered to the Director under sub-paragraph 5.3 of Condition L.

5.2 Accounting statements prepared under paragraph 4 shall show separately for each item relating to sewerage services included in the analyses under sub-paragraphs 5.1(1) (operating costs) and 5.1(3) (tangible fixed assets) an analysis between amounts which are attributable to sewerage (including reception of trade effluent) and sewage treatment and disposal (including treatment and disposal of trade effluent).

5.3 The Director may, after consulting with such bodies as are reasonably representative of undertakers holding appointments made under Chapter I of
      Part II of the Act or, if none, the Appointee, from time to time by reasonable notice to the Appointee specify in such guidelines as are reasonable and appropriate for the purpose set out in sub-paragraph 1(4) variations of:

      (1)  the matters required to be shown or disclosed under sub-paragraph 5.1
           (1) (but not so as to require separate analyses or matters comprised within any or the items listed in that sub-paragraph); and

      (2) the items in respect of which the analysis of total fixed assets is to be prepared under sub-paragraph 5.1(3)

      and thereafter the Appointee shall show or disclose information under sub-paragraph 5.1.(1) in respect of those matters or, as the case may be, shall prepare the analysis under sub-paragraph 5.1(3) in respect. of those items, in each case as so varied from time to time.

6. Transactions entered into by the Appointee or the Appointed Business with or for the benefit of Associated Companies or other businesses or activities of the Appointee

6.1 Accounting statements prepared under paragraph 4 shall disclose in relation to each transaction of a description specified in the first column of the Appendix to this Condition which took place during the financial year to which those statements relate, the company or, as the case may be, the business or activity which was party to the transaction with the Appointee or, as the case may be, the Appointed Business or which otherwise benefited from the transaction and the information in relation to that transaction specified in the second column of that Appendix.

6.2 Any amount to be disclosed in relation to a transaction specified in paragraph 3, 4, 5 or 6 of the Appendix may be aggregated with any amount relating to any other transaction falling within the same paragraph with the same company or other business or activity of the Appointee.

6.3 Nothing in sub-paragraph 6.1 shall require the disclosure of any information if the aggregate of any amounts required to be disclosed under paragraphs 3, 4, 5 and 6 of the Appendix relating to transactions with the same company or other business or activity of the Appointee is not material to the Appointed Business as a whole. For the avoidance of doubt, if the aggregate of such amounts is material to the Appointed Business as a whole then information shall be disclosed in accordance with this paragraph and the Appendix in relation to each such transaction (subject always to sub-paragraph 6.2). For the purpose of this sub-paragraph the question whether an amount is material to the Appointed Business as a whole shall be determined by the Auditors by reference to whichever is the greater of

      (1) the book value of the asset or liability the subject of, or affected by, the transaction; and

      (2)  the consideration or other charge given, paid or waived.

6.4 Nothing in this paragraph 6 or the Appendix shall require the disclosure of information which relates solely to a transaction wholly unconnected with the Appointed Business.

7.    Basis of allocations and apportionments

      7.1 The analyses of operating costs and tangible fixed assets prepared under sub-paragraphs 5.1(1), 5.1(3) and 5.2 shall give a description of the bases of any apportionments or allocations of costs and assets and shall be prepared in accordance with any guidelines which may be issued from time to time by the Director under sub-paragraph 7.3.

      7.2  Accounting statements prepared under paragraph 4 shall:

           (1) describe the basis of any apportionment or allocation of revenues, costs, assets and liabilities between the Appointed Business and any other business or activity of the Appointee or between the Appointee and any Associated Company;

           (2) specify the nature of the revenue:, costs, assets or liabilities which have been so apportioned or allocated; and

           (3) specify between which business, activity or Associated Company the revenues, costs, assets or liabilities have been so apportioned or allocated.

7.3 The Director may, after consulting such bodies as are reasonably representative of undertakers holding appointments made under Chapter I of
      Part II of the Act, or, if none, the Appointee, from time to time by reasonable notice to the Appointee issue such guidelines as are reasonable and appropriate for the purpose set out in sub-paragraph 1(4) as to the bases of allocations and apportionments to be adopted in preparing the analyses required under sub-paragraphs 5.1(1), 5.1(3) and 5.2 and in making the allocations and apportionments referred to in sub-paragraph 7.2(1) and thereafter the Appointee shall prepare the analyses and make the allocations and apportionments in accordance with such guidelines as may apply from time to time.

8.    Current Cost Accounting Statements

8.1 In addition to preparing accounting statements under paragraph 4, the Appointee Shall prepare accounting statements on the current cost basis in respect of the same period in accordance with such guidelines as are reasonable and appropriate for the purposes of this Condition as the Director may from time to time, after consulting with such bodies as are reasonably representative of undertakers holding appointments made under Chapter I of Part II of the Act or, if none, the Appointee, notify to the Appointee for the purposes of this paragraph.

8.2   Guidelines notified by the Director to the Appointee under sub-paragraph
      8.1 may:

           (1) specify the form and content of current cost accounting statements. including information on specified types of revenue, cost, asset or liability and information on the revenues, costs, assets and liabilities attributable to specified activities, provided that the guidelines may not require the Appointee to disclose information in such current cost accounting statements in respect of items in respect of which the Appointee is not required to give information in accounting statements prepared under paragraph 4 from time to time;

           (2) require any reconciliation that may be required with the annual accounts of the Appointee prepared under the 1985 Act;

           (3) specify the accounting principles and the bases of valuation to be used in preparing current cost accounting statements; and

           (4) specify the nature of the report by the Auditors required to be given in respect of accounting statements.



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

9.    Audit and publication of accounting statements

9.1 The Appointee shall procure the following reports by the Auditors addressed to the Director:

      (1) in respect of each set of accounting statements prepared under this Condition, a report stating whether in their opinion:

           (a) proper accounting records have been kept by the Appointee as required by paragraph 3; and

           (b) that set of accounting statements (including the information required to be shown or disclosed under paragraphs 5, 6 and 7) is in agreement with the Appointee's accounting records and complies with the relevant paragraphs including any relevant guidelines) or, in the case of accounting statements prepared under paragraph 8, complies with the relevant guidelines;

      (2) in respect of each set of accounting statements prepared under paragraph 4, a report stating whether in their opinion that set of accounting statements represents a true and fair view of the revenues, costs, assets and liabilities of, or reasonably attributable to, the businesses and activities mentioned in paragraph 4; and

      (3) in respect of each set of accounting statement prepared under paragraph 8, a statement of opinion as to such other matters as may be specified in the guidelines applying to those accounting statements.

9.2 The Appointee shall enter into a contract of appointment with the Auditors which shall include a term that the Auditors will provide such further explanation or clarification of their reports, and such further Information in respect of the matters which are the subject of their reports, as the Director may reasonably require.

9.3 The Appointee shall deliver to the Director a copy of each set of accounting statements prepared under this Condition and of each report referred to in sub-paragraph 9.1 as soon as reasonably practicable and in any event not later than six months after the end of the financial year to which they relate.


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


9.4 Accounting statements prepared under this Condition (excluding the information required to be disclosed under sub-paragraphs 5.1(4) and 5.2, paragraph 6 and sub-paragraphs 7.1 and 7.2 and any information exempted from this sub-paragraph from time to time by the Director by notice to the Appointee), together with the Auditors' report delivered to the Director under subparagraph 9.3 in respect of those accounting statements (but excluding any part of any such report to the extent that it relates specifically to any information excluded or exempted from this sub-paragraph as aforesaid) shall be published with the annual accounts of the Appointee prepared under the 1985 Act or, at the Appointee's option, with the annual accounts of its holding company prepared under the 1985 Act and copies thereof made available upon request to customers.

10.   References to the Monopolies Commission

10.1 The Appointee may, by notice given to the Director within 1 month of the date of any such notice or notification as is referred to in paragraphs 5, 7 and 8, require the Director to refer to the Monopolies Commission for determination by it the question whether the guidelines the subject of the relevant notice or notification arc appropriate and reasonable for the purposes specified in the relevant paragraph.

10.2 Where the Appointee requires the Director to make a reference to the Monopolies Commission under sub-paragraph 10.1 any guidelines issued by the Director which are the subject of that reference shall not apply unless and until the Monopolies Commission determines that they shall apply.

                                    APPENDIX


COLUMN 1                                                         COLUMN 2

1.       Any borrowings or sums lent:                            1.       The principal of the amount
                                                                          borrowed or lent, the date on which
         (a)      by or to the Appointed Business to or by                or the dates between which
                  any other business or activity of the                   repayment is to be made and the rate
                  Appointee; or                                           of interest
                                                                          payable.
         (b)      by or to the Appointee to or by any
                  Associated Company.

2.       The giving of any guarantee or any                      2.       The form of the guarantee or other
         other form of security by the                                    security given, the assets the subject
         Appointee for or in respect of any                               of the security, the amount of the
         obligations of any Associated                                    obligation (including where relevant
         Company.                                                         the rate of interest payable) and the
                                                                          date of maturity of the
                                                                          obligation.

3.       The transfer of any asset or liability:                 3.       The asset or liability the subject of
                                                                          the transfer, the amount of the
         (a)      to or by the Appointee by or to an                      consideration for the transfer and the
                  Associated Company; or                                  value attributable to the asset or
                                                                          liability in the accounting records
         (b)      to or by the Appointed Business by                      kept by the Appointee.
                  or to any other business or activity
                  of the Appointee.

4.       The supply of any service by or to the                  4.       The nature of the service supplied,
         Appoinee to or by an Associated                                  the terms on which it was supplied
         Company or by or to the Appointed                                and the total charge made for the
         Business to or by any other business                             service.
         or activity of the Appointee.

5.       The omission by the Appointee or any                    5.       The Company omitting to exercise the
         Associated Company to exercise a right as a                      right and the amount by which the value* of
         result of which the value* of the aggregate                      the net assets of the Appointee is decreased.
         assets less the aggregate liabilities ("net
         assets") of the Appointee is decreased.

6.       The waiver by the Appointee or the                      6.       The amount of the consideration,
         Appointed Business of any consideration,                         renumeration or payment waived.
         renumeration or other payment owed to it by
         any Associated Company or other business or
         activity of the Appointee.



*For this purpose the value shall be taken to be the value attributed to the relevant items in the accounting records kept by the Appointee or, in the case of an interest in land or buildings which is affected by the omission, the open market value of that interest or, where under Condition K, a certificate as to the best price of that interest has been furnished to the Director, that best price.

Condition G: Code of Practice for Customers and relations with the Customer Service Committee


1. The Appointee shall within two months after the transfer date prepare and submit to the Director for his approval a Code of Practice:

         (1) describing the nature of the services to domestic customers provided by the Appointee in the course of the Appointed Business;

         (2) describing the tariffs charged to domestic customers and such other terms on which those services are provided as the Appointee considers appropriate for inclusion;

         (3) describing arrangements for the payment of bills by domestic customers including information about payment by installments and budget plans;

         (4) describing the procedure for handling complaints from domestic customers established by the Appointee under paragraph 7;

         (5) setting out information as to the availability of, facilities for and any amount payable in respect of, the testing of meters and describing the method of proof and effect of a meter reading, liability for charges after ceasing to occupy metered premises and the offences referred to in paragraph 3 of Schedule 10 (Offenses of tampering with meters etc.)

         (6) informing customers what they should do in cases of emergency and when enquiries of the Appointee; and

         (7) describing the functions of the Customer Service Committee under the Act and informing customers where they can contact the Customer Service Committee.

2. The Appointee shall, not less frequently than once every three years and if and whenever requested to do so by the Director but not more frequently than once a year. review the Code and the manner in which it has operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

3. In carrying out any review of, or making any substantive revision of the Code or its operation (whether under paragraph 2 or otherwise) the Appointee shall consult the Customer Service Committee and shall consider any representations made by it about the Code or the manner in which it is likely to be or as the case may be, has been operated.

4. The Appointee shall submit to the Director for his approval any revision of the Code which, after consulting the Customer Service Committee if so required under paragraph 3, it wishes to make.

5. The Appointee shall make such modifications to the Code and any revision or the Code as the Director, after prior consultation with the Appointee, may specify within two months after the date on which the Code or, as the case may be, the relevant revision is submitted to him under paragraph 1 or, as the case may be, under paragraph 4 as a condition of approving the Code under paragraph 1 or, as the case may be, approving any revision of the Code under paragraph 4, being such notifications as in the Director's opinion are necessary to ensure that the Code complies with the requirements specified in paragraph 1. The Director's approval shall be deemed to have been given if, within the said period of two months, he shall not have specified any such modifications to the Code or, as the case may be, the relevant revision.

6.       The Appointee shall:

         (1) send a copy of the Code and each revision of it (in each case in the form approved, or deemed approved, by the Director) to the Customer Service Committee;

         (2) draw the attention of domestic customers to the existence of the Code and each substantive revision of it and how they may inspect or obtain a copy of the Code in its latest form;

         (3) make a copy of the Code in its latest form available for inspection at each Relevant Premises,

         (4) send a copy of the Code in its latest form free of charge to any person requesting it; and

         (5) provide the information referred to in sub-paragraph (5) of paragraph 1 with every demand for payment of charges which are fixed by reference to metered volume.

7. The Appointee shall establish within two months after the transfer date a procedure for handling complaints from customers about the manner in which the Appointee carries out the Appointed Business, which shall include particulars of the training to be given to staff in the handling of complaints.

8. The Appointee shall provide special means of identifying officers authorized by the Appointee when they visit customers' premises.

9. Subject to paragraph 10, the Appointee shall at the request of the Customer Service Committee meet the Customer Service Committee not less frequently than once in each Charging Year and an such other occasions as the Customer Service Committee may reasonably request.

10. The Appointee shall not be required to meet the Customer Service Committee under this Condition before the expiry of three months after the transfer date.

11. At not less than one meeting in each Charging Year held pursuant to paragraph 9 the Appointee shall be represented by at least one director of the Appointee.



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

Condition H: Code of Practice and Procedure on Disconnection

1. The Appointee shall within two months after the transfer date prepare and submit to the Director for his approval a Code of Practice which shall:

         (1) give guidance to domestic customers who have difficulty in paying their bills:

         (2) describe the procedure adopted by the Appointee in accordance with paragraph 7 which the Appointee will follow before it disconnects a supply of water to any domestic premises; and

         (3) contain such other information as the Appointee considers appropriate.

2. The Appointee shall, not less frequently than once every three years and if and whenever requested to do so by the Director but not more frequently than once a year, review the Code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

3. In carrying out any review of, or making any substantive revision of, the Code or its operation (whether under paragraph 2 or otherwise) the Appointee shall consult the Customer Service Committee and shall consider any representations made by it about the Code or the manner in which it is likely to be or, as the case may be, has been operated.

4. The Appointee shall submit to the Director for his approval any revision of the Code which, after consulting the Customer Service Committee if so required under paragraph 3, it wishes to make.

5. The Appointee shall make such modifications to the Code and any revision of the Code as the Director, after prior consultation with the Appointee, may specify within two months after the date on which the Code or, as the case may be, the relevant revision is submitted to him under paragraph 1 or as the case may be, paragraph 4 as a condition of approving the Code under paragraph 1 or, as the case may be, approving any revision of the Code under paragraph 4, being such modifications as in the Director's opinion are necessary to ensure that the Code complies with the requirements specified in



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         sub-paragraph, 1(1) and 1(2). The Director's approval shall be deemed to have been given if, within the said period of two months, he shall not have specified any such modifications to the Code or as the case may be, the relevant revision.

6.       The Appointee shall:

         (1) send a copy of the Code and each revision of it (in each case, in the form approved, or deemed approved, by the Director) to the Customer Service Committee;

         (2) with every demand for payment of charges, draw the attention of domestic customer to the existence of the Code in its latest form and how they may inspect or obtain a copy;

         (3) make a copy of the Code in its latest form available for inspection at each Relevant Premises; and

         (4) send a copy of the Code in its latest form free of charge to any person requesting it.

7.1 The Appointee shall adopt a procedure in relation to disconnections of water supply to domestic premises for non-payment of charges due to the Appointee or, as the case may be, the Water Authority in respect of the supply of water to those premises ("Relevant Charges") which and be consistent with the provisions of section 49 and with the principles set out in sub-paragraphs 7.2 to 7.5.

7.2 A supply of water to domestic premises should not be disconnected if the occupier of those premises has been served with notice requiring him to pay Relevant Charges and within seven days beginning with the day after which the notice was served serves a notice on the Appointee stating that he disputes his liability to pay those Relevant Charges except where:

         (1) the Appointee or, as the case may be, the Water Authority, has obtained an enforceable judgment against him for the payment of those Relevant Charges but they remain unpaid for any reason (other than by virtue of compliance with the terms of the judgment); or



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         (2)      he is in breach of a payment agreement for the payment or
                  those Relevant Charges entered into with the Appointee since the service of his notice.

and in either of the cases mentioned in (1) and (2) except at a time when the person liable to pay those Relevant Charges is the occupier of the premises.

7.3      A supply of water to domestic premises should not be disconnected:

         (1) if the person liable to pay Relevant Charges informs the Appointee that he is applying for help to the Social Security Office or local Social Services Department for so long as that Office or Department asks the Appointee to delay disconnection; or

         (2) for so long as the person liable to pay those Relevant Charges complies with an agreement entered into with the Appointee or, as the case may be, the Water Authority, for the payment of those Relevant Charges.

7.4 Where neither sub-paragraph 7.2 nor sub-paragraph 7.3 applies a supply of water to domestic premises should not be disconnected:

         (1) except at a time when the person liable to pay Relevant Charges is the occupier of these premises; and

         (2) except where the Appointee or, as the case may be, the Water Authority, has obtained an enforceable judgment against him for the payment of those Relevant Charges but they remain unpaid for any reason (other than by virtue of compliance with the term: of the judgment)

         but so that if prior to the date of the bill in respect of the Relevant Charges an order for payment of charges due in respect of a supply of water has been made by a court of competent jurisdiction against the occupier of those Premises in proceedings brought against that person by any water undertaker but the charges remain unpaid for any reason (other than by virtue of compliance with the terms of that order) sub-paragraph (2) shall not apply and the supply of water to those premises may be disconnected without court proceedings being taken.



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7.5      Before a supply of water to domestic premises is disconnected in accordance with the procedure adopted by the Appointee under this paragraph the Appointee should make reasonable attempts to contact the occupier with a view to agreeing a payment arrangement, failing which arrangement the Appointee should give notice of disconnection.

7.6 In this paragraph references to a supply of water being disconnected include references to the disconnection of a service pipe which for the purposes of providing a supply of water to the premises in question is connected with any water main of the Appointee and to a supply of water to those premises being otherwise cut off.

7.7 For the purposes of this paragraph "notice" means a notice served in accordance with section 187.

8. The Appointee shall inform the Customer Service Committee of the number or domestic premises in respect of which the supply of water has been disconnected for non-payment of choices during each consecutive period of six months commencing with the period of six months starting on the transfer date. Such information shall be provided within one month of the expiry of the period to which it relates and shall show separately the number of such premises in each part of the Area which is administered by the Appointee as an operating division, or equivalent, of the Appointed Business.



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Condition 1: Code of Practice and Procedure on Leakage

1. In this Condition "supply pipe" means that part or the service pipe for which the owner is responsible.

2. The Appointee shall within two months after the transfer date prepare and submit to the Director for his approval a Code of Practice concerning liability for charges of domestic customers occupying metered premises where there is an unidentified leak on the supply pipe. The Code shall contain Information as to the procedures described in paragraph 8 and such other information as the Appointee considers appropriate.

3. The Appointee shall not less frequently than once every three years and if and whenever requested to do so by the Director but not more frequently than once a year, review the Code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or the manner of its operation.

4. In carrying out any review of, or making any substantive revision of, the Code or in operation (whether under paragraph 3 or otherwise) the Appointee shall consult the Customer Service Committee and shall consider any representations made by it about the Code or the manner in which it is likely to be or, as the case may be, has been operated.

5. The Appointee shall submit to the Director for his approval any revision of the Code which, after consulting the Customer Service Committee if so required under paragraph 4, it wishes to make.

6. The Appointee shall make such modifications to the Code and any revision of the Code as the Director, after prior consultation with the Appointee, may specify within two months of the date on which the Code or, as the case may be, the relevant revision is submitted to him under paragraph 2 or, as the case may be, under paragraph 5 as a condition of approving the Code under paragraph 2, or as the case may be, approving any revision of the Code under paragraph 5, being such modifications as in the Director's opinion are necessary to ensure that the Code contains the information required by paragraph 2. The Director's approval shall be deemed to have been given if,



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         within the said period of two months, he shall not have specified any such modifications to the Code or, as the case may be, the relevant revision.

7.       The Appointee shall:

         (1) send a copy of the Code and each revision of it (in each case in the form approved, or deemed approved, by the Director) to the Customer Service Committee;

         (2) with every demand for payment of charges which are fixed by reference to volume, draw the attention of domestic customers to the existence of the Code in its latest form and how they may inspect or obtain a copy:

         (3) make a copy of the Code in its latest form available for inspection at each Relevant Premises; and

         (4) send a copy of the Code in its latest form free of charge to any person requesting it.

8.1      The Appointee shall follow the procedures described in this paragraph.

8.2 At the time when a meter is installed, the Appointee shall check the supply pipe between the meter and the customer's tap to establish if there are significant leaks in that pipe. Where as a result of that check a leak is detected in the supply pipe which can be repaired without additional excavation at the time the meter is installed the Appointee shall repair the leak at the Appointee's expense. Where as a result of that check a leak is detected which cannot be repaired without additional excavation, the Appointee shall notify the customer of the leak and ask the customer to repair it at the customer's expense. if the customer then fails to repair the leak, the Appointee shall be entitled to treat any subsequent loss of water as consumption by the customer and to charge the customer accordingly.

8.3 Subject to sub-paragraph 8.2. where after a meter has been installed, a subsequent meter reading indicates that a customer has an abnormally high consumption which could be due to an undetected leak in the supply pipe, then if a leak is subsequently discovered the Appointee shall make an adjustment to the customer's measured charges provided that the customer (or the owner responsible for the supply pipe) carries out the necessary remedial work at the customer's, or as the case may be, the owner's direction and expense within a reasonable period of time specified by the Appointee. The Appointee shall not be required to make such an adjustment in the event or a subsequent leak or where a leak has been caused through the negligence of the customer (or the owner responsible for the supply pipe) or their respective agents or when the customer knew or ought to have known that there was a leak and failed to repair it.

8.4 Where the Appointee is required to make an adjustment to the customer's measured charges under sub-paragraph 8.3, the adjustment shall be based upon the customer's past normal consumption. Where there is no record of past consumption the adjustment shall be based upon typical usage for property of a similar type and the customer's measured charges shall be further adjusted if the customer's subsequent accrual usage is significantly different.

8.5 Where the Appointee is required to make an adjustment to a customer's measured charges for water supply under this paragraph it shall make a similar adjustment to the customer's measured charges for sewerage services, provided that where sewerage services are provided in relation to the same premises by a different undertaker then the Appointee shall inform that undertaker as soon as reasonably practicable that the Appointee is required to make such an adjustment to the customer's measured charges for water supply and of the basis on which the adjustment has been, or will be, made.

8.6 Where the Appointee is informed by any water undertaker that it is required to make an adjustment to a customer's measured charges for a supply or water to any premises in relation to which the Appointee provides sewerage services the Appointee shall make an adjustment to the customer's measured charges for sewerage services on a basis similar to that made by that water undertaker.



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Condition J: Levels of Service Information and Service Targets

Part I.  Levels of Service Information

1.       Provision of Information

1.1 The Appointee shall in respect of each Charging Year, starting with the Charging Year commencing on lst April 1990, furnish Information to the Director once in each Charging Year in respect of the matters specified in and otherwise in accordance with, Appendix A to the letter entitled "Levels of Service dated 21st August 1989 from the Secretary or State to the Water Authority ("the Levels of Service Letter").

1.2 Where the Director is satisfied that the provision of Information in respect of the matter specified in Appendix A to the Levels of Service Letter is inadequate to enable him properly to keep the quality of the services provided by the Appointee in the course of the Appointed Business ("Services") under review the Director may subject to prior consultation with the Appointee specified in that Appendix in respect of which information is to be furnished under sub-paragraph 1.1 in a manner which is reasonable having regard to the Director's duties under sub-sections (1) and (2) of section 26 and thereafter the Appointee shall in respect of each Charging Year furnish information to the Director in respect of those matters as so varied. The Director may subject as aforesaid make variations from time to time under this sub-paragraph and references in this sub-paragraph to the matters in Appendix A to the Levels of Service Letter Shall be read and construed as though they were references to the matters specified in Appendix A as varied from time to time.

1.3 Where the Director considers it requisite or expedient for the purpose of deciding whether to make an application to the Secretary of State under section 38 or 68 (and, if so, what provisions should be set out in the application) or to require the Appointee to notify a Service Target under sub-paragraph 3.2 the Appointee shall furnish to the
         Director:

         (1) such further Information as the Director reasonably requires in respect of the quality of Services; and



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         (2)      Information in respect of the quality of Services in respect of any reasonable period other than a Charging Year and/or more frequently than once in a Charging Year (but not more frequently than is reasonable) as may be specified by the Director. Such Information at the Appointee's option, may consist of updating Information previously furnished to the Director under sub-paragraph 1.1, 1.2 or 1.3(1).

1.4 In this Condition references to the quality of Services shall include references to the manner in which the Appointee carries out the Regulated Activities.

2.       Reports, certificates etc.

         Information furnished to the Director by the Appointee under paragraph 1 (other than under sub-paragraph 1.3) and, where the Director so requires Information furnished to him by the Appointee under that sub-paragraph, ("Levels of Service Information") shall be accompanied by:

         (1) a report, signed by or on basis of the Appointee, containing such information as the Director may reasonably specify as to the methods used, and the steps taken, by the Appointee for the purpose of monitoring, assessing and reporting on the matters in respect of which Levels of Service Information has been furnished; and

         (2) a statement, signed by or on behalf of the Appointee, of the reasons why, and the extent to which, (if such be the case) the quality of any Services shall have been such that any standard by reference to which Levels of Service Information has been furnished shall not have been met. The statement shall include, without limitation, information as to the categories of persons to whom those Services have been so provided or who have been affected by the carrying on of the Appointed Business in that manner and their geographical distribution.


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Part II. Service Targets

3.       Setting of Service Targets by the Appointee

3.1 The Appointee shall once in each Charging Year starting with the Charging Year commencing on 1st April 1990, notify the Director of its intentions as to the quality of such Services as are specified in Appendix B to the Levels of Service Letter in respect of each Charging Year falling within the period beginning at the start of the Charging Year in which the notification falls to be given and ending on the expiry of such number of Charging Years as is specified in that Appendix and otherwise in accordance with the procedures specified in that Appendix.

3.2 Where the Director considers it requisite or expedient for the purpose of enabling him properly to keep the quality of Services under review the Director may require the Appointee to notify him of its intentions as to the quality of such other Services in accordance with such requirements as the Director may reasonably specify.

3.3 The Appointee's intentions shall be expressed in any notification under sub-paragraph 3.1 or 3.2 as a target (a "Service Target") for achievement by such date or over such period or at such times during such period as may be specified in Appendix B to the Levels of Service Letter or, as the case may be, as the Director may have specified when he requires the Appointee to notify him of it intentions under sub-paragraph 3.2 and in respect of the whole or such part of the Area as may be specified in the said Appendix B or, as the case may be, as the Director may have so specified and so as to be capable of verification in accordance with this Condition.

4.       Monitoring of Service Targets

         The Appointee shall keep under review during each Charging Year the quality of Service: as compared with any relevant Service Target notified by it to the Director under paragraph 3 as a target for achievement during that Charging Year or by a date or at a time during that Charging Year or over a period including that Charging Year. For this purpose the Appointee shall take such steps to monitor and assess the quality of Services as may be necessary to enable such comparison to be made and to enable the Appointee to make the report referred to in paragraph 5.



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5.       Reporting on Service Targets

5.1 The Appointee shall furnish to the Director a. written report (a "Service Target") as to the quality of Services as compared with any relevant Service Target.

5.2      A Service Target Report shall include:

         (1) all such Information as in the opinion of the Appointee is necessary to provide a proper explanation of the Report and of the quality of Services as compared with any relevant Service Target;

         (2) a statement of the methods used by the Appointee to keep the quality at Services under review in accordance with paragraph 4 and the steps taken by it to monitor and assess the quality of Services in accordance with that paragraph: and

         (3) if a Service Target in respect of foul flooding has been notified by the Appointee to the Director relating to the Charging Year in respect of which the relevant service Target Report is furnished, a statement as to the Appointee's practice in dealing with claims arising ant of loss or damage alleged to have been caused by foul flooding.

5.3 Without prejudice to the generality of subparagraph 5.2, a Service Target Report may include a statement of:

         (1) any matters which, in the opinion of the Appointee, will or may result in the Appointee being unable to achieve any Service Target or which hive resulted in the Appointee being unable to achieve any Service Target to the extent that it was expressed in the notification to the Director under paragraph 4 to be a target for achievement during the relevant Charging Year or by a date or at a time during that Charging Year:

         (2) any matters which have made it impossible for the Appointee to ascertain, either at all or with reasonable accuracy whether or not any Service Target has been, or is likely to be, achieved; and



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         (3)      any exceptional matters or matters out of the ordinary course and in each case outside the reasonable control of the Appointee which have effected the quality or any Services and which could fairly be said to render or to have rendered the achievement of any Service Target substantially more onerous.

5.4 The Appointee may also specify in a Service Target Report any revision of any Service Target which the Appointee has determined to make having regard to any matters included in that Service Target Report, including without limitation, such matters as are referred to in sub-paragraph 5.3, such revision may be, without limitation, as to the date by, or the period over, or the times at, which during any period the relevant Service Target was intended to be achieved, or the part of the Area in respect of which the relevant Service Target was intended to be achieved. Any such revised Service Target is hereinafter referred to as a "Revised Service Targets" Paragraphs 4, 5 (including this sub-paragraph) and 6 to 13 inclusive shall apply mutatis mutandis to any Revised Service Target.

5.5 The Appointee shall once in each Charging Year furnish a Service Target Report to the Director in respect of that Charging Year, provided that, if the Director considers it requisite or expedient for the purpose of deciding whether to make an application to the Secretary of State under section 38 or 68 (and, if so, what provisions should be set out in the application) the Appointee shall furnish a Service Target Report more frequently (but not more frequently than is reasonable).

6.       Measures to achieve Service Targets

         Where, following receipt by the Director of any Service Target Report, he considers it requisite or expedient for the purpose of deciding whether to make an application to the Secretary of State under section 33 or 68 (and, if so, what provisions should be set out in the application), the Appointee shall furnish to the Director in writing within such reasonable period as the Director may specify such further Information as the Director may reasonably require, including, but not limited to, Information as to:

         (1) the respective measures required to be taken to achieve any Service Target and the respective costs of such measures. (and, where more than one measure is available, whether or not subject to the

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                  expenditure of money, the Appointee shall give details of the alternative measures); and

         (2) the measures being taken or proposed to be taken to achieve any Service Target.

Part III. Certification and Verification of Information

7. Levels of Service Information and Service Target Reports required to be furnished once in each Charging Year shall be accompanied by a certificate signed by the Auditors (or by such other person as the Director may approve such approval not to be unreasonably withheld) stating whether, in their opinion, the relevant Levels of Service Information and Information contained in the relevant Service Target Report has been ascertained by the use of the methods and the taking of the steps which the Appointee has informed the Director it has used and taken and whether, in there are on, the methods used and the steps taken an adequate for the purpose of ascertaining that Levels of Service Information and the Information contained in that Service Target Report To the extent that Levels of Service Information and a Service Target Report contain the same Information and are furnished at the same time only one certificate need be provided under this paragraph. Levels of Service Information and Service Target Reports furnished in accordance with any requirement of the Director under sub-paragraph 1.3 or sub-paragraph 5.5 shall also be accompanied by a like certificate if the Director so requires.

8. The Appointee shall cooperate fully with the Director in any investigation of:

         (1) the accuracy and sufficiency of any Information furnished by the Appointee to the Director under this Condition;

         (2) the methods used and steps taken by the Appointee to ascertain any such Information; and

         (3)      whether any Service Target has been achieved

which the Director may carry out for the purpose of deciding whether to make an application to the Secretary of State under section 38 or 68.



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9.       Such cooperation shall include, without limitation:

         (1) subject to reasonable prior notice to the Appointee, giving to the Director access at reasonable hours to any Relevant Plant and to any premises occupied by the Appointee in relation to carrying out the Regulated Activities; and

         (2) subject to reasonable prior notice to the Appointee, allowing the Director at reasonable hours:

                  (a) to inspect and make photocopies of, and take extracts from, any books and records of the Appointee maintained in relation to the Appointed Business;

                  (b) to carry out inspections, measurements and tests on or in relation to any such premises or Relevant Plan; and

                  (c) to take on to or in to any such premises or Relevant Plan such other persons and such equipment as may be necessary for the purpose of such investigation.

10.      Nothing in paragraphs 8 and 9 shall require the Appointee:

         (1)      to do anything which is outside its reasonable control; or

         a) to do or to allow the Director to do anything which would materially disrupt the Appointee's business (unless it is essential for the purposes of the investigation that that thing be done).

11. The Appointee shall not be liable to the Director for any loss or damage to persons or property which arises out of the Director having such access or doing any such thing as is mentioned in paragraphs 8 and 9 except to the extent that loch loss or damage is caused by the Appointee's negligence or willful default.



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12.      In paragraphs 9, 10 and 11:

         (1) references to the Director include references to his employees and agents; and

         (2) "Relevant Plant" means any plant used by the Appointee for the purpose of the Appointed Business including, without limitation, water mains, sewers and other pipes and their accessories.

Part IV. Publication of Information

13. Unless the Director otherwise consents in writing (such consent not to be unreasonably withheld) pursuant to a application to him in that behalf by the Appointee when the relevant Information and Reports are furnished to the Director under this Condition the Appointee shall:

         (1) draw the attention of customers to the existence of Levels of Service Information (excluding any report or statement furnished under paragraph 2) and Service Target Reports furnished to the Director under this Condition in respect of a Charging Year;

         (2) make a copy of the most recent Levels or Service Information (excluding any report or statement furnished under paragraph
                  2) and Service Target Report available for inspection at each Relevant Premises; and

         (3) send a copy of the most recent Levels of Service Information (excluding any report or statement furnished under paragraph
                  2) and Service Target Report to any person requesting it.



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Condition K: "Ring Fencing", Disposals of Land and Changes of Use of Land

1.       Introduction
         The purposes of this Condition are to ensure:

         (1) that the Appointee retains sufficient rights and assets for the purpose described in sub-paragraph 3.1; and

         (2) that the best price is received from disposals of land to which this Condition applies so as to secure benefits to customers through the application of the proceeds of such disposals to reduce charges as provided in, and subject to the provisions of, Condition B.

2.       Interpretation and Construction

2.1      In this Condition and for the purposes of this Condition:

         references in paragraph 7 to the "Appointed Business" shall be construed as if the Appointed Business included the management and holding by the Appointee of any protected land for so long as it is not transferred under that paragraph;

         "the Consent Limit" for the purpose of any disposal of land in the respective areas specified in Column (1) of the table in the definition of the "Materiality Amount" is:

         (1) such amount as is found by multiplying by 10 the figure in Column (2) of that table set opposite the relevant area (or such greater amount as may from time to time be the relevant Materiality Amount for the purpose of any disposal of land in the relevant area); or

         (2) such greater amount as may from time to time be determined by the Director and approved by the Secretary of State;

         a "Disposal Certificate" means a certificate signed by all the directors of the Appointee for the time being or approved by a duly convened meeting



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         of the board of directors of the Appointee for the time being and signed by a director or the secretary of the Appointee confirming that it has been so approved and having attached to it a certified copy of an extract of the minutes of the relevant meeting containing the resolution to approve the certificate;

         "formal tender" means a tender, acceptance of which creates a binding obligation to purchase;

         "an Interim Use" means, in relation to any protected land a use to which the land may be put which does not:

         (1) require any material works to be carried out to implement that use; or

         (2) in the reasonable opinion of the Appointee, taking account of proper professional advice obtained by the Appointee for that purpose, materially reduce the value of the land on cessation of such use;

         "land" includes any interest or right in or over any land;

         "the Materiality Amount" for the purpose of any disposal of land in the respective areas specified in Column (1) of the table below is the amount set opposite those areas in Column (2) of that table


         (1)                                              (2)
                                                          (pound)

         Greater London                                   250,000
         Bedfordshire, Berkshire,                         200,000
         Buckinghamshire, East
         Sussex, Essex,
         Hertfordshire, Isle of
         Wight, Kent,
         Oxfordshire, Surrey,
         West Sussex

         Any other area not                               150,000
         listed above
         or such greater amount as may from time to time be determined by the Director so as to allow for movements in the Retail Prices Index or as may from time to time otherwise be determined by the Director and approved by the Secretary of State:

         "nominee" of any person includes any person acting it the direction of, or in concert with, that first-mentioned person or pursuant to any agreement or understanding with that first-mentioned person:

         a "proposed disposal" is any such disposal to which paragraph 4, 5 or 6 applies;

         "protected land" and "disposal" have the meanings respectively given to them in section 189 and cognate expressions shall be construed accordingly;

         "Short-term Disposal" means a disposal which consists of the creation of any interest or right in or over protected land which the Appointee has an unconditional right to terminate without penalty at any time and from time to time by not more than thirty months' notice or which expires or otherwise ceases in accordance with its terms within thirty months of the date of its creation without any other interest or right arising on such expiry or cessation;

         "value" includes value of any kind including, without limitation; cash, the value of real or personal property or any interest in such property and the value of any right or benefit, actual or prospective, and the value of any release, in whole or in part, of any obligation or claim.

2.2      For the purpose of calculating "best price":

         (1) for the purpose of any valuer's certificate required to be furnished under sub-paragraph 4.6(1)(a)(i), 5.1(1)(b) or 7.3(1)(b):


                  (a) no reduction shall be made on account of the method. terms and timing of the proposed disposal (if relevant) in respect of which the relevant certificate is required to be furnished, but "best price" shall be calculated on the basis of a disposal of the land in question, the method, terms and tiling of which are most likely to secure that the best price is obtained; and

                  (b) where the proposed disposal or, as the case may be, the change of use is related to, or connected or interdependent with, any other proposed disposal then, subject to sub-paragraph (a), no account shall be taken of that fact; and

         (2) for any purpose under this Condition, 'best price" shall include value of any kind as "value" is determined in sub-paragraph 2.1.

3.       "Ring Fencing"

3.1 The Appointee shall at all times ensure, so far as reasonably practicable, that if a special administration order were made in respect of the Appointee the Appointee would have available to it sufficient rights and assets (other than financial resources) to enable the special administrator so to manage the affairs, business and property of the Appointee that the purposes of such order could be achieved, provided that this paragraph shall not require the Appointee to seek to re-negotiate the terms of any contract or obligation which, in accordance with a scheme under Schedule 2, is transferred to the Appointee.

3.2 The Appointee shall publish with its audited accounts for each financial year a statement. as to whether the Appointee was in compliance with sub-paragraph 3.1 as at the end of that financial year.

3.3 Where any such rights and assets as are mentioned in sub-paragraph 3.1 are provided or made available by any Group Company, the Appointee's obligations under sub-paragraph 3.1 in respect of such rights and assets shall be such as they would be if the words "so far as reasonably practicable" and the proviso were omitted from that sub-paragraph.

3.4 The state, condition and capacity of assets used: by the Appointee in the Appointed Business are the subject of Conditions J and L and accordingly sub-paragraph 3.1 shall not apply thereto.



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
4. Disposals of protected land other than disposals by auction or formal tender or to Associated Companies

4.1 Subject to sub-paragraph 4.2, the Appointee shall not make any disposal of any protected land, not being land which has previously been the subject of a transfer under paragraph 7, unless the Appointee shall have complied with the provisions of sub-paragraph 4.3.

4.2      Sub-paragraph 4.1 shall not apply:

         (1)      to any Short-term Disposal;

         (2) to any disposal of my protected land the value of which, when aggregated with:

                  (a) the value of any other protected land which affects or might affect the value of such protected land or the value of which is or might be affected by such protected land; and

                  (b) to the extend not taken into account under (a), the value of any other protected land the subject of any other disposal which has taken place, is proposed or contemplated and which in the honestly held and reasonable opinion of the Appointee is or might be related to or connected or interdependent with, the first-mentioned disposal does not exceed the Materiality Amount;

         (3) to any such disposal of protected land as is referred to in paragraphs 5 and 6;

         (4) to any disposal of any protected land made in accordance with any such provision as is referred to in section 152(5)(a) to the relevant person referred to in that section; or

         (5) to any disposal of any protected land made pursuant to any obligation entered into by the Water Authority prior to the transfer date.



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
4.3      Subject to sub-paragraph 4.6 the Appointee shall:

         (1) not less than 10 working days prior to the Appointee entering into an obligation (whether unconditional or subject to conditions) which requires or might require it to make the proposed disposal, furnish to the Director a Disposal Certificate which:

                  (a) identifies the protected land the subject of the proposed disposal both by written description and by a plan showing:

                           (i)      such protected land; and

                           (ii) all other land contiguous or adjacent to such protected land in or over which the Appointee or, to the best of the knowledge, information and belief of the Appointee, having made due and careful enquiry, any Associated Company has any interest or right and which affects or might affect the value of such protected land or the value of which is or might be affected by such protected land;

                  (b) describes the interest or right in or over the protected land to be disposed of;

                  (c)      sets out the terms of the proposed disposal;

                  (d)      describes:

                           (i) the consideration to be received or expected to be received; and

                           (ii) separately, any other value which, in the reasonable opinion of the Appointee, is to be received or derived or expected to be received or derived in each case from or in connection with the proposed disposal by the Appointee and the timing or the receipt or derivation thereof;

                  (e) sets out details as required by (a) to (d) inclusive above in respect of any other disposal of protected land which has taken place, is proposed or contemplated and which in the honestly held and reasonable opinion of the Appointee is or might be related to, or connected or interdependent with, the proposed disposal or, if none, a statement to that effect;

                  (f) confirms that the protected land the subject of the proposed disposal is, or at the time the Appointee is required to give vacant possession will be, no longer required for carrying out the Regulated Activities and will not be so required in the foreseeable future:

                  (g)      confirms:

                           (i) that the proposed disposal is an arms length transaction:

                           (ii) that the consideration and other value (if any) certified under (d) above to be received or derived, or expected to be received or derived, by the Appointee from or in connection therewith is the total value to be received or derived, or expected to be received or derived, from the proposed disposal, whether by the Appointee or any other person:

                           (iii) except where a certificate is furnished under sub-paragraph 4.5, that in the honestly held and reasonable opinion of the Appointee, taking account of proper professional advice obtained by the Appointee for that purpose, the consideration certified under (ii) is the best price that could reasonably be obtained for the protected land in question, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained); and

                           (iv) that neither the Appointee nor, to the best of the knowledge, information and belief of the Appointee, having made due and careful enquiry, any Associated

                                    Company or any company or business in which the Appointee, or, to the best of the knowledge, information and belief of the Appointee, having made due and careful enquiry, any Associated Company, has a material direct or indirect interest, shall, following the proposed disposal, have, either as a result of the proposed disposal or any other transaction, a continuing interest whether direct or indirect in the protected land the subject of the proposed disposal or in any development involving or connected with that protected land: and

         (2) prior to entering into the relevant obligation, furnish to the Director in writing such further Information regarding the proposed disposal which the Director may reasonably request.

4.4 For the purpose of sub-paragraph 4.3(1)(g)(iv), "interest" includes an entitlement to a share of profits or participation in assets, rights or benefits but excludes any interest which consists solely of an entitlement to receive installments of consideration which as to amount and timing are certain or variable only by reference to the grant of planning permissions.

4.5 The Appointee may, instead of giving the confirmation required by subparagraph 4.3(1)(g)(iii), furnish to the Director a certificate by a valuer appointed by the Appointee ("the Valuer") addressed to the Director which states that in the opinion of the Valuer the consideration certified under sub-paragraph 4.3(1)(g)(ii) is the best price that could reasonably be obtained for the protected land in question, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained).

4.6 where the Appointee proposes to make any such disposal as is mentioned in sub-paragraph 4.1 and the terms or circumstances of the proposed disposal are such that a Disposal Certificate giving the full confirmation required by (f) or (g) of sub-paragraph 4.3(1) (including, where relevant, such a certificate as is referred to in sub-paragraph 4.5) cannot properly be given, the Appointee shall not enter into any obligation (whether conditional or subject to conditions) which requires or might require it to make that proposed disposal unless:

(l) in any case where the full confirmation required by (g) of sub-paragraph 4.3(1) including, where relevant, such a certificate as is referred to in sub-paragraph 4.5) cannot properly be given:

         (a)      either:

                  (i) not less than 10 working days prior to the Appointee entering into the relevant obligation, the Appointee has furnished to the Director a Disposal Certificate as required by sub-paragraph 4.3 including such of the matters specified in (g) as can properly be certified and a by a valuer appointed by the Appointee and approved by the Director for the purpose of this sub-paragraph ("the Valuer") addressed to the Director which states:

                           (A) that in the opinion of the Valuer the consideration to be received by the Appointee from the proposed disposal is the best price likely to be obtained for the land in question, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained); and

                           (B) the amount of the consideration to be received or expected to be received by the Appointee from the proposed disposal expressed in cash according to when that consideration is to be, or is expected to be, received; or

                  (ii) the Director gives his prior written consent to the proposed disposal, such consent not to be unreasonably withheld or delayed; and

         (b) prior to entering into the relevant obligation, the Appointee shall have furnished to the Director in writing such further Information regarding the proposed disposal which the Director may reasonably request; and

         (c)      where the amount. stated pursuant to sub-paragraph
                  (1)(a)(i)(A) above exceeds the Consent Limit, the prior written consent of the Director to the proposed disposal has been obtained, such consent not to be unreasonably withheld or delayed:

(2) in any case where the full confirmation required by (f) of sub-paragraph 4.3(1) cannot properly be given, the prior written consent of the Director to the proposed disposal has been obtained, such consent not to be unreasonably withheld or delayed.

5.       Disposals of protected land by auction or formal tender

5.1 Where the Appointee proposes to dispose by auction or formal tender of any protected land, the value of which (when aggregated with the value of any other such protected land as is described in sub-paragraphs 4.2(2) (a) and (b)) exceeds the Materiality Amount, it shall:

         (1) not less than 10 working days prior to the date of the auction or the invitation to tender:

                  (a)      furnish to the Director a Disposal Certificate which:

                           (i) contains the information and confirmations required to be contained in a Disposal Certificate furnished under sub-paragraph 4.3(1) under items (a), (b), (c), (d), (e),
                                    (f) and (g)(iv) of that sub-paragraph (but so that for this purpose references in the said item (e) to items (a) to (c) inclusive;

                           (ii)     sets out the reserve price (if any); and

                           (iii) confirms that the auction will be conducted on the basis that bids will be accepted only on condition that they are not made by an Associated Company or any nominee of any Associated Company or, as the case may be, that it will be a term of the invitation to tender that it is not capable of acceptance by an Associated Company or any nominee of any Associated Company;

                  (b) furnish to the Director a certificate by a valuer appointed by the Appointee ("the Valuer") addressed to the Director which states that in the opinion of the Valuer the disposal of the protected land by auction or, as the case may be, formal tender and the timing of the proposed disposal are respectively the method and timing of disposal most likely to secure that the best price is obtained for the land in question;

         (2) prior to the date of the auction or the invitation to tender, furnish to the Director in writing such further Information regarding the proposed disposal which the Director may reasonably request.

5.2 In any case where the full confirmation required by sub-paragraph 5.1(1)(a)(i) or (iii) cannot properly be given, the Appointee shall not proceed with the proposed disposal without the prior written consent of the Director.

6.       Disposals of protected land to Associated Companies

6.1 The Appointee shall not make any disposal (other than a Short-term Disposal) of protected land to any Associated Company, not being land which has previously been the subject of a transfer under paragraph 7, unless:

         (1) prior to the Appointee entering into any obligation (whether conditional or subject to conditions) which requires or might require it to make that proposed disposal (a "relevant obligation") it notifies the Director in writing that it proposes to make the proposed disposal; and

         (2)      either:

                  (a) not later than such date prior to the Appointee entering into a relevant obligation as may reasonably be specified by the Director, having regard to the aggregate number of proposed disposals by the Appointee to Associated Companies and of any other proposed disposals of protected land by other undertakers holding appointments made under Chapter I of Part II of the Act to companies which are Associated Companies of those undertakers which the Director has under consideration at the time of the Appointee's notification under sub-paragraph (1), the Appointee has furnished to the Director:

                           (i) a Disposal Certificate, which contains the information and conformations required to be contained in a Disposal Certificate furnished under sub-paragraph 4.3(1), including such of the matters filed in (g) as can properly be certified; and

                           (ii) a certificate by a valuer appointed by the Appointee and approved by the Director for the purpose of this sub-paragraph ("the Valuer") addressed to the Director which states:

                                    (A)      that in the opinion of the Valuer
                                             the consideration to be received by
                                             the Appointee from the proposed
                                             disposal is the best price likely
                                             to be obtained from a disposal of
                                             the land in question to an
                                             unconnected third party, having
                                             regard to all the circumstances at
                                             the time when the certificate is
                                             given (including, but without
                                             limitation, any reasonable prospect
                                             of planning permissions being
                                             obtained); and

                                    (B)      the amount of the consideration to
                                             be received or expected to be
                                             received by the Appointee from the
                                             proposed disposal, expressed in
                                             cash according to when that
                                             consideration is to be, or is
                                             expected to be, received; or

                  (b) the Director gives his prior written consent to the proposed disposal such consent not to be unreasonably withheld or delayed having regard, inter alia, but without prejudice to the generality of the foregoing, to the matters referred to in sub-paragraph (2)(a)); and

         (3) prior to entering into a relevant obligation, the Appointee shall have furnished to the Director in writing such further Information regarding the proposed disposal which the Director may reasonably request; and

         (4) the terms on which the proposed disposal is made are in accordance with any terms, which may have been signed by the Director, either in relation to disposals of protected land to Associated Companies generally or in relation to the particular proposed disposal being such terms as the Director considers appropriate to such that the Appointee receives such share of any value to be derived or expected to be derived by the Associated Company from the land in question as the Director considers appropriate, having regard to the duty imposed on the Director under section 7(3)(c); and

         (5) where the amount stated pursuant to sub-paragraph (2)(a)(i) exceeds the Consent Limit the prior written consent of the Director to the proposed disposal has been obtained, such consent not to be unreasonably withheld or delayed.

6.2 In any case where the full confirmation required by (f) of sub-paragraph 4.3(1) cannot properly be given, the Appointee shall not enter into a relevant obligation unless the prior written consent of the Director to the proposed disposal has been obtained, such consent not to be unreasonably withheld or delayed having regard, inter alia, but without prejudice to the generality of the foregoing, to the matters referred to in sub-paragraph 6.1(2)(a)).

7.       Changes of use of protected land

7.1 Where the Appointee changes the use of any protected land to a use which consists of being held or used for some purpose other than for purposes connected with carrying out the Regulated Activities the Appointee shall comply with the provisions of sub-paragraph 7.3.

7.2      For the purposes of sub-paragraph 7.1:

         (1) the mere fact of the Appointee ceasing to hold or we protected land for purposes connected with carrying out the Regulated Activities shall not be regarded as a change of use of that protected land:

         (2) any Interim Use of any protected land shall be disregarded, but so that subparagraph 7.1 shall apply to any change of use from an Interim Use (other than a cessation thereof or a change to another Interim Use) and any extension, intensification or other modification of a use which prior to such extension, intensification or modification was an Interim Use shall constitute a change of use; and

         (3) the commencement of material works to implement a proposed change of USC shall be deemed to be a change of use.


7.3      The Appointee shall:

         (1) within 28 days of any inch change of use to which sub-paragraph 7.1 applies:

                  (a)      furnish to the Director a Disposal Certificate which:

                           (i) identifies the protected land the subject of the change of use, both by written description and by a plan showing:

                                    (A)      such protected land; and

                                    (B)      all other land comignous or
                                             adjacent to such protected land in
                                             or over which the Appointee or, to
                                             the best of the knowledge,
                                             information and belief of the
                                             Appointee, having made due and
                                             careful enquiry, any Associated
                                             Company has any interest or right
                                             and which affect or might affect
                                             the value of such protected land or
                                             the value of which is or might be
                                             affected by such protected land;

                           (ii) describes the changed use of the protected land ("the New Use");


                           (iii)    describes:

                                    (A)      the consideration (if any) to be
                                             received or expected to be
                                             received; and

                                    (B)      separately, any other value which,
                                             in the reasonable opinion of the
                                             Appointee, is to be received or
                                             derived, or expected to be received
                                             or derived
                                             in each case from or in connection
                                             with the New Use by the Appointee
                                             and the timing of the receipt or
                                             derivation thereof;

                           (iv) confirms that the protected land the subject of the New Use is no longer required for carrying out the Regulated Activities and will not be so required in the foreseeable future; and

                  (b) furnish to the Director a certificate by a valuer appointed by the Appointee and approved by the Director for the purpose of this sub-paragraph ("the Value") as to the best price which, in the opinion of the Valuer is likely to be obtained from a disposal of the land in question to an unconnected third party, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained); and

         (2) unless the Director otherwise consents or the Appointee disposes of the protected land in question in accordance with paragraph 4 or 5 transfer the protected land in question from the Appointed Business to another business or activity of the Appointee within twelve months from the date of the Valuer's certificate for the value certified by the Valuer to be the best price under sub-paragraph 7.3(1)(b) or for such other value as may subsequently be certified by the Valuer, acting at the request of the Director, to be the best price likely to be obtained from a disposal of the land in question to an unconnected thirty party, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained), provided that where the Valuer subsequently certifies a different value as aforesaid the Appointee shall not be required to make the transfer before the expiry of 12 months from the date of that subsequent certificate and, at the expiry of that period of 12 months, the provisions of this sub-paragraph. including this proviso, shall apply mutatis mutandis.

8.       Disclosure of Information to Valuers

         The Appointee shall disclose to the Valuer appointed for the purpose of any provision of this Condition all Information which, in the reasonable opinion of the Appointee has or is likely to have a material bearing on the Valuer's certificate to be given under provision and such other information as the Valuer may reasonably require to enable him to give his certificate.

Condition L: Underground Asset Management Plans

1.       Interpretation and Construction

         In this Condition:

         "the Appointment Obligations" means the Appointee's obligations under the Appointments and for this purpose and for this purpose only the Appointee shall be deemed to be subject to an obligation under the Appointments to achieve any Service Target or Revised Service Target notified to the Director by the Appointee under Condition 3;

         "Network Assets" means

         (1)      in respect of a water undertaker:

                  (a) water mains and trunk mains (other than any pumps, valves and hydrants);

                  (b) resource mains and discharge pipes; and

                  (c) so much of any service pipe as is vested in the water
                      undertaker; and

         (2)      in respect of a sewerage undertaker:

                  (a) public sewers (other than any pumps);

                  (b) any outfall pipe or other pipe for the conveyance of
                      effluent from any sewage disposal works of the sewerage undertaker; and

                  (c) any pipe vested in the sewerage undertaker and used for the drainage of one building or of any buildings or yards appurtenant to buildings within the same curtilage but excluding any pipe which discharges directly into the sea or coastal waters;

         "Network Expenditure" means expenditure in relation to any Network Assets (whether having regard to the respective purposes referred to in sub-paragraph 2.1, such expenditure is to be made or incurred in or in relation to creating, acquiring, renewing, repairing. maintaining or improving any Network Assets or executing works or procuring the execution of works by other persons in relation to any Network Assets or otherwise);

         "the Plan Period" means such period as the Appointee shall specify, being a period of not less than fifteen years commencing on:

         (1) in the case of the Underground Asset Management Plan required to be furnished under sub-paragraph 2.1,1st April 1990;

         (2) in the case of any revised Underground Asset Management Plan required to be furnished under sub-paragraph 2.4, the date of such revised Underground Asset Management Plan or, in the case of a revised Underground Asset Management Plan prepared for the Purposes of a Periodic Review, the start of the relevant Review Charging Year;

         a "Review Date" means the first date specified in the relevant paragraphs of Condition B by which the Appointee is required to furnish Information to the Director for the purpose of any Periodic Review.

2.       Duty to furnish Information

2.1 The Appointee shall prepare and furnish to the Director an underground asset management plan (an "Underground Asset Management Plan") showing separately:

         (1) an estimate and other Information in respect of Network Expenditure required to be made or incurred by the Appointee in each year during the Plan Period for the purposes of ensuring:

                  (a) that Network Assets used by the Appointee as at the transfer date (or, in the case of a revised Underground Asset Management Plan, as at the date of that revised Underground Asset Management Plan) are, and will throughout the Plan Period be, maintained in such a state or condition as is necessary for the purposes described in sub-paragraph 2.2 ("the Relevant

                           Purpose) insofar as Network Assets are necessary for, or relevant to, the Relevant Purposes; and

                  (b) that the capacity of the system of water supply or as the case may be, of public sewers comprising solely those Network Asset (but not including any other part of the Appointee's system of water supply or, as the case may be, of public sewers) is maintained and the estimate and other Information shall show expenditure to be capitalised and, separately, expenditure to be expensed; and

        (2) an estimate and other Information in respect of Network Expenditure required to be made or incurred by the Appointee in each year during the Plan Period for the purpose of ensuring that, taking into account the expenditure to be made or incurred for the purposes referred to in sub-paragraph 2.1(1):

                  (a) the Appointee will at all times and from time to time have available to it for use all Network Assets (and in such a state or condition) as are necessary for the Relevant Purposes, in so far as Network Assets are necessary for, or relevant to, the Relevant Purposes; and

                  (b) the Capacity of the system of water supply or, as the case may be, of public sewers comprising solely those Network Assets (but not including any other part of the Appointee's system of water supply or, as the case may be, of public sewers) is and will be inch as is necessary for the Relevant Purposes.

2.2      The Relevant Purpose referred to in sub-paragraph 2.1 are:

         (1) to enable the Appointee to carry out the Regulated Activities in respect of the whole of the Area in accordance with the provisions of the Act and of any other enactment or subordinate legislation relating to the Regulated Activities and in accordance with any service objectives which the Appointee has set itself in preparing the Underground Asset Management Plan and to carry out the Regulated Activities in such manner economically and efficiently; and

         (2) to enable the Appointee to perform the Appointment Obligations in respect of the whole of the Area (or, in the case of a Service Target or a Revised Service Target which applies only to part of the Area, then in respect of that part)

         but so that, unless the context otherwise requires references in this Condition to the Relevant Purposes shall be read and construed subject to any assumptions as may be specified by the Appointee in the Underground Asset Management Plan as to the nature and scope of the Regulated Activities or, as the case may be, the Appointment Obligations and as to the effect of any provision of the Act or any other enactment or subordinate legislation relating to the Regulated Activities.

2.3 Where the Appointee has specified any such assumptions as are referred to in sub-paragraph 2.2, the Appointee shall also furnish an estimate and other Information as described in sub-paragraphs 2.1(1) and (2) on the basis of such other assumptions as to the matters referred to in sub-paragraph 2.2 as may be signed by the Director.

2.4 The Appointee shall keep the Underground Asset Management Plan prepared under sub-paragraph 2.1 under review and shall prepare a revised Underground Asset Management Plan in respect of the Plan Period from time to time and in any event by each Review Date, to the extent that such revision is necessary having regard to the Relevant purposes. this Condition and Condition B and shall furnish to the Director any such revised Underground Asset Management Plan. Sub-paragraph 2.3 shall apply to any such revised Underground Asset Management Plan and references in this Condition to a revised Underground Asset Management Plan shall include references to any estimate and other Information which the Appointee is required to furnish under sub-paragraph 2.3 in respect of that revised Underground Asset Management Plan.

2.5     For the purposes of sub-paragraphs 2.1 and 2.4:

                (1) due allowance shall be made for Network Assets ceasing to be required for the Relevant Purposes during the Plan Period;

                (2) the Appointee shall include in any Underground Asset Management Plan furnished to the Director under this paragraph a description of any agreement or arrangement under which the Appointee uses Network Assets which an owned by or used in conjunction with, another water undertaker or sewerage undertaker (including, without limitation, a description of any arrangements, as between the Appointee and the other undertaker, for the repair, renewal, maintenance and improvement or any such Network Assets) and an estimate and other information in respect of any expenditure required to be made or incurred by the Appointee during the Plan Period in respect of such Network Assets for the Relevant Purposes; and

                  (3) there shall be taken into account any changes in the name of the Regulated Activities and the Appointment Obligations which the Appointee knows have occurred or will occur or which the Appointee reasonably believes will, or are likely to, occur (including without limitation, any change in demand for the provision by the Appointee of any services provided by it in the course of carrying out the Regulated Activities).

(3)      Information Systems

3.1 The Appointee shall establish and maintain methods and procedures for the purposes of:

         (1) keeping under review, collecting information in respect of, and carrying out surveys of, the state, condition, capacity and performance of Network Assets: and

         (2) preparing, keeping under review and revising from time to time the Underground Asset Management Plan for the purposes of:

                  (a) providing Information to the Director in accordance with Condition B to enable him to carry out Periodic Reviews; and

                  (b) providing Information to the Director in accordance with paragraph 18 of Condition B.

3.2 The Appointee shall furnish to the Director a written description of such methods and procedures. The Appointee shall keep under review and shall revise such methods and procedures from time to time to the extent necessary having regard to the purposes for which such systems and procedure are intended to be used, this Condition and Condition B and Shall furnish to the Director a written description of any revision of such methods and procedures.

4.       Reports

4.1 Any revised Underground Asset Management Plan and any revision of the methods and procedures referred to in paragraph 3 (which in the reasonable opinion of the Director is material having regard to the purposes for which the Underground Asset Management Plan and such methods and procedure are intended, to this Condition and to Condition
         B) shall, if so required by the Director, be reported on by a person appointed by the Appointee and approved by the Director (such approval not to be unreasonably withheld) ("the Assessor").

4.2 The Appointee shall enter into a written contract of engagement with the Assessor which shall:

         (1) where such a report is required by the Director under sub-paragraph 4.1, require the Assessor to prepare and furnish to the Director, and. separately to the Appointee, a written report addressed jointly to the Director and the Appointee:

                  (a) in the case of a revised Underground Asset Management Plan, stating whether, in his opinion, the estimate included in the revised Underground Asset Management Plan has been prepared in accordance with the methods and procedures established and maintained by the Appointee under sub-paragraph 3.1 at the date at which the revised Underground Asset Management Plan has been prepared and if the action to be taken as described in the other Information included in the Underground Asset Management Plan were taken it would be sufficient for the Relevant Purposes, in so far as Network Assets are necessary for, or relevant to, the Relevant Purposes (both on the basis of any assumptions specified by the Appointee and on the basis of any assumptions specified by the Director) and, if not, what other action would need to be taken; and

                  (b) in the case of a revision of the methods and procedures referred to in paragraph 3 stating whether, in his opinion, the methods and procedures (as so revised) are sufficient for the purposes described in sub-paragraph 3.1 and if not, what changes would need to be made to those methods and procedures so that they were sufficient for those purposes; and

         (2) include a term that the Assessor will provide such further explanation or clarification of his report as the Director may reasonably required and that where, by reason of anything in the Assessor's report it appears to the Director:

                  (a) that the state or condition or capacity of Network Assets is such that they are or may be materially inadequate for the Relevant Purposes, in so far as Network Assets are necessary far, or relevant to, the Relevant Purposes, (either on the basis of the assumptions by the Appointee or on the basis of the assumptions specified by the Director, if any); or

                  (b) that the methods and procedures are insufficient for the purposes described in sub-paragraph 3.1 and that as a result information as to the state, condition, capacity or performance of Network Assets is or may be materially inaccurate or incomplete the Assessor will provide such further Information in respect of, or verification of, the matters which are the subject of his report as the Director may reasonably require.

The contract of engagement may also include provisions requiring the Assessor, his employees and agents to keep confidential and not to disclose, except to the Director or as required by law, any Information which the Assessor obtains in the course of preparing his report.

4.3 The Appointee shall cooperate fully with the Assessor to enable him to prepare his report, including without limitation, so far as is necessary for that purpose:

         (1) subject to reasonable prior notice to the Appointee, giving to the Assessor access at reasonable hours to any Network Assets used by the

                  Appointee and to any premises occupied by the Appointee in relation to the carrying out of the Regulated Activities; and

(2) subject to reasonable prior notice to the Appointee, allowing the Assessor at reasonable hours:

         (a) to inspect and make photocopies of, and take extracts from, any books and records of the Appointee maintained in relation to the carrying out of the Regulated Activities;

         (b) to carry out inspections, measurements and tests relation to any such premises or Network Assets; and

         (c) to take on to such premises or on to or in to any Network Assets inch other persons and such equipment as may be necessary for the purposes or preparing and completing his report.

4.4      Nothing in sub-paragraph 4.3 shall require the Appointee:

         (1)      to do anything which is outside its reasonable control; or

         (2) to do, or to allow the Assessor to do, anything which would materially disrupt the Appointee's business (unless it is essential that that thing be done to enable the Assessor to prepare his report).

4.5 In sub-paragraphs 4.3 and 4.4 references to the Assessor include references to his employees and agents.

5.       General

5.1 The provision by the Water Authority to the Secretary of State of the estimate and other information enclosed with the letter entitled "Underground Asset Management Plan" dated 10th August 1989 and the description in the Underground Asset Management Plan of the Appointee's relevant methods and procedures shall be deemed to have been furnished to the Director by the Appointee under sub-paragraphs 2.1 and 3.2 and to satisfy the obligations of the Appointee under those sub-paragraphs (insofar as sub-paragraph 3.2 require the Appointee to furnish a written description of the methods and procedures established by it).

5.2.1 Any other Information required to be furnished by the Appointee to the Director under this Condition shall be furnished within three months of the revision which gives rise to the requirement to furnish Information.

5.2.2 The Appointee shall deliver to the Director at the same time as it delivers to him accounting statements in respect of a financial year prepared under paragraph 4 of Condidon F, a statement of the expenditure made or incurred in relation to Network Assets during that financial year distinguishing between amounts which have been expensed and amounts which have been capitalized, together with the details necessary to explain any difference between that expenditure and the expenditure which the Appointee had informed the Secretary of State or, as the case may be, the Director under this Condition it intended to make or incur in relation to Network Assets during that financial year.

Condition M: Provision of Information to the Director

1. Subject to paragraphs 3, 4 and 5 the Appointee shall furnish the Director with such Information as the Director may reasonably require for the purpose of carrying out any of his functions under the Act.

2. Information required to be furnished under this Condition shall be furnished in such form and manner and at such times and be accompanied or supplemented by such explanations as the Director may reasonably require.

3. This Condition shall not require the Appointee to furnish the Director with Information in respect of any function of the Director under sections 16, 26 and 34 but the Appointee shall, if requested by the Director, give reasoned comments on the accuracy and text of any information or advice which the Director proposes to publish pursuant to section 34 and, subject always to section 174, nothing in this paragraph shall prevent the Director from using or disclosing any Information with which he has been furnished under this Condition or any other Condition of these Appointments for the purpose of carrying out his functions under the Act (including, without prejudice to the generality, under sections 16, 26 and 34).

4. Neither this Condition nor any other Condition of these Appointments shall require the Appointee to furnish any Information for any such purpose as is referred to in section 33 which it could not be compelled to produce or furnish under that section.

5. Neither this Condition nor any other Condition of these Appointments shall require the Appointee to furnish any Information which it would be entitled to refuse to disclose or produce on grounds of legal professional privilege in proceedings in the High Court.

6. Where, under any other Condition of these Appointments the Appointee is or can be required to furnish Information to the Director there shall be a presumption that the furnishing of that Information in accordance with that Condition is sufficient for the relevant purposes of that Condition but this presumption shall be rebutted, and shall not limit the right of the Director to call for further Information under paragraph 1, if he states in writing that in his opinion such Information is or is likely to be necessary for the purpose of carrying out any of his functions under the Act.

Condition N: Fees

1.       Interpretation and Construction

         In this Condition a "Periodic Review Year" means the Charging Year starting on 1st April immediately preceding the start of a Review Charging Year.

2.       Fees

         The Appointee shall render the following payments so the Secretary of State at the times stated:

         (1)      on the making of the Appointments the amount of(pound)155,560;

         (2) on 1st April 1990 and at the start of each subsequent Charging Year an amount equal to the costs estimated by the Director in consultation wit the Monopolies Commission) as having been incurred in the preceding Charging Year by the Monopolies Commission following:

                           (a) references under Section 16 which mention the Appointments (or either of them) only; and
                           (b)      references under Condition B or Condition C;

         (3) on 1st April 1990 and at the start of each subsequent Charging Year an amount, which shall represent a fair proportion, to be determined each year by the Director according to a method which has been disclosed in writing to the Appointee, of the costs estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the preceding Charging Year by the Monopolies Commission following any reference under section 16 which mentions both the Appointments (or either of them) and also any other appointment made under Chapter I or Part II of the Act;

         (4) within thirty days of the date on which the Director notifies the Appointee of the amount payable under this sub-paragraph, an amount equal to the, costs determined by the Director as having been or likely to be incurred by him in respect of any reference by the Appointee under paragraph 14 of Condition B and any determination by the Director under paragraph 15 of Condition B made in the Charging Year in which the Director's notification for the purposes or this sub-paragraph is given;

         (5) on 1st April 1990 and at the start of each subsequent Charging Year a renewal fee, which shall represent a fair proportion to be determined each year by the Director according to a method which has been disclosed in writing to the Appointee, of the costs estimated by the Director as being likely to be incurred in that Charging Year by him in the regulation and enforcement of appointments made under Chapter 1 of Part if of the Act (including the Appointments) and in the carrying ant of his other functions under the Act, including payments made by him under Schedule 4; and

         (6) where the Director so determines, on 1st January 1991 and on each anniversary of that date a special fee, which shall represent a fair proportion to be determined each year by the Director according to a method which has been disclosed; writing to the Appointee, of the amount, if any, by which the aggregate of the costs estimated by the Director to have been already incurred in that Charging Year and to be incurred in the remainder of that Charging Year by the Director in the regulation and enforcement of appointments made under Chapter I of Part II of the Act (including the Appointments) and in the carrying out of his other functions under the Act, including payments made by him under Schedule 4, exceeds the aggregate of:

                  (a) all renewal fees payable at the start of that charging Year under the Appointments and all other appointments made under the said Chapter I; and

                  (b) all amounts (if any) payable in that Charging Year under sub-paragraph 2(4) and the equivalent provisions in other appointments made under the said Chapter I in respect of references and determinations of the kind described in sub-paragraph 2(4).

3.       Limit on renewal fee and special fee

3.1 The aggregate of the renewal fee payable on 1st April 1990 and any special fee payable on 1st January 1991 shall not exceed(pound)221,280.

3.2 The aggregate of the renewal fee payable in respect of any Charging Year starting on or after 1st April 1991 (other than a Periodic Review
         Year) and any special fee payable in the same Charging Year shall not exceed (pound)291,100 increased by the percentage increase (if any) in the Retail Prices index between that published for the month of September 1989 and that published for the month at November immediately preceding the start of the Charging Year in which that renewal fee and special fee are payable.

3.3 The aggregate of the renewal fee and any special fee payable in any Periodic Review Year shall not exceed 0.3 per cent of the turnover of the Appointee attributable to the Appointed Business as shown in the accounting statements prepared by the Appointee under paragraph 4 of Condition F for the last financial year before the start of the Periodic Review Year in respect of which accounting statements have been prepared and delivered under that Condition.

3.4      Where:

         (1)      a Review Notice has been given under paragraph 8 of Condition
                  B;

         (2) a Periodic Review falls to be carried out under paragraph 9 of Condition B; or

         (3) a Reference Notice has been given under paragraph 10 of Condition B the Director may, by notice to the Secretary of State, refer to the Secretary of State for determination by him not later than twelve months after the date which is the Review Notice Date for the purpose of the relevant Periodic Review, the question whether the limit on the aggregate of the renewal fee and the special fee specified in sub-paragraph 3.2 or 3.3 payable in respect of any Charging Year starting on or after 1st April 2000 should be changed (and if so what change should be made to that limit).

3.5 This Condition shall be modified by the change or changes (if any) to the said limits necessary to give effect to any determination made by the Secretary of State following a reference under sub-paragraph 3.4.

4.       Retail Prices Index

         The provisions of sub-paragraph 5.2 of Condition B shall apply mutatis mutandis to this Condition.

Condition 0: Circumstances in which a replacement appointment may be made

For the purposes of paragraph (c) of section 12(2), the only circumstances in which an appointment or variation to which section 12 applies may be made in relation to the area for which the Appointee holds the Appointment as water undertaker or as the case may be, sewerage undertaker under this instrument are where the Secretary of State has given the Appointee at least 10 years notice expiring not earlier than 25 years after the transfer date, to terminate the relevant Appointment in relation to the whole of its area and the said period of notice has expired.

         Guide to Defined Terms

1. The words and expressions set out in Column (1) below, which are used principally in the Conditions referred to in Column (2) below, are defined in the provision referred to in Column (3) below:


    (1)                          (2)                    (3)

    the Appointed Business       throughout             Condition A

    the Appointee                throughout             The Appointments

    the Appointments             throughout             The Appointments

    the Auditors                 B and F                Condition A

    Basket Items                 B                      Condition B, Part I

    Charging Year                throughout             Condition A

    The Customer Service         G, H and I             Condition A
    Committee

    Excluded Charges             B                      Condition B

    Information                  throughout             Condition A

    legal requirement            B                      Condition B, Part IV

    Measured Basket Items        B                      Condition B, Part I

    Notified Item                B                      Condition B, Part IV

    Periodic Review              B, C, L, N             Condition A

    Prior Year                   B                      Condition A

    the Regulated Activities     B, F, J and L          Condition A

    Relevant Change of           B                      Condition B, Part IV
    Circumstance

    the Relevant Charging        B                      Condition B, Part I
    Year

    Relevant Premises            D, G, H and J          Condition A

(1)                        (2)                          (3)

the Retail Prices Index     B, C and N                  Condition A

Review Charging Year        B and N                     Condition A

Standard Charges            B                           Condition B, Part I

Unmeasured Basket           B                           Condition B, Part I
Items

the Water Authority         B, C, D, E, F, J and L      Condition A

Weighted Average            B                           Condition B, Part I
Charges Increase

         The definitions of other words and expressions used in the Conditions may be found either in this instrument or, by virtue of paragraph 1 of Condition A, in the Act or in the Interpretation Act 1978. The words and expressions set out in Column (1) below, which are used principally in the Conditions referred to in Column (2) below, are defined in the provision of the Act or of the Interpretation Act 1978 referred to in Column (3)(A) or, as the case may be, Column (3)(B) below:

(1)                        (2)              (3)(A)             (3)(B)

                                            Relevant            Relevant
                                            provision of the    provision of the
                                            Act                 Interpretation
                                                                Act 1978

accessories                B and J          s.189(1)

customer or                E                s.189(1)
potential
customer

Director                   throughout       s.189(1)

discharge pipe             L                s.165(8) and
                                            Schedule 19

functions                  A, B and E       s.188 and 189(1)

holding company            A and F          s.189

information                A                s.189(1)

Monopolies                 A, B, C, F and N s.189(1)

new appointee              B                s.12(6)

notice                     throughout       s.189(1)

public sewer               L                s.189(1)


(1)                        (2)              (3)(A)            (3)(B)

records                    A                s.189(1)

resource main              L                s.165(8); 167 and
                                            Schedule 19,
                                            Paragraph 1

Service pipe               H, I and L       s.189(1) and
                                            189(4)

sewerage services          E and I          s.189(I)

sewerage                   throughout       s.11 and 189(1)
undertaker

special                    K                Schedule 6
administrator                               paragraph 12(2)

special                    K                s.25(6), Schedule
administration                              5, paragraph 1(4)
order                                       Schedule 6,
                                            paragraph 12(2)

subordinate                B and L          s.189(1) s.21(1)
legislation

subsidiary                 A                s.189(1)

successor company          A                s.189(1)

transfer date              throughout       s.189(1)

trunk main                 F and L          s.189(1)

water mains                B, J and L       s.189(1)

water undertaker           throughout       s.11 and 189(1)

writing                    B, J, M and N    s.5 and Schedule 1


3. The lists of words and expressions used in the Conditions in paragraphs 1 and 2 above are not exhaustive lists of all the words and expressions used in the Conditions which are defined in this instrument, the Act or the Interpretation Act 1978.

4. This guide to defined terms is for ease of reference only and shall not affect the construction of any provision of this instrument.

                             WATER ACT 1989 S.15(1)

                  MODIFICATION OF CONDITIONS OF APPOINTMENT OF
                   ALL WATER AND WATER AND SEWERAGE COMPANIES
                              IN ENGLAND AND WALES

                           MADE ON 27TH FEBRUARY 1991
                      COMING INTO EFFECT ON 1ST APRIL 1991


CONDITION C:  INFRASTRUCTURE CHARGE

1.       Interpretation

         In this Condition:

1.1 "INFRASTRUCTURE CHARGE" means a Water Infrastructure Charge or a Sewerage Infrastructure Charge;

1.2 "HOUSE" means any building or part of a building which is occupied as a private dwelling house or which, if unoccupied, is likely to be so occupied and, accordingly, includes a flat;

1.3 "COMMON BILLING AGREEMENT" means an agreement between the Appointee and any other person under which that person has undertaken to pay, on terms agreed between them, charges for water supply or sewerage services, or both, in respect of two or more Houses which have a common Supply Pipe and which, in any case where that agreement relates to one of those services only, are also subject to a similar agreement for common billing between that person and the undertaker providing the other service;

1.4 "RELEVANT MULTIPLIER" means a number (which may be one or more or less than one) calculated in the manner set out in the Appendix to this Condition;

1.5 "STANDARD AMOUNT" in relation to any Infrastructure charge, means the amount of that charge specified in sub-paragraph 2.1.3, as adjusted pursuant to sub-paragraph 2.2 (in respect of any Charging Year starting on or after 1st April 1992);

1.6 "SUPPLY PIPE", means any part of a service pipe which a water undertaker could not be, or have been required to lay under section 42 of the Act; and

1.7      references to a connection are to such a connections as is mentioned in section 792)(a) or (b) of the Act [and references to the Appointee include, where appropriate, references to the Water Authority].

         Note: the words in square brackets are omitted from the Water only Licence.

2.       LEVEL OF INFRASTRUCTURE CHARGES

2.1 Subject to the following provisions of this Condition, in respect of each Charging Year starting on or after 1st April 1991, the amount of any Infrastructure Charge shall be

2.1.1 in the case of a House subject to a Common Billing Agreement, the Standard Amount multiplied by the Relevant Multiplier for that house;

2.1.2 in the case of premises which do not consist in a House or Houses and to which water is provided by a Supply Pipe with an internal diameter larger than the standard size for the time being adopted by the Appointee for new connections of Houses, the Standard Amount multiplied by the Relevant Multiplier for those premises; and

2.1.3    in the case of any other premises -

                  Water Infrastructure Charge (pound)X

                  Sewerage Infrastructure Charge (pound)Y
         for details of charges see Schedule

2.2      In respect of each Charging Year starting on or after 1st April 1992-

2.2.1 the amounts specified in sub-paragraph 2.1.3 shall be adjusted by the percentage of any change in the Retail Prices Index between that published for the month of November in the Prior Year and that published for November 1990; and

2.2.2 sub-paragraph 4/5.2 of Condition B shall apply to this Condition as if the reference in it to the Charges Limit were a reference to the Standard Amount.
         Note: 4.2 in Water only License, 5.2 in Water and Sewerage Licence.

3.1 Subject to sub-paragraph 3.2, where an amount has been paid or agreed to be paid to the Appointee on account of works which have been allowed for in determining the limits on Infrastructure Charges under the Appointment, that amount shall, to the extent that it is actually paid and is referable to a connection, count towards the level of charge for that connection under paragraph 2.

3.2 Where any such amount referable to a connection is greater than the level of charge for that connection under paragraph 2, nothing in this Condition shall preclude the Appointee from retaining or recovering the greater amount.

1. Where, prior to 1st April 1990 the Appointee has entered into an agreement under which a person has agreed to pay an amount in respect of works referable to a connection and that amount is greater than the amount which would otherwise be charged pursuant to paragraph 2, nothing in this Condition shall preclude the Appointee from recovering the greater amount. Note: the previous reference, in brackets, to statutory provisions are now dealt with at 6.2.

5.1 Subject to sub-paragraph 5.2, where a site is developed or redeveloped (including by means of conversion of a building or buildings on it) the total amount of Water Infrastructure Charges or, as the case may be, Sewerage Infrastructure Charges which may be recovered in respect of Houses and other premises on the site resulting from the development or re-development shall not exceed the Standard Amount multiplied by X, where X equals -

         (1) the aggregate of the Relevant Multipliers for all those premises less

         (2) the maximum number of premises with water or, as the case may be, sewerage connections on the site at any time in the period of 5 years before the development or redevelopment began.

5.2 For the purpose of calculating the amount of the limit imposed by this paragraph

         (a) each premises to which sub-paragraph 2.1.3 applies shall be deemed to have a Relevant Multiplier of 1; and

         (b) where, by virtue of paragraph 3 or 4 of this Condition, the Appointee would be permitted to charge more in respect of any premises resulting from the development or redevelopment than the level otherwise applying under paragraph 2, the limit shall be increased by the amount of the excess.

6.1      Subject to subparagraph 6.2, where

         (a) a person who has received a demand, or undertaken, to pay Infrastructure Charges in respect of 2 or more Houses subject to a Common Billing Agreement fails to pay them, or any part of them, within 14 days of the date of connection; or

         (b) a Common Billing Agreement is terminated otherwise than in accordance with its terms by the person who has undertaken to pay charges under it,

         nothing in this Condition shall preclude the Appointee from recovering, whether from that person or from the occupier of each House subject to the Infrastructure Charges in respect of that House at the Standard Amount.

6.2 whenever it takes advantage of sub-paragraph 6.1, the Appointee shall give credit for any amount already paid by way of Infrastructure Charges in respect of that House for the connection concerned.

7. Paragraph 2 does not apply to the interest element of any Installment Amount payable in accordance with Condition D.

8.1 Nothing in this Condition precludes the Appointee from charging less in any particular case than the level of Infrastructure Charge applying under paragraph 2.

8.2 Nothing in this Condition restricts the recovery or amount of any expenses or charges recoverable otherwise than under section 79 of the Act or (except if and to the extent that sub-paragraph 3.1 applies to the amount) restricts the recovery or level of any Infrastructure Charge by reference to any such amount.

9.       Notification to Sewerage Undertakers

         Where the Appointee makes a connection or connections to premises in respect of water supply services, it Shall as soon as reasonably practicable inform any sewerage undertaker which provides services to those premises of the number of premises connected, the date or dates of connection, the address(es) of the premises, the name and address of the person(s) responsible for payment of charges for the supply of water to the premises and (if different) of the person(s) responsible for payment of Infrastructure Charges in respect of the premises and (where appropriate) the Relevant Multiplier(s) for the premises.

10       Arbitration

         If, in any case to which a adevant Multiplier applies, there is any dispute between the Appointee and the person on whom any Infrastructure Charge has been levied about the calculation of the Relevant Multiplier, or the number or type of fittings on which that calculation is based, it may be referred by either party for determination by the Director.

11.      Periodic Review of Level of Infrastructure Charges

11.1 Where a Periodic Review is to be carried out under paragraph 8, 9 or 10 of Condition B, the Appointee may, by notice given to the Director in relation to water or sewerage connections or both, refer to the Director, for determination by him the question whether any (and if so, what) change to the Standard Amount or the manner of calculation of any Relevant Multiplier should be made for the 10 consecutive Charging Years to which that review relates.

11.2 Where a Periodic Review is to be carried out under paragraph 8, 9 or 10 of Condition B, the Director may, after giving notice to the Appointee in relation to water or sewerage connections or both, determine the question specified in sub-paragraph 11.1.

11.3 Notice under sub-paragraph 11.1 or 11.2 shall be given not later than 30 days after the Review Notice Date for the Periodic Review concerned.

12.      Interim Review of Level of Infrastructure Charges

12.1 The Appointee may, by notice given to the Director in relation to water or sewerage connections or both, refer to the Director, for determination by him, the question whether any (and if so, what) change to the Standard Amount or the manner of calculation of any Relevant Mutliplier should be made, in respect of the Subsequent Period, in order to ensure that -

         (a) in each Charging Year in that period, the aggregate number of water, or as the case may be, sewerage connections made by the Appointee bears the same proportion to its aggregate revenue from Water Infrastructure Charges or, as the case may be, Sewerage Infrastructure Charges as the aggregate number of such connections assumed by the Secretary of State for that year in setting the initial level of those charges under this Condition bears to the aggregate revenue so assumed by him; and

         (b) over the Subsequent Period any shortfall in (or excess of) revenue from Infrastructure Charges in any Charging Year in the Prior Period, compared with the revenue so assumed for that year, is recovered (or, as the case may be, carried forward as a credit) to the extent attributable to any difference in those proportions in respect of that year.

12.2 In sub-paragraph 12.1 "the Subsequent Period" means the period from 1st April immediately following the Charging Year in which the reference is made under 31st March 1995 (or, if there is no Periodic Review at the first 5-yearly interval, 31st March 2000) and "the Prior Period" means the period from 1st April 1991 until the end of the Charging Year in which the reference is made.

12.3 The Director may, after giving notice to the Appointee in relation to water or sewerage connections or both, determine the question specified in sub-paragraph 12.1.

12.4 Notice under sub-paragraph 12.1 or 12.3 may be given not more than once in any Charging Year and not later than 31st December.

13.      Information

13.1 The Appointee shall furnish to the Director, at the time when it gives notice to him under sub-paragraph 11.1 or 12.1, such Information as the Appointee reasonably believes is necessary to enable the Director to make his determination The Appointee shall also furnish to the Director, after receipt by it of notice given under sub-paragraph 11.2 or 12.3 or this sub-paragraph, such further Information, specified in the notice, as the Director may reasonably require to make his determination.

13.2 The Appointee shall also furnish to the Director from time to time, when so requested by him, such Information as he may reasonably require, to decide whether or not to give notice under sub-paragraph
         11.2 or 12.3.

13.3 Any Information furnished to the Director under this paragraph shall, if the Director so required to make his determination, be reported on by a person ("the Reporter") appointed by the Appointee and approved by the Director (such approval not to be unreasonably) withheld). The provisions of sub-paragraphs 17/18.4, 17/18.5(2), 17/18.6 and 17/18.7(1) of Condition B shall apply to the engagement and terms of reference of each Reporter appointed pursuant to this Condition as they apply to those of each Reporter appointed pursuant to that Condition, save that the reference in sub-paragraph 17/18.4(1) to sub-paragraph 17/18.3 of that Condition shall be taken as a reference to this sub-paragraph. Note: 17 in Water only License, 18, in Water and Sewerage License.

13.      References to the Monopolies Commission

         Where-

         (1) following the giving of notice under sub-paragraph 11.1 or 11.2, the Director has not notified the Appointee of his determination within 1 year from the Review Notice Date; or

         (2) following the giving of notice under sub-paragraph 12.1 or 12.3, the Director has not notified the Appointee of his determination within 1 month from the date on which the notice under that sub-paragraph is given; or

         (3) the Appointee disputes any determination made by the Director under this Condition the Appointee may, by notice given to the Director within-

                  (a) 13 months from the Review Notice Date (in the cases referred to in (1) above); or

                  (b) 2 months from the date on which the notice under sub-paragraph 12.1 or 12.3 is given (in the cases referrred to in (2) above);or

                  (c) 2 months from the date on which the Director gives notice of his determination to the Appointee (in the cases referred to in (3) above)

require the Director to refer to the Monopolies Commission, for determination by it

         (i) in any case referred to in (1) or (2) above, the relevant question; or

         (ii) in the case referred to in (3) above, the disputed determination.

15.      Modification of this Condition

12.1 This Condition shall be modified by the change (if any) to the Standard Amount or the manner of calculation of any Relevant Multiplier, necessary to give effect to any determination made by the Director or the Monopolies Commission under, or, as the case may be, following a reference under, this Condition.

12.2 Where the Appointee requires the Director to make a reference to the Monopolies Commission under paragraph 14, this Condition shall be modified by the change (if any) to the Standard Amount or the manner of calculation of any Relevant Multiplier, necessary to give effect to the Director's determination, but so that sub-paragraph 15.1 shall then apply to the determination made by the Monopolies Commission following that reference:

15.3     In this paragraph "this Condition" includes the Appendix to it.

                                    APPENDIX

                        CALULATION OF RELEVANT MULTIPLIER


1. To calculate the Relevant Multiplier for a House to which sub-paragraph 2.1.1 of Condition C applies:

         1.1 ascertain in respect of all the Houses subject to the Common Billing Agreement in question (eg all the flats in a block to which such an agreement applies) and all communal facilities shared by all or any of them, the total number of water fittings in all the categories specified in column 1 of the Table below;

         1.2 calculate by reference to column 2 of the Table the aggregate loading units attributable to that total number of water fittings (and increase the aggregate, where necessary, to take account of the minimum for domestic appliances);

         1.3 divide that number of loading units by 24 and divide the resulting figure by the number of Houses subject to the Common Billing Agreement;

         1.4      the resulting number, will be the Relevant Multiplier.


2. To calculate the Relevant Multiplier for premises to which sub-paragraph 2.1.2 of Condition C applies, ascertain in respect of the premises the total number of water fittings in all the categories specified in column 1 of the Table below; calculate by reference to column 2 of the Table the aggregate loading units attributable to that total number of water fittings; divide the aggregate loading units by 24; and the resulting number will be the Relevant Multiplier, provided that if the resulting number is less than 1, the Relevant Multiplier will be 1.


                                      TABLE

Column I                                                            Column 2
Water Fitting (note 1)                                            Loading Units

WC flushing cistern                                                     2
Wash basin in a House                                                 1.5
Wash basin elsewhere                                                    3
Bath (tap nominal size 3/4in 20 mm) (note 2)                           10
Bath (tap nominal size larger than 3/4in 20 mm (note 2)                22
Shower                                                                  3
Sink (tap nominal size 1/2 in/15 mm)                                    3
Sink (tap nominal size larger than 1/2 in 15 mm)                        5
Spray tap                                                             0.5
Bidet                                                                 1.5
Domestic appliance (subject to a minimum of 6 L.U. 's per House
   ---notes 3 and 4)                                                    3
Communal or commercial appliance (note 3)                              10
Any other water fitting or outlet (including a tap but excluding a
urinal or water softener)                                               3

Notes to be read with the Table:

1. Reference to any fitting includes reference to any plumbing, outlet, dedicated space or planning or other provision for that fitting;

2.       "Bath" includes a whirlpool bath and a jacuzzi;

3. "Domestic appliance" means an appliance (including a dishwasher, a washing machine and waste disposal unit) in a House and "communal or commercial appliance" means an appliance (including a dishwasher, a washing machine and a waste disposal unit) elsewhere than in a House (including a communal facilities);

4. In any calculation under paragraph 1, a minimum of six loading units shall be included, in respect of each House, for domestic appliances (whether or not the House has any such appliances) except, in the case of any House, where neither a washing machine nor a dishwasher can be provided (and there is no plumbing, outlet, dedicated space or planning or other provision for either appliance) in the House;

5. In the case of any premises with a sewerage only connection and no water fittings, the Relevant Multiplier will be one.

                     STANDARD INFRASTRUCTURE CHARGES 1991/92

                                                INFRASTRUCTURE CHARGE              STANDARD CHARGE
                                                      1990/91                          1991/92
                                                 Water       Sewerage             Water       Sewerage
Water and Sewerage Companies                    (pound)      (pound)             (pound)      (pound)
Anglian Water Services Ltd                        479          597                 503          629
Dwr Cymru/Welsh Water                             259          332                 275          351
Northhumbrian Water Ltd                           111          240                 120          247
North West Water lid                              198          338                 212          362
Severn Trent Water Services Ltd                   498          356                 532          380
Southern Water Services Ltd                       365          485                 378          492
South West Water Services Ltd                     654          557                 705          599
Thames Water Utilities Ltd                        403          337                 382          314
Wessex Water Services Ltd                         551          983                 611         1090
Yorkshire Water Services Ltd                      529          626                 534          632

                                                       Standard Charge
                                                1990/91             1991/92
                                                 Water               Water
                                                (pound)             (pound)
Water Companies
Bournernouth and District Water Co               1000                1093
Bristol Waterworks Co                             439                 509
Cambridge Water Co                               1000                1097
Chester Waterworks Co                             758                 751
Cholderton and District Water Co Ltd              201                 220
Colne Valley Water plc                            435                 401
East Surrey Water plc                             251                 304
East Worcestershire Waterworks Co                 576                 632
Eastbourne Water Co                              1000                1098
Essex Water Co                                    404                 413
Folkestone and District Water Co                  998                1119
Hartlepool Water Co                               252                 276
Lee Valley Water plc                              808                 846
Mid Kent Water Co                                1000                1092
Mid Southern Water Co                             700                 772
Mid Sussex Water Co                               392                 428
Newcastle and Gatesbead Water plc                 216                 215
North Surrey Water Co                             392                 423
Portsmouth Water plc                              358                 368
Rickmansworth Water plc                           395                 401
South Staffordshire Water Co                      606                 665
Suffolk Water plc                                1000                1059
Sunderfand and South Shields Water plc            485                 483
Sutton District Water plc                         254                 290
Tenting Hundred Waterworks Co                    1000                1097
West Hampshire Water Co                           868                 933
West Kent Water Co                                834                 958
Wrexham and East Denbighsbire Water Co            390                 436
York Waterworks plc                               222                 224

RPI = 9.7%

                             NO TEXT ON THIS PAGE 10

CONDITION C:  INFRASTRUCURE CHARGES

Explanatory Note

(This note does not form part of the Condition and does not affect the interpretation of it)

1. Section 79(2) of the 1989 Water Act introduced a power whereby water and sewerage undertakers could levy a charge for the initial connection of premises to a water supply or to a public sewer for domestic purposes. These charges, which were first levied from 1st April 1990, are termed "infrastructure charges". They relate to the additional capital expenditure costs incurred by undertakers in extending the network of reservoirs, mains, sewers and treatment works, and developing other resources, to provide capacity for new customers.

2. This Condition places limits (which are different for each company) on the amount of the infrastructure charges for each water or sewerage connection. It also contains provisions for adjusting charges. The Condition is structured as follows:

         - Paragraph 1 deals with matters of intepretation and contains definitions of terms used in this Condition. (Definitions of terms common to all Conditions are included in Condition A);
         - Paragraphs 2 to 8 deal with the level of infrastructure charges, and paragraphs 11, 12 and 14 contain general provisions for reviewing the levels of charges;
         - Paragraphs 9 and 13 are concerned with the provision of information;
         - Paragraph 10 provides for arbitration in specified circumstances.

         The Condition applies only to charges under s.79(2), and does not apply for example, to amounts recoverable under sections 41, 42 or 72 of the 1989 Act, or s.36 of the Public Health Act 1936, or any local enactment.

3. The intention of the Condition, in placing a limit on infrastructure charges levied in different situations, is to reflect broadly and expected additional load placed on the system by different categories of property. In the case of house and flats with a common supply pipe and subject to a common billing agreement for water supply and sewerage services, and in the case of properties (other than house and flats) served by pipes larger than the standard size, the standard charge set out in paragraph 2 is increased by a multiplier reflecting estimated loadings. The basis on which these loadings are to be calculated is set out in the Appendix to the Condition. Paragraph 2 also provides for the levels of charge to be adjusted annually by the change in the retail prices index.

4. Paragraphs 3 and 4 deal with cases where an amount has been agreed to paid in respect of a connection which meets (wholly or in part) the cost of infrastructure related to the connection.

5. Where a site is redeveloped or a building is converted paragraph 5 provides that credit shall be given for the number of premises on the site in the five years beforehand, in calculating the limit on infrastructure charges.

6. Paragraph 6 provides that, where infrastructure charges are calculated on the basis of the multiplier in cases where a common billing agreement exists, and either they are not paid in full within 14 days of the date of connection, or the agreement is terminated prematurely by the customer, charges can be recovered at the standard rate.

7. Under Paragraph 11 the levels of infrastructure charge can be reviewed at the same time that the K factor specified in Condition B is reviewed. Paragraph 12 provides for interim determinations up to the first periodic review, to ensure that the average charge per connection remains at the level originally intended, taking account of fresh information about the mix of connections and their relative loading.

8. Paragraph 10 provides for arbitration by the Director General where there is a dispute about the calculation of the multiplier in cases where one applies.

9. The revised Condition (and especially the three possible bases for calculating charges - see Paragraph 3 above) will have the effect that individual charges should more nearly reflect the differing estimates of additional demand, for new capacity upon the undertakers systems, which arise from the domestic element of various types of development. In order to assess the extent to which this is achieved, the Director General will collect, from each undertaker, information about numbers and types of connections in each category.

                        WATER INDUSTRY ACT 1991, s.13(1)

  Modification or Conditions of Appointment or all Water and Water and Sewerage
                         Companies in England and Wales

                              Made on 3 March 1993

                       Coming into effect on 4 March 1993


CONDITION F:      ACCOUNTS AND ACCOUNTING INFORMATION

1.       Introduction

         The purposes of this Condition are to ensure that:

         (1) the financial affairs of the Appointed Business can be assessed and reported on separately from other businesses and activities of the Appointee, as if its sole business consisted of being a water undertaker and/or sewerage undertaker, having its equity share capital listed on the International Stock Exchange of United Kingdom and Republic of Ireland Ltd;

         (2) information on revenues, costs, assets and liabilities attributable to specified activities of the Appointed Business can be provided and reported on;

         (3) transactions between the Appointed Business and any other business or activity of the Appointee or any Associated Company can be assessed and reported on;

         (4) there is no cross-subsidy between the Appointed Business and any other business of the Appointee or between the Appointed Business and any Associated Company;

         (5) the Director is furnished with regular accounting and other information to enable him to compare the financial position and performance (including, without limitation, costs) of the Appointed Business and of so much of the respective businesses and activities of all other undertakers holding appointments made under Chapter I of Part II of the Act as consists of the carrying out of the Regulated Activities; and

         (6) the Appointee has at its disposal sufficient financial and managerial resources to carry out the

         Regulated Activities (including the investment programme necessary to fulfil its obligation under the Appointment(s)).

2.       Interpretation and Construction

         2.1      In this Condition and for the purposes of this Condition:

                  references to "the Appointed Business" shall be construed as if the Appointed Business included the management and holding by the Appointee of any protected land for so long as it is not transferred under paragraph 7 of Condition K.

                  "infrastructure assets" means

                  (1) Network Assets, as defined in paragraph 1 of Condition L; and

                  (2)      all of the following:

                  (a) valves and hydrants forming part of the water and trunk main systems;
                  (b)      impounding and pumped raw water storage reservoirs;
                  (c)      dams;
                  (d)      sludge pipe lines; and
                  (e) outfall pipes and other pipes for the conveyance of effluent from any sewage disposal works of the Appointee which discharge directly into the sea or coastal waters;

                  "infrastructure renewals expenditure" means expenditure on maintaining or restoring the original operating capability, qualitative performance arid condition of infrastructure assets, other than expenditure which is capitalised and routine day to day maintenance expenditure which is charged as an operating cost to the profit and loss account;

                  "Principal Services" means
                  (1)      water supply; and
                  (2)      sewerage services

                  and references to a Principal Service are to either and each of water supply and sewerage services;

                  "sewerage services" includes sewage treatment and disposal and reception treatment and disposal of trade effluent.

         2.2 Except where otherwise expressly provided, references in this Condition to costs or liabilities shall be construed as including taxation, and references to any profit and loss account shall be construed accordingly.

         2.3      For the purposes of this Condition:

                  (1) all forms of property shall be assets, whether situated in the United Kingdom or not, including:

                           (a) options, debts and incorporeal property generally; and

                           (b)      any currency including sterling;

                  (2) references to the supply of a service include references to anything (including the services of any employee) being made available; and

                  (3) references to a transfer of an asset or liability include references to a part transfer of an asset or liability and, without limitation there is a part transfer of an asset where an interest or right in or over the asset is created.


3.       Accounting Records

         The Appointee shall keep proper accounting records in a form which enables the revenues, costs, assets and liabilities of, or reasonably attributable to, the respective businesses and activities of the Appointee described in this Condition and the other matters mentioned in this Condition to be separately identified, having regard to the terms of any guidelines notified from time to time by the Director to the Appointee under paragraph 5, 6, 7 or 8.

4.       Accounting Statements

         4.1 The Appointee shall prepare on a consistent basis in respect of each financial year ending after the transfer date accounting statements which shall comprise, and show separately in respect of each of:

                  (1)      the Appointed Business;

                  (2) on an aggregated basis, all businesses and activities of the Appointee other than the Appointed Business; and

                  (3) on an aggregated basis, all businesses and activities of the Appointee including the Appointed Business a profit and loss account, a statement of assets and liabilities and a statement of source and application of funds, together with notes thereto, setting out the revenues, costs (including depreciation, where charged), assets and liabilities thereof, or reasonably attributable thereto.

         4.2      Accounting statements prepared under sub-paragraph 4.1 shall:

                  (1) so far as reasonably practicable having regard to the purposes of this Condition, have the same content as the annual accounts of the Appointee prepared under the 1985 Act and be prepared in accordance with the formats and the accounting policies and principles which apply to those accounts: and

                  (2)      state the principal accounting policies applied.

5.       Segmental Information

         5.1 Accounting statements prepared under paragraph 4 shall show or disclose separately:

                  (1) an analysis of total operating costs (excluding interest and taxation) of the Appointed Business showing separately for each Principal Service:

                           manpower costs,
                           other costs of employment,
                           power,
                           local authority rates,
                           water charges (including abstraction charges and amounts payable for taking supplies of water in bulk),
                           local authority sewerage agencies,
                           materials and consumables,
                           hired and contracted services,
                           charges for bad and doubtful debts,
                           depreciation and amortisation (where charged), intangible assets written off, infrastructure renewals expenditure, exceptional items, and on an aggregated basis, all other operating costs.

                  The analysis shall include the details reasonably necessary to reconcile the operating costs shown in it with the total operating costs (excluding interest and taxation) of the Appointee shown in the accounting statements prepared under paragraph 4 in respect of the same period;

         (2) an analysis of total turnover of the Appointed Business showing separately turnover attributable to:

                  (a) water supply and, separately on an aggregated basis, sewerage and sewage treatment and disposal (excluding reception, treatment and disposal of trade effluent), distinguishing in each case between the provision of those services on a measured and unmeasured basis respectively;

                  (b) on an aggregated basis, reception, treatment and disposal of trade effluent;

                  (c)      grants; and

                  (d)      on an aggregated basis, all other sources;

(3) an analysis of total tangible fixed assets attributable to the Appointed Business showing separately:

                  (a) for each of the items included in the annual accounts of the Appointee prepared under the 1985 Act required to be disclosed under Section B of Part I of Schedule 4 to the 1985 Act; or

                  (b) for each of the items included in such other analysis of tangible fixed assets by asset type as is disclosed in those annual accounts; and

                  (c) if not separately disclosed in those annual accounts, for infrastructure assets amounts attributable to each Principal Service, and, as a separate category, on an aggregated basis tangible fixed assets which are not attributable to either Principal Service.

         The analysis shall include:

         (i) the details reasonably necessary to reconcile the tangible fixed assets shown in it with the tangible fixed assets shown in the analysis prepared under this sub-paragraph in respect of the immediately preceding financial year (including details of grants);

         (ii) a statement of any assets which have been re-classified as current assets during the relevant financial year; and

         (iii) to the extent that information is required to be given in respect of any of the items included in the annual accounts of the Appointee prepared under the 1985 Act referred to in this sub-paragraph 5.1C3) by virtue of Part III of Schedule 4 to the 1985 Act, the same information in respect of those items. In the case of the first analysis prepared under this sub-paragraph the reconciliation required to be included under (i) above shall be with the analysis prepared by the Water Authority in respect of the financial year ended last before the transfer date; and

(4) details necessary to reconcile expenditure made or incurred in relation to infrastructure assets with the expenditure made or incurred in relation to Network Assets during the same financial year as shown in the statement required to be delivered to the Director under sub-paragraph 5.3 of Condition L.

5.2 Accounting statements prepared under paragraph 4 shall show separately for each item relating to sewerage services included in the analyses under sub-paragraphs 5.1(1) (operating costs) and 5.1(3) (tangible fixed assets) an analysis between amounts which are attributable to sewerage (including reception of trade effluent) and sewage treatment and disposal (including treatment and disposal of trade effluent).





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

5.3 The Director may, after consulting with such bodies as are reasonably representative of undertakers holding appointments made under Chapter I or Part II of the Act or, if none, the Appointee, from time to time by reasonable notice to the Appointee specify in such guidelines as are reasonable and appropriate for the purpose set out in sub-paragraph 1(5), variations of:

         (1) the matters required to be shown or disclosed under sub-paragraph 5.1(1) (but not so as to require separate analyses of matters comprised within any of the items listed in that sub-paragraph); and

         (2) the items in respect of which the analysis of total fixed assets is to be prepared under sub-paragraph 5.1(3)
         and thereafter the Appointee shall show or disclose information under sub-paragraph 5.1(1) in respect of those matters or, as the case may be, shall prepare the analysis under sub-paragraph 5.1(3) in respect of those items, in each case as so varied from time to time.

6. Transactions entered into by the Appointee or the Appointed Business with or for the benefit of Associated Companies or other businesses or activities of the Appointee

6.1 The Appointee shall ensure that every transaction between the Appointed Business and any Associated Company (or between the Appointed Business and any other business or activity of the Appointee) is at arm's length so that neither gives to nor receives from the other any cross-subsidy.

6.2 Subject to sub-paragraphs 6.3 to 6.7, accounting statements prepared under paragraph 4 shall disclose in relation to each transaction of a description specified in the first column of the Appendix to this Condition which took place during the financial year to which those statements relate, the company or, as the case may be, the business or activity which was party to the transaction with the Appointee or, as the case may be, the Appointed Business or which otherwise benefitted from the transaction and the information in relation to that transaction specified in the second column of that Appendix.

6.3 Subject to sub-paragraph 6.4, any amount required to be disclosed in relation to a transaction specified in paragraph 3, 4, 5 or 6 of the Appendix may be aggregated with any amount relating to any other transaction fallina within the same paragraph with the same company or other business or activity of the Appointee.

6.4 Subject to sub-paragraph 6.7 if the amount to be disclosed under sub-paragraph 6.2 in respect of any single transaction between the Appointee and any Associated Company (or between the Appointed Business and any other business or activity of the Appointee) exceeds 0.5% of the turnover of the Appointed Business, or (pound)100,000, whichever is the greater, then that transaction shall not be aggregated under sub-paragraph 6.3 and the Appointee shall include in any accounting statement prepared under paragraph 4 the information about that transaction which is specified in the Appendix in relation to a transaction of that kind and which complies with any guidelines issued by the Director for this purpose.

6.5 The Appointee shall, when submitting accounting statements prepared under paragraph 4 to the Director, report to him the turnover of any Associated Company with which the Appointed Business has undertaken any transaction of any kind specified in the Appendix.

6.6 Nothing in sub-paragraph 6.2 shall require the disclosure of any information if the aggregate of any amounts required to be disclosed under paragraphs 3, 4, 5 and 6 of the Appendix relating to transactions with the same company or other business or activity of the Appointee is not material to the Appointed Business as a whole. For the avoidance of doubt, if the aggregate of such amounts is material to the Appointed Business as a whole then information shall be disclosed in accordance with this paragraph and the Appendix in relation to each such transaction (subject always to sub-paragraph 6.3). For the purpose of this sub-paragraph the question whether an amount is material to the Appointed Business as a whole shall be determined by the Auditors by reference to whichever is the greater of:

         (1) the book value of the asset or liability the subject of, or affected by, the transaction; and

         (2)      the consideration or other charge given, paid or waived.

6.7 Nothing in this paragraph 6 or the Appendix shall require the disclosure of information which relates solely to a transaction wholly unconnected with the Appointed Business.

Financial Ring-Fencing

6A.1 The Appointee shall at all times act in the manner best calculated to ensure that it has adequate -

                  (a)      financial resources and facilities and
                  (b)      management resources

         to enable it to carry out the Regulated Activities (including the investment programme necessary to fulfil its obligations under the Appointment(s)).

6A.2 The Appointee shall, at the same time as it complies with sub-paragraph 9.3 (submission of accounting statements) submit to the Director a Certificate in the following terms:-

                  "(1) that in the opinion of the Directors, the Appointee will have available to it sufficient financial resources and facilities to enable it to carry out, for at least the next 12 months, the Regulated Activities (including the investment programme necessary to fulfil the Appointee's obligations under the Appointment(s)); and

                  (2) that in the Opinion of the Directors the Appointee will, for at least the next 12 months, have available to it management resources which are sufficient to enable it to carry out those functions."

6A.3     (1)      Whenever the Directors become aware that the Appointee or any
                  Group Company that sub-paragraph, they shall as soon as is practicable, having regard to the purposes of this condition, notify the Director about that proposal.

6A.3     (2)      Not later than 14 days after the Directors become aware that the Appointee or any Group Company has embarked upon any activity to which sub-paragraph 6A.3(1) applies, they shall submit to the Director a Certificate in the terms specified in sub-paragraph 6A.2.

6A.4     Each Certificate under sub-paragraph 6A.2 or 6A.3 shall be either -

         (1) signed by all the Directors of the Appointee for the time being, or
         (2) approved by a duly - convened meeting of the board of Directors of the Appointee for the time being, signed (in confirmation or that approval) by a Director or the Secretary of the Appointee and have attached to it a certified copy of an extract of the minutes of the relevant meeting containing the resolution to approve it.

7.       Basis of allocations and appointments

7.1 The analyses of operating costs and tangible fixed assets prepared under sub-paragraphs 5.1(1), 5.1(3) and 5.2 shall give a description of the bases of any apportionments or allocations of costs and assets and shall be prepared in accordance with any guidelines which may be issued from time to time by the Director under sub-paragraph 7.3.

7.2 Accounting statements prepared under paragraph 4 and, where relevant, description of transactions prepared under paragraph 6 shall:

         (1) describe the basis of any apportionment or allocation of revenues. costs, assets and liabilities between the Appointed Business and any other business or activity of the Appointee or between the Appointee and any Associated Company;

         (2) specify the nature of the revenues, costs, assets or liabilities which have been so apportioned or allocated; and

         (3) specify between which business, activity or Associated Company the revenues, costs, assets or liabilities have been so apportioned or allocated.

7.3 The Director may, after consulting such bodies as are reasonably representative of undertakers holding appointments made under Chapter I of Pan II of the Act, or, if none, the Appointee, from time to time by reasonable notice to the Appointee issue such guidelines as are reasonable and appropriate for the purpose set out in sub-paragraph 1(5) as to the bases of allocations and apportionments to be adopted in preparing the analyses required under sub-paragraphs 5.1(1), 5.1(3) and
         5.2 and in
         making the allocations and apportionments referred to in sub-paragraph 7.2(1) and thereafter the Appointee shall prepare the analyses and make the allocations and apportionments in accordance with such guidelines as may apply from time to time.

8.       Current Cost Accounting Statements

8.1 In addition to preparing accounting statements under paragraph 4, the Appointee shall prepare accounting statements on the current cost basis in respect of the same period in accordance with such guidelines as are reasonable and appropriate for the purposes of this Condition as the Director may from time to time, after consulting with such bodies as are reasonably representative of undertakers holding appointments made under Chapter I of Part II of the Act or, if none, the Appointee, notify to the Appointee for the purposes of this paragraph.

8.2 Guidelines notified by the Director to the Appointee under sub-paragraph 8.1 may:

         (1) specify the form and content of current cost accounting statements, including information on specified types of revenue, cost, asset or liability and information on the revenues, costs, assets and liabilities attributable to specified activities, provided that the guidelines may not require the Appointee to disclose information in such current cost accounting statements in respect of items in respect of which the Appointee is not required to give information in accounting statements prepared under paragraph 4 from time to time;

         (2) require any reconciliation that may be required with the annual accounts of the Appointee prepared under the 1985 Act;

         (3) specify the accounting principles and the bases of valuation to be used in preparing current cost accounting statements; and

         (4) specify the nature of the report by the Auditors required to be given in respect of accounting statements.

9.       Audit and publication of accounting statements

9.1 The Appointee shall procure the following reports by the Auditors addressed to the Director:

         (1) in respect of each set of accounting statements prepared under this Condition a report stating whether in their opinion:

                  (a) proper accounting records have been kept by the Appointee as required by paragraph 3; and

                  (b) that set of accounting statements (including the information required to be shown or disclosed under paragraphs 5,6 and 7) is in agreement with the Appointee's accounting records and complies with the relevant paragraphs (including any relevant guidelines) or, in the case of accounting statements prepared under paragraph 8, complies with the relevant guidelines;

         (2) in respect of each set of accounting statements prepared under paragraph 4, a report stating whether in their opinion that set of accounting statements represents a true and fair view of the revenues, costs, assets and liabilities of, or reasonably attributable to, the businesses and activities mentioned in paragraph 4; and

         (3) in respect of each set of accounting statements prepared under paragraph 8, a statement of opinion as to such other matters as may be specified in the guidelines applying to those accounting statements.

9.2 The Appointee shall enter into a contract of appointment with the Auditors which shall include a term that the Auditors will provide such further explanation or clarification of their reports and such further Information in respect of the matters which are the subject of their reports, as the Director may reasonably require.

9.3 The Appointee shall deliver to the Director a copy of each set of accounting statements prepared under this Condition and of each report referred to in subparagraph 9.1 as soon as reasonably practicable and in any event not later than six months after the end of the financial year to which they relate.

9.4 Accounting statements prepared under this Condition (excluding the information required to be disclosed under sub-paragraphs 5.1(4) and 5.2, paragraph 6 and sub-paragraphs 7.1 and 7.2 and any information exempted from this sub-paragraph from time to time by the Director by notice to the Appointee), together with the Auditors' reports delivered to the Director under sub-paragraph 9.3 in respect of those accounting statements (but excluding any part of any such report to the extent that it relates specifically to any information excluded or exempted from this sub-paragraph as aforesaid), shall be published with the annual accounts of the Appointee prepared under the 1985 Act or, at the Appointee's option, with the annual accounts of its holding company prepared under the 1985 Act and copies thereof made available upon request to customers.

10.      Guidelines and references to the Monopolies Commission

10.1 The Appointee may be notice given to the Director within 1 month of the date of any such notice or notification as is referred to in paragraphs 5, 6, 7 and 8, require the Director to refer to the Monopolies Commission for determination by it the question whether the guidelines the subject of the relevant notice or notification are appropriate and reasonable for the purposes specified in the relevant paragraph.

10.2 Where the Appointee requires the Director to make a reference to the Monopolies Commission under sub-paragraph 10.1 any guidelines issued by the Director which are the subject of that reference shall not apply unless and until the Monopolies Commission determines that they shall apply.

         For this purpose the value shall be taken to be the value attributed to the relevant items in the accounting records kept by the Appointee or, in the case of an interest in land or buildings which is affected by the omission, the open market value of that interest or, where under Condition K a certificate as to the best price of that interest bas been furnished to the Director, that best price.


/s/ ICR BYATT

I C R BYATT
3 March 1993

             APPENDIX


             COLUMN 1                               COLUMN 2

1. Any borrowings or sums lent:        1. The principal of the amount
                                       borrowed or lent, the date on which
   (a)  by or to the Appointed         or the dates between which
Business to or by any other            repayment is to be made and the
business or activity of the            rate of interest payable.
Appointee; or

   (b)  by or to the Appointee to
or by any Associated Company.

lA Any dividend paid to any            IA The basis on which the dividend
Associated Company.                    has been established.

2. The giving of any guarantee or      2. The form of the guarantee or
any other form of security by the      other security given, the assets
Appointee for or in respect of any     the subject of the security, the
obligations of any Associated          amount of the obligation (including
Company.                               where relevant the rate of interest
                                       payable) and the date of maturity
                                       of the obligation.

3. The transfer of any asset or        3. The asset or liability the
liability:                             subject of the transfer, the amount
                                       of the consideration for the
   (a)  to or by the Appointee by      transfer and the value attributed
or to an Associated Company; or        to the asset or liability in the
                                       accounting records kept by the
   (b)  to or by the Appointed         Appointee.
Business by or to any other
business or activity of the
Appointee.

3. The supply of any service by or
to the Appointee to or by an
Associated Company or by or to the
Appointed Business to or by

4. any other business or activity      4. The nature of the service
of the Appointee.                      supplied, the terms on which it was
                                       supplied and the total charge made
                                       for the service.

5. The omission by the Appointee or    5. The company omitting to exercise
any Associated Company to exercise     the right and the amount by which
a right as a result of which the       the values of the net assets of the
value * of the aggregate assets        Appointee is decreased.
less the aggregate liabilities
("net assets") of the Appointee is
decreased.

6. The waiver by the Appointee or      6. The amount of the considention,
the Appointed Business of any          remuneration or payment waived.
consideration, remuneration or
other payment owed to it by any
Associated Company or other
business or activity of the
Appointee.

                            OFFICE OF WATER SERVICES
                     WATER INDUSTRY ACT 1991, SECTION 13(1)

         MODIFICATION OF CONDITION B OF THE CONDITIONS OF APPOINTMENT OF

                            WESSEX WATER SERVICES LTD

                               MADE: 28 MARCH 1994
                        COMING INTO EFFECT: 1 APRIL 1994



   Part IV.  Interim Determinations

13. Matters of interpretation and construction which apply for the purposes of this Part IV

13.1     In this Part of this Condition:

         "THE APPROPRIATE DISCOUNT RATE" means such rate of return as, at the time at which the Appropriate Discount Rate falls to be applied from time to time under this Condition, investors and creditors would reasonably expect of a properly managed company holding the Appointments whose sole business consists of being a water undertaker and a sewerage undertaker and, without excluding other considerations which may also be relevant, having its equity share capital listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, and the same Appropriate Discount Rate shall be applied for all purposes in determining questions the subject of the same reference (including questions determined by the Director under paragraph 15 when he determines questions referred to him by the Appointee under paragraph 14);

         "EQUITY SHARE CAPITAL" has the same meaning as in the 1985 Act;

         "INTERIM DETERMINATION" means the determination by the Director of the relevant questions the subject of a reference by the Appointee under paragraph 14 or pursuant to paragraph 15 or, as the case may be, the determination by the Monopolies Commission of the relevant questions or of the disputed determinations the subject of a reference to it pursuant to sub-paragraph 16(2) or 16(3), which relates to a reference by the Appointee under paragraph 14 or a determination pursuant to paragraph 15;

         "MAKING A RELEVANT DETERMINATION" means determining the Adjustment Factor initially or determining, in carrying out the most recent Periodic Review or making any subsequent Interim Determination (or, where there has been no Periodic Review, in making any Interim Determination) whether the Adjustment Factor should be changed (and, if so, what change should be made to the Adjustment Factor), and "Relevant Determination" shall be construed accordingly; r

         "NET PRESENT VALUE" means the net present value calculated as at 30 September in the year in which the relevant Reference Notice is given or, where in any year no Reference Notice is given under paragraph 14 but the Director gives a notice to the Appointee under paragraph 15, as at 30 September in the year in which the Director gives the notice, by discounting subsequent cash flows and inflating earlier cash flows at the Appropriate Discount Rate, assuming all cash flows in any Charging Year occur on 30 September in that charging Year;

         a "NOTIFIED ITEM" is any item notified by the Director to the Appointee as not having been allowed for (either in full or at all) in making a Relevant Determination; and for the purpose of this definition:

                  (a) where any such item was not allowed for in full then it shall only be a Notified Item to the extent that it was not allowed for; and

                  (b) where, in determining whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor), the Director, or, as the case may be, the Monopolies Commission, allows for any such item as was previously so notified by the Director then references in this Condition to Notified Items and Relevant Items shall be taken, for the purposes of any subsequent Interim Determination, to exclude such item to the extent that the Director, or, as the case may be, the Monopolies Commission, allowed for it as aforesaid;

         a "RELEVANT CHANGE OF CIRCUMSTANCE" is any of the following:

         (1)      (a)      the application to the Appointee of any legal
                           requirement; and

                  (b) any change to any legal requirement which applies to the Appointee (including any legal requirement ceasing to apply, being withdrawn or not being renewed);

         (2) either of the following circumstances for any Charging Year in respect of which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case may be, the Appointee that variations in value received or expected to be received from Relevant Disposals of Land shall constitute a Relevant Change of Circumstance:

                  (a) where for any Charging Year the value received or expected to be received from a Relevant Disposal of any Identified Land is, or is expected to be, different from the value which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case may be, the Appointee was the value attributable to a Relevant Disposal of that Identified Land for that Charging Year which had been allowed for in determining the Adjustment Factor initially or whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor);

                  (b) where for any Charging Year, and to the extent not taken into account under (a) above, the aggregate value received or expected to be received from Relevant Disposals of Non-identified Land is, or is expected to be, different from the value which the Secretary of State, or, as the case may be, the Director, notified the Water Authority or, as the case may be, the Appointee was the value attributable to Relevant Disposals of Non-identified Land for that Charging Year which had been allowed for in determining the Adjustment Factor initially or whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor)

                  and so that any notification by the Director for purposes of this sub-paragraph shall be relevant for the purposes of this sub-paragraph (2) to the exclusion of any earlier notification by the Secretary of State or the Director for the purposes of this sub-paragraph (2) to the extent that the first-mentioned notification is made in respect of matters in respect of which that earlier notification was made.

                  For the purposes of this sub-paragraph (2):

                  (i) "IDENTIFIED LAND" means any piece or parcel of protected land identified in any such notification referred to in (a) above as is relevant for the time being for the purposes of this sub-paragraph (2) as being included in that notification, not being, or being part of, a piece or parcel of land which has previously been the subject of a transfer under paragraph 7 of Condition K;

                  (ii) "LAND" includes any interest or right in or over land;

                  (iii) "NON-IDENTIFIED LAND" means any piece or parcel of protected land, not being, or being part of:

                           (A)      a piece or parcel of protected land
                                    identified in any such notification referred to in (a) above as is relevant for time being for the purposes of this sub-paragraph
                                    (2); or

                           (B) a piece or parcel of protected land which has previously been the subject of a transfer under paragraph 7 of Condition K;

                  (iv) "PROTECTED LAND" and "DISPOSAL" have the meanings respectively given to them in section 189;

                  (v) a "RELEVANT DISPOSAL" means and includes any disposal by the Appointee and any transfer under paragraph 7 of Condition K;

                  (vi) a "RELEVANT DISPOSAL OF LAND" means and includes a Relevant Disposal of Identified Land and a Relevant Disposal of Non-identified Land:

                  (vii) "VALUE" includes value of any kind including, without limitation. cash, the value of real or personal property or any interest in such property, the value of any right or benefit (actual or prospective) and the value of any release, in whole or in part, of any obligation or claim, provided that to the extent that any property, right or benefit shall consist of a right to receive cash or any other asset then no value shall be attributed to that property, right or benefit but the cash or other asset the subject thereof shall be included and treated as value received or expected to be received in the Charging Year in which it is received or expected to be received;

                  (viii) references to "VALUE RECEIVED OR EXPECTED TO BE RECEIVED" shall be construed so as to include receipts by, and grants to, the Appointee, any Associated Company or any other business in which either the Appointee or any Associated Company has a material direct or indirect interest;

                  (ix) for the purpose of COMPUTING "VALUE RECEIVED OR EXPECTED TO BE RECEIVED" in respect of a Relevant Disposal of Land which consists of a transfer made under paragraph 7 of Condition K the "value received or expected to be received" shall be the value for which that transfer is made under that paragraph 7, but so that where that value includes a right to receive cash or any other asset then, for the purpose of this sub-paragraph, no value shall be attributed to that right but the cash or other asset the subject thereof shall be included and treated as value received or expected to be received in the Charging Year in which it is received or expected to be received;

                  (x) in the case of a right or benefit, but subject to the proviso to (vii) above, value shall be deemed to have been received at the time the right is granted or the benefit arises;

         (3)      where:

                  (i) in making a Relevant Determination, an amount has been allowed for on account of steps taken or to be taken for the purpose of securing or facilitating compliance with a legal requirement (not being one to comply with which the Water Authority or the Appointee has determined to make a change to the basis on which it charges customers for water supply or sewerage services) or achieving a service standard adopted or to be adopted by the Appointee; and

                  (ii)     in any such case:

                           (A) the Appointee has not taken (by the date by which it was assumed for the purposes of assessing the amount allowed for as aforesaid it would take those steps) any or all of those steps which, for the purpose of assessing the amount allowed for as aforesaid, it was assumed it would take; and

                           (B) as a result, the amount allowed for as aforesaid is substantially greater than the sum of (a) the costs (if any) actually incurred by the Appointee for the relevant purpose specified in (i) above and (b) so much (if any) of that amount as has been otherwise offset by prudent management of the capital programme; and

                           (C)      that purpose has not been otherwise
                                    achieved;

a "Relevant Item" is any of the following:

         (1) A Relevant Change of Circumstance (other than a Relevant Change of Circumstance falling within sub-paragraph (2) of the definition);

         (2)      A Notified Item; and


         (3)      A Relevant Disposal of Land

         and references to a Relevant Item are to a Relevant Change of Circumstance (other than a Relevant Change of Circumstance falling within sub-paragraph (2) of the definition), a Notified Item or a Relevant Disposal of Land as the context may require.

13.2 In the definition of a "Relevant Change of Circumstance" and for the purpose of that definition

    (1)  a "LEGAL REQUIREMENT" is any of the following:

         (a) any enactment or subordinate legislation to the extent that it applies to the Appointee in its capacity as a water undertaker or sewerage undertaker (and for this purpose, but without prejudice to the generality of the foregoing, "subordinate legislation" includes any order made under section 20 and any authorisation granted, approval given, or prohibition imposed, by the Secretary of State under The Water Supply (Water Quality) Regulations 1989);

         (b) any regulation made by the Council or the Commission of the European Communities to the extent that it applies to the Appointee in its capacity as a water undertaker or sewerage undertaker, or decision taken by the said Commission which is binding on the Appointee in its capacity as a water undertaker or sewerage undertaker and to the extent that it is so binding;

         (c) any licence, consent or authorisation given or to be given by the Secretary of State, the Authority or other body of competent jurisdiction to the Appointee for the purpose of carrying on any of the functions of a water undertaker or sewerage undertaker;

         (d) any undertaking given by the Appointee to. and accepted by, the Secretary State or, as the case may be, the Director for the purposes of section 20(5)(b);

         (e) other than any such undertaking as is referred to in (d), any undertaking given by the Appointee to any enforcement authority, and accepted by that enforcement authority, to take all such steps:

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                  (i)      as are specified by that enforcement authority to be
                           necessary or appropriate for the Appointee to take for the purpose of securing or facilitating compliance with any legal requirement in relation to which that enforcement authority is the enforcement authority; or

                  (ii) the taking of which is specified by that enforcement authority to be a condition or requirement of granting or renewing any such licence, consent or authorisation as is referred to in (c) or agreeing not to withdraw the same;

         (f)      the Conditions of these Appointments; and

         (g) any interpretation of law, or finding, contained in any judgment given by a court or tribunal of competent jurisdiction in respect of which the period for an appeal has expired which requires any legal requirement falling within
                  (a) to (b) above to have effect in a way;

                  (i)      different to that in which it previously had effect;
                           or

                  (ii) different to that in which it was taken to have effect:

                           (A)      for the purpose of determining the
                                    Adjustment Factor or, as the case may be,

                           (B) in determining whether the Adjustment Factor should be changed (and if so what change should be made to the Adjustment Factor)

but so that nothing in sub-paragraphs (a) to (g) above shall apply so as to include:

                  (i)      any such legal requirement as is referred to in
                           section 113 or 129, or

                  (ii)     those sections

to the extent in either case that they require the Appointee to pay fees or the relevant enforcement authority; and charges to

         (2) "enforcement authority" means any person or body having jurisdiction or to take action under or in respect of the relevant legal requirement.

13.3 In paragraph 14 and in the definition of a "Relevant Change of Circumstance": to enforce

         (1) references to costs include references to expenditure and loss of revenue and references to costs being incurred include references to expenditure being made and loss of revenue being suffered; and

         (2) references to receipts include references to receipts, cash or other assets of any sort, whether of a capital or revenue nature and including receipts of grants, contributions, gifts and loans.

13.4 (1) For the purposes of sub-paragraph 14.2(1) costs, receipts and savings shall be ascertained at the general price level prevailing, or expected to prevail, on 30 September in the year in which the Appointee gives notice under sub-paragraph 14.1, or the Director gives notice under paragraph 15(1).

         (2) In sub-paragraphs 14.2(8) and 14.2(9) and sub-paragraph (3) below "at Outturn Prices", in relation to the amount of any Base Cash Flow or depreciational means that amount as adjusted to take account of the actual or expected cumulative percentage change in the Retail Prices Index from that prevailing, or expected to prevail, on 30 September in the year in which the Appointee gives notice under subparagraph 14.1, or the Director gives notice under paragraph 15(1), up to and including that prevailing, or expected to prevail, on 30 September in the year in which the Base Cash flow or depreciation occurred, or is expected to occur.

         (3) In sub-paragraph 14.2(8) "Current Value", in relation to any Base Cash Flow or depreciation at Outturn Prices, means that amount, as adjusted to take account of the actual or expected cumulative percentage change in the Retail Prices Index from 30 September in the year in which that Base Cash Flow or depreciation occurred or is expected to occur, up to and including 30 September in the relevant year.

13.5 For the purpose of section 15(5)(b), the provisions of this Condition, to the extent that they relate to a Relevant Change of Circumstance falling within sub-paragraph (2) of that definition, are provisions of the Appointments which cannot be modified. This sub-paragraph shall cease to have effect if, but only if, this Condition ceases to contain any provision relating to changes to the Adjustment Factor to allow for Notified Items and Relevant Changes of Circumstance.

14. References to the Director relating to Notified Items and Relevant Changes of Circumstance

14.1 The Appointee may from time to time refer to the Director for determination by him (having considered the proposals of the Appointee) the questions set out in sub-paragraph 14.2. Such reference shall be made by notice given to the Director, which shall be given in accordance with sub-paragraph 14.4. For the purposes of sub-paragraph
         14.2 a single reference may be made in respect of any number of Notified Items and Relevant Changes or Circumstance and sub-paragraph
         14.2 shall be construed accordingly.

15. In the case of a Notified Item or where there has been or is to be a Relevant Change of Circumstance all of the following:

         (1) what are, or are likely to be, the costs, receipts and savings reasonably attributable to the Relevant Item and also, in the case of a Relevant Change of Circumstance falling within sub-paragraph (2) of the definition, the costs, receipts and savings reasonably connected with the Relevant Disposal of Land;

         (2) except in the case of a Relevant Change of Circumstance falling within sub-paragraph (2) of the definition, to what extent:

                  (a) are the costs determined under (1) reasonably recoverable through charges for services provided, functions carried out by, and other activities of, the Appointee in its capacity as a water undertaker or sewerage undertaker which are not Standard Charges for Basket Items (not being Excluded Charges);

                  (b) in the case of receipts and savings, is the Relevant Item relevant to services provided, functions carried out by, and other activities of, the Appointee as a water undertaker or sewerage undertaker which are not Basket Items in respect of which the Appointee makes Standard Charges (not being Excluded Charges)

                  and where it is determined that such costs are reasonably recoverable as aforesaid or, as the case may be, that the Relevant Item is relevant as aforesaid, either in full or to an extent, then references hereafter to costs, receipts and savings reasonably attributable to a Relevant Item are to those costs, receipts and savings except to that extent;

         (3)      both of the following:


                  (a) what costs reasonably attributable to, or connected with, the Relevant Item as determined under (1) and what dining of incurring of such costs are appropriate and reasonable for the Appointee in all the circumstances to incur and programme, or, as the case may be, to have incurred and programmed, by reason of the Relevant Item; and

                  (b) what receipts and savings reasonably attributable to, or connected with, the Relevant Item as determined under (1) and what timing of such receipts and savings is appropriate and reasonable for the Appointee in all the circumstance to achieve and programme or, as the case may be, to have achieved and programmed, by reason of the Relevant Item and for the purpose of determining the separate amounts under (a) and
         (b), but without prejudice to the generality of the foregoing:

                           (i)      no account shall be taken of:

                                    (A)   any trivial amounts;

                                    (B)  any costs, to the extent that they
                                         would have been, or would be, avoided
                                         by prudent management action taken
                                         since the transfer date (and for this
                                         purpose what constitutes "prudent
                                         management action" shall be assessed
                                         by reference to the circumstances
                                         which were known or which ought
                                         reasonably to have been known to the
                                         Appointee at the relevant time);

                                    (C)  any savings achieved by management
                                         action taken since the transfer date
                                         over and above those which would have
                                         been achieved by prudent management
                                         action (and for this purpose what
                                         constitutes "prudent management
                                         action" shall be assessed by
                                         reference to the circumstances at the
                                         relevant time); or

                           (D) any amounts attributable to matters allowed for in making a Relevant Determination, except to the extent that such amounts otherwise fall to be taken into account as amounts reasonably attributable to, or connected with, the Relevant Item under this sub-paragraph (3) and sub-paragraph (1) by virtue of the definition of a Notified Item and a Relevant Change of Circumstance; and

                  (ii) In the case of a Relevant Change of Circumstance falling within sub-paragraph (1) of the definition, regard shall be had to whether either:

                           (a) the Secretary of State has notified the Director of any change of policy, concerning any environmental or water-quality standard, which has been made since the Adjustment Factor was last determined, or

                           (b) the Appointee has itself given notice to the Director of the application to it of, or any change to, any legal requirement, before referring that legal requirement to the Director under subparagraph 14.1;

         (4) having determined under (3) the separate amounts of costs and of receipts and savings in respect of each Relevant Item, what are the annual cash flows thereof (costs being netted off against the amount of receipts and savings for this purpose) over each Charging Year included in the dining determined under (3) (those annual cash flows being hereinafter referred to as tithe Base Cash Flows");

         (5)      what is the annual aggregate of:

                          (a) one half of the Base Cash Flows in respect of Relevant Changes of Circumstance falling within sub-paragraph (2) of that definition; and

                          (b) the Base Cash Flows in respect of all other Relevant Changes of Circumstance and Notified Items in both cases the subject of the notice or notices under sub-paragraph 14.4 or paragraph 15;

         (6)      what is the Net Present Value of the amounts determined under
                  (5) calculated up to the start of the first of the Charging Years for which the next Periodic Review falls to be carried out (having regard to any Review Notice or Reference Notice which has been given at the time when the reference is made) and what is the aggregate of those Net Present Values ("the Materiality Amount");

         (7) is the Materiality Amount equal to or does it exceed ten per cent of the turnover attributable to the Appointed Business in the latest financial year for which accounting statements have been prepared and delivered to the Director under Condition F, as shown by those accounting statements, and for this purpose where the Materiality Amount is a negative figure it shall be treated as though it were a positive figure;

         (8) if so, for each year, ("THE RELEVANT YEAR") until the first of the Charging Years for which the next Periodic Review falls to be carried out (having regard to any Review Notice or Reference Notice which has been given at the time when the reference is made);

                  (a)      what are the following amounts:

                           (i) all Base Cash Flows at Outturn Prices attributable to the creation or acquisition of depreciable assets ("Allowable Capital Expenditure");

                           (ii) all Base Cash Flows at Outturn Prices attributable to the creation or acquisition of non-depreciable assets ("Allowable Infrastructure Asset Expenditure");

                           (iii) all other Base Cash flows at Outturn Prices ("Other Allowable Expenditure");

                           (iv)     the sum of the Current Value of all
                                    Allowable Capital Expenditure occurring up to and including the relevant year, divided by the weighted avenge expected life of the assets attributable to that Allowable Capital Expenditure at the time those assets were or are expected to be created or acquired ("Allowable Depredation");

                           (v)      the sum of the Current Value of all
                                    Allowable Capital Expenditure occurring up to and including the relevant year less the sum of the Current Value of all Allowable Depreciation occurring up to and including the relevant year ("Allowable Net Asset Value");

                           (vi)     the sum of the Current Value of all
                                    Allowable Infrastructure Asset Expenditure occurring up to and including the relevant year ("Allowable Infrastructure Asset Value");

                           (vii) the Appropriate Discount Rate, adjusted so as to exclude any allowance for changes in the Retail Price Index, multiplied by the sum of:

                                    (A)      the Allowable Net Asset Value for
                                             the relevant year; and

                                    (B)      the Allowable Infrastructure Asset
                                             Value for the relevant year;

                           ("THE ALLOWABLE RETURN"); and

         (b)      what is the sum or:

                  (i)      Other Allowable Expenditure;
                  (ii)     Allowable Depreciation; and
                  (iii)    the Allowable Return;

                           (the "ANNUAL ALLOWABLE AMOUNT")

         (9) what change to the Adjustment Factor over the period from the beginning of the first of the Charging Years referred to in sub-paragraph 14.4(1) (in any case where a Reference Notice has been given in respect of sub-paragraph 14.2) or paragraph 15(1) (in any other case) until the first of the Charging Years for which the next Periodic Review falls to be carried out (having regard to any Review Notice or Reference Notice which has been given at the time when the reference is made) ("the Relevant Period") is most likely to allow, or, as the case may be, require, the Appointee to make such charges over the Relevant Period ("Adjusted Charges"), in such a manner as to secure that the increase, or, as the case may be, the decrease, in revenue attributable to the making of Adjusted Charges would, in each year of the Relevant Period, be equal to:

         (i)      the Annual Allowable Amount for that year,

         plus

         (ii) where Base Cash Flows at Outturn Prices have occurred prior to the first year of the Relevant Period, the amount, which, calculated as a constant annual amount over the Relevant Period, would result in the sum of the Net Present Values of these amounts equaling the Sum of the Net Present Values or the Annual Allowable Amounts for each of the years prior to the Relevant Period.

14.      Not used.

14.4     A Reference Notice given to the Director in respect of sub-paragraph
         14.2 shall contain or be accompanied by reasonable details of the Relevant Item in respect of which the Reference Notice is given and, unless the Director otherwise consents, shall be given not later than:

         (1) the first day of October immediately preceding the first of the Charging Years in respect of which the Appointee wishes the change to the Adjustment Factor to take effect; or

         (2) if later, where the Director has given a notice to the Appointee under paragraph 15(1) in respect of the same Charging Year, within fourteen days from the receipt by the Appointee of that notice.

15 Changes to the Adjustment Factor initiated by the Director relating to Notified Items and Relevant Changes of Circumstance.

         In the case of a Notified Item or where any Relevant Change of Circumstance has occurred or is to occur, the Director may, having given notice to the Appointee specifying the Notified Item or, as the case may be, the Relevant Change of Circumstance, of his intention so to do not later than:

         (1) the first day of October immediately preceding the first of the Charging Years in respect of which he proposes the change to the Adjustment Factor to take effect; or

         (2) if later, where the Appointee has given a Reference Notice to the Director in respect of sub-paragraph 14.2 and falling within sub-paragraph 14.4(1) in respect of the same Charging Year, within fourteen days from the receipt by the Director of that Reference Notice determine the questions set out in sub-paragraph 14.2 in respect of that Notified Item or, as the case may be, that Relevant Change of Circumstance. A single notice may be given under this paragraph 15 in respect of any number of Notified Items and Relevant Changes of Circumstance and sub-paragraph 14.2 shall be construed accordingly.

where sub-paragraph 14.4(2) or 15(2) applies, the questions set out in (5) to
(9) inclusive of sub-paragraph 14.2 shall be determined in respect of all Notified Items and Relevant Changes of Circumstance in respect of which the Appointee and the Director have given notice, taken as a whole.

Part V is unchanged.

Part VI.    Provision of information to the Director

18.1     The Appointee shall furnish to the Director:

         (1) not later than 31st March immediately following the date of the relevant Reference Notice (in the case of a reference under paragraph 10);

         (2) not later than 30th September immediately following the date of the Reference Notice (in the case of a reference under paragraph 11);

         (3) at the time when it gives the relevant Reference Notice to the Director (in the case of a reference under paragraph 14 falling within sub-paragraph 14.4(1),

         (4) as soon as reasonably practicable and in any event not later than the expiry of one month from the date of the Director's notice to the Appointee under paragraph 15 (in the case of such a notice, including the case of a reference under paragraph 14 falling within sub-paragraph 14.4(2)) such Information as the Appointee reasonably believes is necessary or, as the case may be, as the Director may reasonably require in his said notice, to enable the Director to make his determination. The Appointee shall also furnish to the Director as soon as reasonably practicable such further Information as the Director may from time to time by notice to the Appointee reasonably require to make his determination.

                  The remainder of Part VI is unchanged.



/s/ I C R BYATT

I C R BYATT

OFWAT PRESS NOTICE 29 MARCH 1994

-     ALSO STOCK EXCHANGE ANNOUNCEMENT 29 MARCH 1994

OFWAT INTERFERES LESS IN CHANGING WATER COMPANIES' PRICE LIMITS

Ian Byatt, Director General of Water Services, today welcomed changes to the licences of another 27 water and sewerage companies which will reduce the scope and simplify the procedure for adjusting charges between Periodic Reviews - either at the request of the company or the Director General. The changes will reduce regulatory risk because the outcome of these Interim Determinations will be more clear and there will be less scope for disagreement. The licence amendments made today will come into effect from Friday 1 April.

All the companies now have agreed similar amendments with the Director General, except for the smallest, Cholderton and District Water Company Limited.

Up until now the licence has allowed the Regulator to look at all aspects of company business when considering adjusting price limits between Periodic Reviews. Commenting on the changes Ian Byatt said:

         "The interests of each company and its customers are best served if most changes in price limits are made at five or ten yearly Periodic Reviews. If there is an interim adjustment, the basis for the change should be both clear arid certain.

         "Reducing the scope for change between Periodic Reviews provides a stable basis a which each company can draw up its business plans. Revenue will grow more steadily, investment can be more stable and assets can be renewed in a steady and sustainable way. Companies will be better placed to take advantage of technological and other innovations.

         "Where adjustments need to be made, the criteria for adjusting price limits have been clarified. Where adjustments are required to allow for new quality and environmental obligations, the new provisions will ensure that changes follow directly from changes in Government policy.

         "When I reset all price limits in July, I will take full account of these licence amendments. I will consider the risk carried by each company when assessing a reasonable return on capital".

The modifications to Part IV of Condition B of the Licence are:

* to limit the scope for Interim Determinations by reducing from eight to three the number of "relevant changes of circumstance" which may trigger a Determination;
                  Four of the companies have retained a fourth relevant change, relating to changes in expenditure because national construction costs are at a different level from that assumed when price limits were last set.
* to set out a procedure for notifying new legal requirements which may involve changes in costs;
* to simplify and make more automatic the calculation of revised price limits at Interim Determinations.

Adjustments to price limits between Periodic Reviews are still possible, but mainly take account of any unanticipated, legal requirements which may be imposed on companies.

In addition, eight companies have deleted the provision which allows them to ask for a change to their price limit if they suffer a substantial adverse effect on their business. Thirteen others now have this provision as a two-way process, so that the Director General can seek to revise price limits in unforeseen substantially beneficial circumstances.

Price Limit adjustments at Interim Determinations will be simplified and made more automatic by calculating them in a specified way on the basis of allocated cost changes.

Sixteen companies retain the requirement that the Director General should, in making Interim Determinations, also take account of the implications for the level of interest cover until the next Periodic Review. In these cases, it will be assumed that additional costs are between Reviews by means of borrowing rather than by a share issue. For companies without the reference to Interest cover, price limit adjustments will be based on a weighted average cost of capital which will be higher than the cost of borrowing.


NOTES TO EDITORS

1        Relevant changes of circumstance retained by all companies are:

         -        the application of (or change to) any legal requirement;
         - differences between proceeds or the sale of surplus land and the proceeds which were assumed when the Adjustment Factors were last set;
         - non-achievement of a legal requirement allowed for when Adjustment Factors were last revised.

         Only these RCCs now apply to the licences of the following companies:

         Bournemouth and West Hampshire Water pics, Cambridge Water Company, Chester Waterworks Company, Dwr Cymru Cyfyngedig, Eastbou me Water PLC, East Surrey Water plc,Essex Water PLC, Folkestone and Dover Water Services Limited, Hartlepools Water Company, Mid Kent Water plc, Mid-Sussex Water PLC, North East Water PLC, North Surrey Water Limited, Portsmouth Water plc, South Staffordshire Water plc, Southern Water Services Ltd, South West Water Services Limited, Suffolk Water PLC, Sutton District Water plc, Tendring Hundred Water Services Ltd, Three Valleys Water PLC, Wessex Water Services rid, West Kent Water PLC, Wrexham and East Denbiglishire Water Company and York Waterworks plc.

         Companies also retaining Relevant Change of Circurtance 6 (renumbered
         RCC4), relating to changes in national construction costs:

         Anglian Water Services Limited, North West Water Limited, Northumbrian Water Limited and Yorkshire Water Services Limited.

2        Companies deleting the substantial adverse effect provision:

         Cambridge Water Company, Chester Waterworks Company, Dwr Cymru Cyfyngedig, Eastbourne Water PLC, Essex Water PLC, Mid-Sussex Water PLC, North East Water PLC, North West Water Limited, Northumbrian Water Limited, Portsmouth Water plc, Southern Water Services Ltd, South Staffordshire Water plc, Suffolk Water PLC , Wessex Water Services Limited, West Kent Water PLC and




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



         Wrexham and East Denbigbshire Water Company.

         Companies adopting the substantial adverse/beneficial effect provision:

         Anglian Water Services Limited, Bournemouth and West Hampshire Water plcs, East Surrey Water plc, Folkestone and Dover Water Services Limited, Hartlepools Water Company, Mid Kent Water plc, North Surrey Water Limited, South West Water Services Limited, Sutton District Water plc, Tendring Hundred Water Services plc, Three Valleys Water Services plc, York Waterworks plc and Yorkshire Water Services Limited.

3 Companies which have a provision referring to interest cover included in their Licences:

         Anglian Water Services Limited, Bournemouth and West Hampshire Water plcs, Chester Waterworks Company, Dwr Cymni Cyfyngedig, East Surrey Water plc, Folkestone and Dover Water Services Limited, Hartlepools Water Company, North Surrey Water Limited, Northumbrian Water Limited, Portsmouth Water plc, South Staffordshire Water plc, South West Water Services Limited, Tendring Hundred Water Services Ltd, Three Valleys Water Services plc and Wrexham and East Denbiglishire Water Company.

         Companies in which interest cover is not referred to in their Licences:

         Cambridge Water Company, Eutbourne Water PLC, Essex Water PLC, Mid Kent Water plc, Mid-Sussex Water PLC, North East Water PLC, North West Water Limited, Southern Water Services Ltd, Sutton District Water plc, Suffolk Water PLC, Wessex Water Services Ltd, West Kent Water PLC, York Waterworks plc and Yorkshire Water Services Limited.

4 Licence amendments have already been made for Thames Water, Severn Trent and Bristol Water.

5 Copies of the amendments are available from Ofwat Library at a cost of l0p per sheet with a minimum charge of(pound)1, (free of charge to the media).

MEDIA ENQUIRIES TO PRESS OFFICE, ON 021 625 1450/1442
OUT OF HOURS CALLS TO 021 454 1520

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                          WATER INDUSTRY ACT 1991 S.13
           MODIFICATIONS OF THE CONDITIONS OF APPOINTMENT OF ALL WATER
              AND WATER AND SEWERAGE COMPANIES IN ENGLAND AND WALES

                              MADE ON 27 MARCH 1996
                       COMING INTO EFFECT ON 1 APRIL 1996

     CONDITION K: "RING FENCING", AND DISPOSALS OF LAND

1.       Introduction

         The purposes of this Condition are to ensure:

         (1) that the Appointee retains sufficient rights and assets for the purpose described in sub-paragraph 3.1; and

         (2) that the best price is received from disposals of land to which this Condition applies so as to secure benefits to customer through the application of the proceeds of such disposals to reduce charges as provided in, and subject to the provisions of, Condition B.

2.       Interpretation and Construction

2.1      In this Condition and for the purposes of this Condition:

         a "DISPOSAL CERTIFICATE" means a certificate signed by all the directors of the Appointee for the time being or approved by a duly convened meeting of the board of directors of the Appointee for the time being and signed by a director or the secretary of the Appointee confirming that it has been so approved and having attached to it a certified copy of an extract of the minutes of the relevant meeting containing the resolution to approve the certificate;

         "FORMAL TENDER" means a tender, acceptance of which creates a binding obligation to purchase;

         "LAND" includes any interest or right in or over any land;

         "THE MATERALITY AMOUNT" for the purpose of any disposal of land is (pound)1 million

         or such greater amount as may from time to time be determined by the Director so as to allow for movements in the Retail Prices Index or as may from time to time otherwise be determined by the Director and approved by the Secretary of State;

         "NOMINEE" of any person includes any person acting at the direction of, or in concert with, that first-mentioned person or pursuant to any agreement or understanding with that first mentioned person;

         a "PROPOSED DISPOSAL" is any such disposal to which paragraphs 4, 5 or 6 applies;

         "PROTECTED LAND" and "DISPOSAL" have the meanings respectively given to them in section 169 and cognate expressions shall be construed accordingly;

         "SHORT TERM DISPOSAL" means a disposal which consists of the creation of any interest or right in or over protected land which the Appointee has an unconditional right to terminate without penalty at any time and from time to time by not more than thirty months' notice or which expires or otherwise ceases in accordance with its terms within thirty months of the date of its creation without any other interest or right arising on such expiry or cessation;

         "THE TRANSFER THRESHOLD" for the purpose of any disposal of land to an Associated Company is

         (pound)500,000

         or such greater amount as may from time to time be determined by the Director so as to allow for movements in the Retail Prices Index or as may from time to time otherwise be determined by the Director and approved by the Secretary of State;

         "VALUE" includes value of any kind including, without limitation, cash, the value of real or personal property or any interest in such property and the value of any right or benefit, actual or prospective, and the value of any release, in whole or in part, of any obligation or claim.

2.2      For the purpose of calculating "best price":

         (1) for the purpose of any valuer's certificate required to be furnished under sub-paragraph 4.6(1)(a)(i), or 5.1(1)(b);

                  (a) no reduction shall be made on account of the method, terms and timing of the proposed disposal (if relevant) in respect of which the relevant certificate is required to be furnished, but "best price" shall be calculated on the basis of a disposal of the land in question, the method, terms and timing of which are most likely to secure that the best price is obtained; and

                  (b) where the proposed disposal or, as the case may be, the change of use is related to, or connected or interdependent with, any other proposed disposal, then, subject to subparagraph (a), no account shall be taken of that fact; and

         (2) for any purpose under this Condition, "best price" shall include value of any kind as "value" is defined in sub-paragraph 2.1.

3.       "RING FENCING"

3.1 The Appointee shall at all times ensure, so far is reasonably practicable, that if a special administration order were made in respect of the Appointee the Appointee would have available to it sufficient rights and assets (other than financial resources) to enable the special administrator so to manage the affairs, business and property of the Appointee that the purposes of such order could be achieved, provided that this paragraph shall not require the Appointee to seek to re-negotiate the terms of any contract or obligation which, in accordance with a scheme under
         Schedule 2, is transferred to the Appointee.

3.2 The Appointee shall publish with its audited accounts for each financial year a statement as to whether the Appointee was in compliance with subparagraph 3.1 as at the end of that financial year.

3.3 Where any such rights and assets as are mentioned in sub-paragraph 3.1 are provided or made available by any Group Company, the Appointee's obligations under sub-paragraph 3.1 in respect of such rights and assets shall be such as they would be if the words "so far as reasonably practicable" and the proviso were omitted from that sub-paragraph.

3.4 The state, condition and capacity of assets used by the Appointee in the Appointed business are the subject of Conditions J and L and accordingly sub-paragraph 3.1 shall not apply thereto.

4.0 Disposals of protected lend other than disposals by auction or formal tender or to Associated Companies

4.1 Subject to sub-paragraph 4.2, the Appointee shall not make any disposal of any protected land, unless the Appointee shall have complied with the provision of sub-paragraph 4.3.

4.2      Sub-paragraph 4.1 shall not apply:

         (1)      to any Short-term Disposal;

         (2) to any disposal of any protected land the value of which, when aggregated with:

                  (a) the value of any other protected land which affects or might affect the value of such protected land or the value of which is or might be affected by such protected land; and

                  (b)      to the extent not taken into account under
                           (a) the value of any other protected land the subject of any other disposal which has taken place, is proposed or contemplated and which in the honestly held and reasonable opinion of the Appointee is or might be related to, or connected or interdependent with, the first mentioned disposal does not exceed the Materiality Amount;

         (3) to any such disposal of protected land as is referred to in paragraphs 5 and 6;

         (4) to any disposal of any protected land made in accordance with any such provision as is referred to in section 152(5(a) to the relevant person referred to in that section; or

         (5) to any disposal of any protected land made pursuant to any obligation entered into by the Water Authority prior to the transfer date.

4.3 Subject to sub-paragraph 4.6, the Appointee shall:

         (1) not less than 10 working days prior to the Appointee entering into an obligation (whether unconditional or subject to conditions) which requires or might require it to make the proposed disposal, furnish to the Director a Disposal Certificate which:

                  (a) identifies the protected land the subject of the proposed disposal both by written description and by a plan showing:

                           (i)      such protected land; and

                           (ii) all other land contiguous or adjacent to such protected land in or over which the Appointee or, to the best of the knowledge, information and belief of the Appointee having made due and careful enquiry any Associated Company has any interest or right and which affects or might affect the value of such protected land or the value of which is or might be affected by such protected land;

                  (b) describes the interest or right in or over the protected land to be disposed of;

                  (c)      sets out the terms of the proposed disposal;

                  (d)      describes:

                           (i) the consideration to be received or expected to be received; and

                           (ii) separately, any other value which, in the reasonable opinion of the Appointee, is to be received or derived, or expected to be received or derived

                           In each case from or in connection with the proposed disposal by the Appointee and the timing of the receipt or derivation thereof;

                  (e) sets out details as required by (a) to (d) inclusive above in respect of any other disposal of protected land which has taken place, is proposed or contemplated and which in the honestly held and reasonable opinion of the Appointee is or might be related to, or connected with or interdependent with, the proposed disposal or, if none, a statement to that effect;

                  (f) confirms that the protected land the subject of the proposed disposal is, or at the time the Appointee is required to give vacant possession will be, no longer required for carrying out the Regulated Activities and will not be so required in the foreseeable future;

                  (g)      confirms:

                           (i) that the proposed disposal is an arms length transaction;

                           (ii) that the consideration and other value (if any) certified under (d) above to be received or derived, or expected to be received or derived, by the Appointee from or in connection therewith is the total value to be received or derived, or expected to be received or derived, from the proposed disposal, whether by the Appointee or any other person;

                           (iii) except where a certificate is furnished under subparagraph 4.5, that in the honestly held and reasonable opinion of the Appointee. taking account of proper professional advice obtained by the Appointee for that purpose, the consideration certified under (ii) is the best price that could reasonably be obtained for the protected land in question, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained); and

                           (iv) that neither the Appointee nor, to the best of the knowledge, information and belief of the Appointee, having made due and careful enquiry, any Associated Company or any company or business in which the Appointee, or, to the best of the knowledge, information and belief of the Appointee, having made due and careful enquiry, any Associated Company, has a material direct or indirect interest, shall, following the proposed disposal or any other transaction, a continuing interest whether direct or indirect in the protected land the subject of the proposed disposal or in any development involving or connected with that protected land; and

         (2) prior to entering into the relevant obligation, furnish to the Director in writing such further Information regarding the proposed disposal which the Director may reasonably request.

4.4 For the purpose of sub-paragraph 4.3(1)(g)(iv), "interest" includes an entitlement to a share of profits or participation in assets, rights or benefits but excludes any interest which consists solely of an entitlement to receive installments of consideration which as to amount and timing are certain or variable only by reference to the grant of planning permissions.

4.5 The Appointee may, instead of giving the confirmation required by sub-paragraph 4.3(1)(g)(iii), furnish to the Director a certificate by a valuer appointed by the Appointee ("THE VALUER") addressed to the Director which states that in the opinion of the Valuer the consideration certified under sub-paragraph 4.3(1)(g)(iii) is the best price that could reasonably be obtained for the protected land in question, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained).

4.6 Where the Appointee proposes to make any such disposal as is mentioned in sub-paragraph 4.1 and the terms or circumstances of the proposed disposal are such that a Disposal Certificate giving the full confirmation required by (f) or (g) of sub-paragraph 4.3(1) (including, where relevant, such a certificate as is referred to in sub-paragraph 4.5) cannot properly be given, the Appointee shall not enter into any obligation (whether unconditional or subject to conditions) which requires or might require it to make that proposed disposal unless:

         (1) in any case where the full confirmation required by (9) of sub-paragraph 4.3(1) (including, where relevant, such a certificate as is referred to in sub-paragraph 4.5) cannot properly be given:

                  (a)      either:

                           (i) not less than 10 working days prior to the Appointee entering into the relevant obligation, the Appointee has furnished to the Director a Disposal Certificate as required by sub-paragraph 4.3 including such of the matters specified in (g) as can properly be certified and a certificate by a valuer appointed by the Appointee and approved by the Director for the purpose of this sub-paragraph ("the Valuer") addressed to the Director which states:

                                    (A)      that in the opinion of the Valuer
                                             the consideration to be received by
                                             the Appointee from the proposed
                                             disposal is the best price likely
                                             to be obtained from the land in
                                             question, having regard to all the
                                             circumstances at the time when the
                                             certificate is given (including,
                                             but without limitation, any
                                             reasonable prospect of planning
                                             permissions being obtained); and

                                    (B)      the amount of the consideration to
                                             be received or expected to be
                                             received by the Appointee from the
                                             proposed disposal, expressed in
                                             cash according to when that
                                             consideration is to be, or is
                                             expected to be, received; or

                           (ii) the Director gives his prior written consent to the proposed disposal, such consent not to be unreasonably withheld or delayed; and

                  (b) prior to entering into the relevant obligation, the Appointee shall have furnished to the Director in writing such further information regarding the proposed disposal which the Director may reasonably request; and

         (2) in any case where the full confirmation required by (f) of sub-paragraph 4.3(1) cannot properly be given, the prior written consent of the Director to the proposed disposal has been obtained, such consent not to be unreasonably withheld or delayed.

5.       Disposals of protected land by auction or formal tender.

         5.1 Where the Appointee proposes to dispose by auction or formal tender of any protected land. the value of which (when aggregated with the value of any other such protected land as is described in sub-paragraphs 4.2(2) (a) and (b)) exceeds the Materiality Amount, it shall:

                  (1) not less than 10 working days prior to the date of the auction or the invitation to tender:

                           (a)      furnish to the Director a Disposal
                                    Certificate which:

                                    (i)      contains the information and
                                             confirmations required to be
                                             contained in a Disposal Certificate
                                             furnished under subparagraph 4.3(1)
                                             under items (a), (b), (c), (e), (f)
                                             and (g)(iv) of that sub-paragraph
                                             (but so that for this purpose
                                             references in the said item (e) to
                                             items (a) to (d) inclusive shall be
                                             taken to be references to items (a)
                                             to (c) inclusive);

                                    (ii)     sets out the reserve price (if
                                             any): and

                                    (iii)    confirms that the auction will be
                                             conducted on the basis that bids
                                             will be accepted only on condition
                                             that they are not made by an
                                             Associated Company or any nominee
                                             of any Associated Company or, as
                                             the case may be, that, it will be a
                                             term of the invitation to tender
                                             that it is not capable of
                                             acceptance by an Associated Company
                                             or any nominee of any Associated
                                             Company;

                           (b) furnish to the Director a certificate by a valuer appointed by the Appointee ("the Valuer") addressed to the Director which states that in the opinion of the Valuer the disposal of the protected land by auction or, as the case may be, formal tender and the timing of the proposed disposal are respectively the method and timing of disposal most likely to secure that the best price is obtained for the land in question;

                  (2) prior to the date of the auction or the invitation to tender, furnish to the Director in writing such further Information regarding the proposed disposal which the Director may reasonably request.

         5.2 In any case where the full confirmation required by sub-paragraph 5.1(1)(a)(i) or (iii) cannot properly be given, the Appointee shall not proceed with the proposed disposal without the prior written consent of the Director.

6        Disposals of Protected Land to Associated Companies

         6.1 Subject to subparagraph 6.2, the Appointee shall not make any disposal, other than a Short Term Disposal, of any protected land to any Associated Company, unless it has complied with the provisions of sub-paragraph 6.3.

         6.2      Subparagraph 6.1 shall not apply:

                           to any disposal of any protected land the value of which, when aggregated with:

                  (a) the value of any other protected land which affects or might affect the value of such protected land or the value of which is or might be affected by such protected land; and

                  (b) to the extent not taken into account under (a), the value of any other protected land the subject of any other disposal which has taken place, is proposed or contemplated and which in the honestly held and reasonable opinion of the Appointee is or might be related to, or connected or interdependent with, the first mentioned disposal does not exceed the Transfer Threshold.

6.3      Subject to sub-paragraph 6.4, the Appointee shall:

         (1) not later than 10 working days (or such other period to be agreed in advance between the Appointee and the Director) prior to the Appointee entering into any obligation (whether unconditional or subject to conditions) which requires or might require it to make that disposal (a "RELEVANT OBLIGATION"), furnish to the Director:

                  (i) a Disposal Certificate, which contains the information and confirmations required to be contained in a Disposal Certificate furnished under sub-paragraph 4.3(1), including such of the matter specified in (g) as can properly be certified; and

                  (ii) a certificate by a valuer appointed by the Appointee and approved by the Director for the purpose of this sub-paragraph ('"the Valuer") addressed to the Director which states:

                           (A) that in the opinion of the Valuer the consideration to be received by the Appointee from the proposed disposal is the best price likely to be obtained from a disposal of the land in question to an unconnected third party, having regard to all the circumstances at the time when the certificate is given (including, but without limitation, any reasonable prospect of planning permissions being obtained); and

                           (B) the amount of the consideration to be received or expected to be received by the Appointee from the proposed disposal, expressed in cash according to when that consideration is to be, or is expected to be received; and

         (2) shall furnish to the Director in writing such further information regarding the proposed disposal which the Director may reasonably request; and

         (3) ensure that the terms on which the proposed disposal is made are in accordance with any terms which may have been specified by the Director, either in relation to disposals of protected land to Associated Companies generally or in relation to the particular proposed disposal, being such terms as the Director considers appropriate to secure that the Appointee receives such share of any value to be derived or expected to be derived by the Associated Company from the land in question as the Director considers appropriate, having regard to the duty imposed on the Director under section 7(3)(c).

6.4 In any case where the full confirmation required by (f) of sub-paragraph 4.3(1) cannot properly be given the Appointee shall not enter into a relevant obligation unless the prior written consent of the Director to the proposed disposal has been obtained, such consent not to be unreasonably withheld or delayed.

7.       Disclosure of Information to Valuers

         The Appointee shall disclose to the Valuer appointed for the purpose of any provision of this Condition all Information which, in the reasonable opinion of the Appointee, has or is likely to have a material bearing on the Valuer's certificate to be given under that provision and such other Information as the Valuer may reasonably require to enable him to give his certificate.


/s/ I C R BYATT

I C R BYATT

                       WATER INDUSTRY ACT 1991 SECTION 13
                        MODIFICATION OF THE CONDITIONS OF
                                 APPOINTMENT OF
                            WESSEX WATER SERVICES LTD

                               MADE 18 APRIL 1997
                        COMING INTO EFFECT 19 APRIL 1997

The following condition shall be inserted into the Appointment.

"Condition Q:  Interruptions in Supply because of Drought

1.       Interpretation

         "business customer" means the person who is liable to pay the Appointee's charges in respect of a supply of water to premises other than domestic premises;

         "drought order" means an order made under section 73 of the Water Resources Act 1991;

         "household customer" means the person who is liable to pay the Appointee's charges in respect of a supply of water to domestic premises.

2.       Liability and amounts of payments

2.1 Where a supply of water to premises is interrupted or cut off under the authority of a drought order the Appointee shall, subject to sub-paragraph 2.2, pay to the customer (or credit to his account) whichever of the amounts referred to in paragraph 3 is applicable.

2.2 The Appointee shall not be liable to make any payments under this Condition where the circumstances were so exceptional that it would have been unreasonable to have expected the interruption or cut-off to have been avoided.

3.       Amounts payable to household and business customers

3.1.1 The Appointee shall pay to a household customer(pound)10 for each day during which (or during part of which) the supply is interrupted or cut off.

3.1.2 The amount payable to any household customer in any Charging Year shall not exceed the average amount of water charges payable to the Appointee by household customers for the Charging Year preceding that in which the interruption or cut-off happens.

3.2.1 The Appointee shall pay to a business customer(pound)50 for each day during which (or during part of which) the supply is interrupted or cut off.

3.2.2 The amount payable to any business customer in any Charging Year shall not exceed -

         (a) the amount of water charges payable by that customer for the supply of water to those premises for the Charging Year preceding that in which the interruption or cut-off happens or

         (b) if that customer was not liable to pay those charges, (pound)500.

3.2.3 When calculating the charges payable by a business customer for the supply of water services, amounts payable in respect of any separate supply which was provided solely for purposes other than domestic purposes shall be excluded.

3.3 If, when a payment becomes due under this Condition, a customer owes money to the Appointee and the debt has been outstanding for more than 6 weeks, any payment frpm the Appointee to which the customer is entitled under this Condition shall, to the extent that it does not exceed the amount so owed, be made by way of credit to that customer's account.

4.       Determination of Disputes

4.1 Where any dispute arises between the Appointee and a customer as to the right of that customer to a payment or credit under this Condition, the matter may be referred to the Director by either party for determination(1).

4.2 Any determination under this Condition shall be final and, fails to give effect to the determination, the customer amount in question against any payment which is due to the Appointee.





--------------------------
         (1) An explanatory note, which is not part of the Condition, is attached.

5.       Cessation or Modification of this Condition

5.1 This Condition shall cease to have effect in relation to any interruptions or cut-offs occurring on or after the commencement date of any Regulations made by the Secretaries of State pursuant to Section 38 of the Water Industry Act 1991, implementing the recommendations made to them by the Director in May 1996 for the making of payments to customers for interruptions or cut-offs because of drought.

5.2 If the Regulations referred to in sub-paragraph 5.1 relate to either household customers or business customers only, this Condition shall cease to have effect in so far as it relates to those customers."


/s/ I C R BYATT

I C R BYATT

Explanatory Note about Condition  Q4

The Director has indicated that, when deciding whether to require the Appointee to make a payment under paragraph 4 of Condition Q he will, while not being able to anticipate all relevant circumstances, take account of the following:

         (a) the resources available to the company and its management of those resources, including the exploration of new resources;

         (b) the promotion by the company of the efficient use of water by its customers;

         (c) the company's ability to prohibit or restrict the use of water by the exercise of its powers under section 76 of the Water Industry Act 1991 (hosepipe bans) or by obtaining a drought order containing the provision authorised by paragraph (b) of section 74(2) of the Water Resources Act 1991 (non-essential use); and

         (d) the maintenance of the company's assets, including the management by the company of leakage.



18 April 1997

                       WATER INDUSTRY ACT 1991 SECTION 13
                           MODIFICATION OF CONDITION F
                              OF THE CONDITIONS OF
                          APPOINTMENT OF ALL WATER AND
                          WATER AND SEWERAGE COMPANIES
                              IN ENGLAND AND WALES


                                 Made 7 May 1997
                            Coming effect 8 May 1997


Sub-paragraph 9.3 in Condition F shall be amended as follows:

         "The Appointee shall deliver to the Director a copy of each set of accounting statements prepared under this Condition and of each report referred to in sub-paragraph 9.1 as soon as reasonably practicable and in any event not later than 15 July following the end of the financial year to which they relate."


/s/ I C R BYATT

I C R Byatt

                            OFFICE OF WATER SERVICES
                       WATER INDUSTRY ACT 1991, ss. 7 to 9

          Variations of the Appointments of Thames Water Utilities Ltd, Wessex Water Services Ltd and Southern Water Services Ltd as
                        Water and as Sewerage Undertaker

                             Made on 26 August 1998
                     Coming into effect on 1 September 1998



1. Thames Water Utilities Ltd ("Thames") Wessex Water Services Ltd ("Wessex") and Southern Water Services Ltd ("Southern") hold Appointments as water and as sewerage undertakers for their respective areas ("the Appointments").(1)

2. The premises which are shown edged pink on each of the plans attached to this variation ("Tidworth") are partly within the respective Water Supply Area and the Sewerage Services Area of Wessex and partly within the Water Supply Area and Sewerage Services Area of Southern.

3. Thames has applied for variations of its Appointments, under section 7 of the Water Industry Act 1991 ("the Act").

4. On 27 June 1995 the Secretary of State for the Environment authorised me to deal with applications such as this. After public consultation as required by section 8 of the Act, I have decided that I should grant Thames' applications without modification.

5. Therefore, as provided by section 7(2) and 7(4)(a) and (b) of the Act and subject to the exclusions in paragraph 6 below,

         I vary

         (i) Thames' Appointments as both a water and a sewerage undertaker, so that each applies also to Tidworth

                  and

         (ii) each of the Appointments of Wessex and of Southern as a water and a sewerage undertaker, so that it excludes that part of Tidworth referred to in 2 above.




------------------------------
(1)THE APPOINTMENT WERE MADE BY THE SECRETARY OF STATE FOR THE ENVIRONMENT UNDER SECTIONS 11 AND 14 OF THE WATER ACT 1989, NOW REPLACED BY SECTIONS 7 AND 11 OF THE WATER INDUSTRY ACT 1991.

1.       Thames' extended Sewerage Services Area, referred to in paragraph 5
         (i), above does not include the following premises, which are served by
         Wessex:

12,71 Beech Hill Road
12,15,16 Ludgenshall Road
1,2 Police House, Penning Road
Foodmarket Penning Road
Retail Shop, Pennings Road
Ram Inn, Pennings Road
Portlando House (club, surgery, restaurant shop) Pennings Road
Post Office, Pennings Road
Hair Salon, Pennings Road
Betting Shop, Pennings Road
Shop and Flat (Sweeney), Pennings Road
Glebelands House, Pennings Road
Tidworth Garage, Pennings Road



/s/ I C R BYATT

I C R Byatt

                            OFFICE OF WATER SERVICES

                   WATER INDUSTRY ACT 1991 SECTIONS 13 AND 14
           PROPOSALS BY THE DIRECTOR GENERAL OF WATER SERVICES FOR THE
                MODIFICATION OF THE CONDITIONS OF APPOINTMENT OF
                            WESSEX WATER SERVICES LTD



The process

Wessex Water Services Ltd (Wessex Water) is a wholly-owned subsidiary of Wessex Water plc (Wessex). Enron Water (Europe) PLC is owned by Enron Corp (Enron). As a condition of the takeover of Wessex Water by Enron Water (Europe) PLC, Enron has agreed to the modification of the conditions of appointment of Wessex Water as a water and a sewarage undertaker.

Any representation about, or objection to, these proposals must be in writing and sent to the Director General of Water Services, Centre City Tower, 7 Hill Street, Birmingham B5 4UA (Fax 0121 625 3606) so as to be received by him not later than 5:00 PM on Friday 27 November 1998. Please quote reference LEG34/4.

EXPLANATION OF THE PROPOSED MODIFICATIONS AND THE REASONS FOR THEM

MAINTENANCE OF COMPARISONS WITH OTHER WATER AND SEWARAGE UNDERTAKERS.

The Director General of Water Services (the Director) believes that the modifications are necessary to enable him to continue to gather information about how Wessex Water carried out its statutory functions and the costs which it incurs, after Wessex becomes part of the Enron Group. The modifications will therefore -

1.(a) prohibit payment to any Associated Company in respect of any Charging Year of any amount on account of services received by Wessex Water from that company which exceeds:

                  (i) the prices ascertained from market testing carried out by Wessex Water in accordance with arrangements previously approved by the Director and which have no prejudicial effect on the proper carrying out of Wessex Water's functions; or

                  (ii) if, in the opinion of the Director, market testing is not appropriate, then such proportion of the costs (including a reasonable return) actually incurred by the Associated Company as the Director agrees is appropriate; and



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   (b)   require Wessex Water to obtain from the Associated Company information required by the Director about the latter's costs.

RING-FENCING OF THE ASSETS OF WESSEX WATER AND ITS ABILITY TO ACT SEPARATELY FROM ENRON OR ANY INTERMEDIATE PARENT COMPANY.

At the same time, the Director wishes to ensure that Wessex Water's licensed business is ring-fenced from other activities of the Enron Group. Wessex Water must not, whether through its involvement in those other group activities or by its dividend policy, put at risk its ability either to carry out its functions as a water and a sewerage undertaker or to finance them. Further modifications will therefore -

2. prohibit the transfer of any asset from Wessex Water to any Associated Company except with the Director's consent and in compliance with his requirements concerning the valuation of the asset and its treatment in Wessex Water's accounts;

3.       prohibit Wessex Water from:

         (i) giving any guarantee of any liability of any company within the Enron Group;

         (ii)     making to any such company any loan;

         (iii) continuing or assuming any commitment which includes a cross-default obligation (whereby Wessex Water's financial liabilities are increased or accelerated because of default elsewhere within the Enron Group)

         without the Director's consent; and

4. require that Wessex Water's dividend policy will not, in the opinion of the Director, impair its ability to finance the proper carrying out of its functions.

The directors of Wessex Water are already required to certify annually to the Director that the company has adequate financial and management resources. Further modifications will require -

5.       (i)      Wessex Water to inform the Director as soon as its Board
                  becomes aware of any circumstance which causes the Board to believe that its most recent annual certificate of adequacy of its financial and management resources could not be repeated in the light of those circumstances;

         (ii) that every annual certificate referred to in i) shall be accompanied by a report prepared by Wessex Water's




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



         Auditors and addressed to the Director, stating whether they are aware of any inconsistencies between, on one hand, that certificate and the statements submitted with it and, on the other hand, any information which they obtained during their work as Wessex Water's Auditors; and

         (iii) that the directors record their opinion that all contracts entered into with any Associated Company include all necessary provisions and requirements concerning the standard of service to be provided to Wessex Water to ensure that it is able to meet all its obligations as a water and a sewerage undertaker.

Although Wessex Water is, and will continue to be, a subsidiary, it has its own duties as the water and the sewerage undertaker for the areas of those Appointments. The Director considers it important that Wessex Water should, in carrying out those functions, behave as if they were substantially its sole business and it were a separate public limited company. Further modifications will require -

6. that Wessex Water shall, at all times, conduct the Appointed Business as if it was substantially Wessex Water's sole business and Wessex Water was a separate public limited company. In doing so, Wessex Water should have particular regard to the following:

         (a) the competition of Wessex Water's Board should be such that its directors, acting as such, act independently of Enron and any intermediate parent company;

         (b) Wessex Water must ensure that each such of its directors must disclose, to it and to the Director, conflicts between their duties to Wessex Water and other duties;

         (c) where potential conflicts exist between the interests of Wessex Water as a water and a sewarage undertaker and those of other companies in the Enron Group, Wessex Water and its directors must ensure that, in acting as directors of Wessex Water they have regard exclusively to the interests of Wessex Water as a water and a sewerage undertaker;

         (d) no director of Wessex Water should vote on any contractor any arrangement or any other proposal in which he has an interest by virtue of other directorships. This arrangement should be reflected in Wessex Water's Articles of Association;



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         (e)      Wessex Water should inform the Director without delay when:

                  (i)      a new director is appointed;

                  (ii) the resignation or removal of a director takes effect; or

                  (iii) any important change in the functions or executive responsibilities of a director occurs.

Wessex Water should notify the Director of the effective date of the change and, in the case of an appointment, whether the position is executive or non-executive and the nature of any specific function or responsibility.

         (f) the dividend policy adopted by Wessex Water in the light of proposal 4 (above); and

         (g) the principles of corporate governance which are from time to time recognized by the listing rules of the London Stock Exchange.

7. that Wessex Water will publish the annual interim and financial results information which would be required, were it subject to the listing rules of the London Stock Exchange; and

8. that Wessex Water will issue a variable rate bond not later than 31 December 2000 and use all reasonable endeavours to procure its listing on the London Stock Exchange. The variable rate will be linked to Wessex Water's credit rating, according to two London-based independent credit rating agencies.

9. that Wessex Water will use all reasonable endeavours to ensure that its corporate debt retains investment-grade credit rating throughout its life (being a rating awarded by all the reputable credit-rating agencies having comparable standing in the UK and the USA).

THE ROLE OF ENRON AS OWNER OF WESSEX WATER

Wessex Water should have the active co-operation of its owner, Enron, in complying with the conditions of its Appointments and in the proper discharge of its functions as a water and a sewerage undertaker. Further modifications will -




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



10.      (a)      require Wessex Water to obtain from Enron a
                  legally-enforceable undertaking in Wessex Water's favour and in a form specified by the Director, that it will:

                  (i) refrain from any action which would be likely to cause Wessex Water to breach any of its obligations under the Water Industry Act 1991 or the conditions of its appointments as a water and a sewerage undertaker; and

                  (ii) ensure that Wessex Water's Board contains not less at least three independent non-executive directors, being persons of standing who shall collectively have relevant experience, local knowledge and understanding of the interests of Wessex Water's customers

         (b) require all terms of that undertaking to apply to all other companies within the Enron Group;

         (c) require that the undertaking remain in force for so long as Wessex Water holds its Appointments as a water and a sewerage undertaker (or either of them) and remains a member of the Enron Group; and

         (d) require the undertaking to be delivered to the Director not later than 21 days after this modification comes into force;

11.      require Wessex Water to -

                  (i) produce to the Director the original of the undertaking under 9 above and provide him with any certified copies which he requires; and

                  (ii) inform the Director immediately in writing, if it becomes aware that the undertaking has ceased to be legally-enforceable, or that there has been any breach of its terms; and

12. prohibit Wessex Water (except with the Director's consent) from making any contract with a member of the Enron Group which is not one of the Wessex Water's subsidiaries, for along as the above undertakings have not been given or there is an unremedied breach of any of them.




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

                       WATER INDUSTRY ACT 1991, SECTION 13
                       MODIFICATIONS OF CONDITION B OF THE
                  CONDITIONS OF APPOINTMENT OF EVERY WATER AND
                        WATER AND SEWERAGE UNDERTAKER IN
                                ENGLAND AND WALES

                                    MADE 1998

                         COMING INTO EFFECT 1 APRIL 2000

Note: In the following text, the lower numbers refer to the paragraphs in the Conditions of Appointment of Water companies and the higher numbers refer to the equivalent paragraphs in the Conditions of Appointment of the Water and Sewerage companies.

 ..... Condition B shall be modified as follows:

1.       Paragraph 1.2 is amended to read as follows:

"1.2 To provide for a review of the Appointed Business to be carried out by the Director at five-yearly intervals, so that the Director can determine whether the Adjustment Factor should be changed. Except where expressly provided in this Condition all reviews will cover periods of five consecutive years. This is dealt with in Part III under the heading "Periodic Reviews"."

2.       In subparagraph 1. 3 (1) is deleted.

3.       Paragraph 7/8 is deleted.

4.       Paragraph 8/9 is amended to read as follows:

"Periodic Reviews of the Appointed Business at regular Five-yearly intervals."

"8.1/9.1 The Appointee shall furnish to the Director such information as the Director may reasonably require to enable him to carry out a Periodic Review for the purpose of determining the question whether (having regard to all the circumstances which are relevant in the light of the principles which apply by virtue of Part 1 of the Act in relation to the Director's determination, including, without limitation, any change in circumstance which has occurred since the last Periodic Review or which is to occur) the Adjustment Factor should be changed (and if so, what change should be made to it) for:

         (1)      the five consecutive Charging Years starting on 1 April 2005;
                  and



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




         (2) each period of five consecutive Charging Years starting on the fifth anniversary of the first day of the period in respect of which the immediately-preceding Periodic Review was carried out.

8.2/9.2 The Appointee shall furnish to the Director such Information (including further detail about or explanation of Information previously supplied, whether or not under this sub-paragraph 8.2/9.2) as the Director may by notice reasonably require to enable him to carry out the Periodic Review."

5.       Paragraph 9/10 is deleted.

6. In Paragraph 11/12, in place of "ten" as it appears in line four and in indent (1) there shall be inserted "five".

7.       Paragraph 15/16 is amended as follows:

         "15/16.  References to the Monopolies Commission

                  Where:

                  (1) pursuant to paragraph 8/9 or following a reference under paragraph 10/11, the Director has not given notice to the Appointee of his determination within one year from the Review Notice Date or, in the case of a reference under paragraph 10/11, within one year form the date of the relevant Reference Notice:"

The remainder of paragraph 15/16 is unchanged.

8.       In paragraph 17.1/18.1, item (1) is deleted.

9.       In subparagraph 17.3/18.3, "7/8 or" is deleted.



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



                     WATER INDUSTRY ACT OF 1991, SECTION 13
                       MODIFICATION OF CONDITION B OF THE
                    CONDITIONS OF APPOINTMENT OF EVERY WATER
                                  UNDERTAKER IN
                                ENGLAND AND WALES

                                    MADE 1998

                         COMING INTO EFFECT 1 APRIL 2000


CONDITION B:  CHARGES

In paragraph 2, in the definition of "EXCLUDED CHARGES" (after item 6) there shall be inserted:

         "(6A) charges for supplies of water when the requirement for water exceeds 250 megalitres per year; but so that the reference of 250 megalitres will be reduced to the amount for the time being referred to in any Order made under Section 7 (6) of the Water Industry Act 1991;"

In paragraph 2, in the definition of "STANDARD CHARGES" (after item 6) there shall be inserted:

         "(7) Provided that no part of this definition shall apply to any charge which is for the time being an Excluded Charge by virtue of (6A)/(7A) of the definition of Excluded Charges."

                     WATER INDUSTRY ACT OF 1991, SECTION 13
                       MODIFICATION OF CONDITION B OF THE
                    CONDITIONS OF APPOINTMENT OF EVERY WATER
                        WATER AND SEWERAGE UNDERTAKER IN
                                ENGLAND AND WALES

                                    MADE 1998

                         COMING INTO EFFECT 1 APRIL 2000


CONDITION B:  CHARGES

In paragraph 2, in the definition of "EXCLUDED CHARGES" (after item 7) there shall be inserted:

         "(7A) charges for supplies of water (or for the provision of sewerage services) when the requirement for water exceeds 250 megalitres per year; but so that the reference of 250 megalitres will be reduced to the amount for the time being referred to in any Order made under Section 7 (6) of the Water Industry Act 1991;".


In paragraph 2, in the definition of "STANDARD CHARGES" (after item 6) there shall be inserted:

         "(7) Provided that no part of this definition shall apply to any charge which is for the time being an Excluded Charge by virtue of (6A)/(7A) of the definition of Excluded Charges."




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